Exhibit 10.2

EXECUTION VERSION

INDENTURE

by and between

HLEND CLO 2024-2, LLC,

Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

Dated as of May 23, 2024

ARTICLE XV ASSIGNMENT OF CERTAIN AGREEMENTS		226

Section 15.1	Assignment of Collateral Management Agreement	226

Schedules and Exhibits

Schedule 1		Moody’s Industry Classification Group List
Schedule 2		S&P Industry Classifications
Schedule 3		[Reserved]
Schedule 4		Moody’s Rating Definitions
Schedule 5		[Reserved]
Schedule 6		S&P Recovery Rate Tables
Schedule 7		S&P CDO Monitor Formula Definitions

Exhibit A Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Certificated Secured Note
A-3	Form of Global Subordinated Note
A-4	Form of Certificated Subordinated Note

Exhibit B Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note
B-2	Form of Purchaser Representation Letter for Certificated Notes (Other than Subordinated Notes)
B-3	Form of Purchaser Representation Letter for Subordinated Notes issued in the form of Certificated Notes
B-4	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note
B-5	Form of ERISA Certificate
B-6	Form of Transferee Certificate for Rule 144A Global Note (other than the Subordinated Notes)
B-7	Form of Transferee Certificate for Regulation S Global Note
B-8	Form of Daisy Chain Letter
B-9	Form of Transferee Certificate for Rule 144A Global Subordinated Note

Exhibit C Form of Contribution Notice

Exhibit D Form of Beneficial Ownership

INDENTURE AGREEMENT, dated as of May 23, 2024, between HLEND CLO 2024-2, LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Debt issuable as provided herein. The Issuer and the Trustee are entering into this Indenture for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Debt, the Trustee, the Collateral Administrator, the Collateral Manager and the Bank, U.S. Bank National Association and their respective Affiliates in each of their other capacities under the Transaction Documents (collectively, the “Secured Parties”), all of the Issuer’s right, title and interest in, to and under, in each case, whether now owned or existing on the Closing Date, or hereafter acquired or arising,

(a) the Collateral Obligations, including such Collateral Obligations that are acquired by the Issuer pursuant to the Master Transfer Agreement and all payments thereon or with respect thereto, and Workout Loans and Restructured Obligations;

(b) each of the Accounts, and any Eligible Investments on deposit in any of the Accounts, and all income from the investment of funds therein,

(c) the Collateral Management Agreement, the Master Transfer Agreement, the Securities Account Control Agreement, the Hedge Agreements (provided, that there is no such grant to the Trustee on behalf of any counterparty in respect of its related Hedge Agreement) and the Collateral Administration Agreement,

(d) all Cash or Money owned by the Issuer,

(e) any Equity Securities received by the Issuer,

(f) all accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents (including, if applicable, electronic documents), financial assets, general intangibles (including all payment intangibles), goods (including inventory and equipment), instruments, investment property, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), promissory notes and other supporting obligations relating to the foregoing (in each case as defined in the UCC),

(g) any other property of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments), and

(h) all proceeds with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

The above Grant is made to secure the Secured Debt and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Debt and any other Secured Debt by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with its terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Securities Account Control Agreement, and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation”. All references herein to designated “Articles”, “Sections”, “sub-sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.16.

“17g-5 Website”: A password-protected website which shall initially be located at www.structuredfn.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Trustee, the Collateral Manager, the Collateral Administrator, the Initial Purchaser, and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“1940 Act”: The Investment Company Act of 1940, as amended from time to time.

“25% Limitation”: The meaning specified in Section 2.5(c).

“ABL Facility”: A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves vessels or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Accountants’ Effective Date AUP Reports”: Collectively the Accountants’ Effective Date Comparison AUP Report and Accountants’ Effective Date Recalculation AUP Report.

“Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Report”: A certificate of the firm or firms appointed by the Issuer pursuant to Section 10.10(a).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Custodial Account, (vi) the Expense Reserve Account, (vii) the Interest Reserve Account and (viii) the Permitted Use Account.

“Accredited Investor”: The meaning specified in Rule 501(a) under the Securities Act.

“Act”: The meaning specified in Section 14.2.

“Adjusted Closing Date Participation Interest”: Following the date that is 90 days following the Closing Date, each Closing Date Participation Interest, with respect to which the Elevation Date has not occurred during such 90-day period.

“Adjusted Collateral Principal Amount”: As of any date of determination:

(a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Deferring Obligations, Discount Obligations, Long Dated Obligations and Adjusted Closing Date Participation Interests), plus

(b) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, plus

(c) the aggregate of the Defaulted Obligation Balances for each Defaulted Obligation (except for Deferring Obligations), plus

(d) the aggregate of the purchase price for each Discount Obligation, excluding accrued interest but including any fees incurred with respect to the purchase of such Discount Obligation, expressed as a percentage of par and multiplied by the Principal Balance thereof, for such Discount Obligation, plus

(e) the sum of, with respect to each Deferring Obligation, the S&P Collateral Value for such Deferring Obligation, plus

(f) the sum of, with respect to each Long Dated Obligation, the lower of (x) its S&P Collateral Value and (y) 70% multiplied by its Principal Balance; provided that, the Adjusted Collateral Principal Amount of any Long Dated Obligation the Issuer has owned for more than two years after the date it became a Long Dated Obligation shall be zero; minus

(g) the Excess CCC Adjustment Amount; plus

(h) with respect to each Adjusted Closing Date Participation Interest, its S&P Recovery Amount;

provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation, Discount Obligation, Adjusted Closing Date Participation Interest or Long Dated Obligation or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Excess Amount”: An amount equal on any Payment Date to (i) the Administrative Expense Cap (disregarding the proviso in such definition) on such Payment Date minus (ii) the aggregate amount of any Administrative Expenses paid pursuant to clause (A)(2) of Section 11.1(a)(i) on such Payment Date.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.025% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the Determination Date relating to the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30 day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Bank, U.S. Bank National Association and any of their respective Affiliates in any of their other capacities under the Transaction Documents and other documents related thereto (including as Collateral Administrator in connection with the preparation and delivery of the Transparency Reports, if applicable), third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i) the Independent Review Party, if any, Independent accountants (including tax accountants), agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses;

(ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations;

(iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fees and the Collateral Manager Incentive Fee;

(iv) the independent manager of the Issuer for fees and expenses;

(v) any person in respect of any governmental fee, charge or tax; and

(vi) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Debt, including but not limited to, amounts owed to the Issuer pursuant to this Indenture, amounts owed in respect of the satisfaction of the EU/UK Securitization Regulation, amounts owed in connection with the preparation and delivery of the Transparency Reports (including to any Reporting Entity (if any) and related thereto), any amounts due in respect of the listing of the Debt on any stock exchange or trading system, any Re-Pricing, redemption, Refinancing or additional issuance of Debt;

and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that, for the avoidance of doubt, (x) amounts due in respect of actions taken on or before the Closing Date (other than any amounts owing to U.S. Bank Trust Company, National Association or any Affiliate thereof in any capacity under the Transaction Documents, the Posting Agent Letter Agreement and any other documents related thereto) shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt) shall not constitute Administrative Expenses.

“Affected Class”: Any Class of Debt that, as a result of the occurrence of a Tax Event, has not received or will not receive 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% (or, solely for purposes of determining control in connection with a Portfolio Company, 35%) of the securities or other interests having ordinary voting power for the election of directors of such Person or (y) other than for purposes of certain limits on the ability of the Issuer to sell Collateral Obligations to its Affiliates, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: The Aggregate Senior Collateral Management Fee and the Aggregate Subordinate Collateral Management Fee.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (including, for any Deferrable Obligation, only the required current cash interest required by the Underlying Documents thereon), (i) the stated coupon on such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) expressed as a percentage and (ii) the principal balance of such Collateral Obligation.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest at a spread over a Term SOFR Reference Rate-based index (including, for any Permitted Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread on such Collateral Obligation above such index multiplied by (ii) the outstanding principal balance of such Collateral Obligation; provided that, with respect to any Reference Rate Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the greater of (I) the Reference Rate in effect for the current Interest Accrual Period and (II) zero; and (b) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) (including, for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Documents thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a Term SOFR Reference Rate-based index, (i) the excess of the sum of such spread and such index over the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation.

“Aggregate Outstanding Amount”: With respect to any of the Debt as of any date, the aggregate unpaid principal amount of such Debt Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Senior Collateral Management Fee”: Without duplication, all accrued and unpaid Senior Collateral Management Fees, Current Deferred Senior Management Fees, Cumulative Deferred Senior Management Fees and Senior Collateral Management Fee Shortfall Amounts (including accrued interest).

“Aggregate Subordinate Collateral Management Fee”: Without duplication, all accrued and unpaid Subordinate Collateral Management Fees, Current Deferred Subordinate Management Fees, Cumulative Deferred Subordinate Management Fees and Subordinate Collateral Management Fee Shortfall Amounts (including accrued interest).

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Alternative Method”: The meaning specified in Section 7.17(m).

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning specified in the Granting Clauses.

“Assigned Moody’s Rating”: The meaning assigned in Schedule 4 hereof.

“Assumed Reinvestment Rate”: The Reference Rate (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Debt or a Class of the Debt, the Person designated by the Trustee to authenticate such Debt on behalf of the Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: U.S. Bank Trust Company, National Association, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“BDC Advisor”: HPS Advisors, LLC.

“Benchmark Replacement Conforming Changes”: With respect to the implementation of any Fallback Rate, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Interest Accrual Period”, timing and frequency of determining rates and other administrative matters) that the Collateral Manager (on behalf of the Issuer) decides may be appropriate to reflect the adoption of such Fallback Rate in a manner substantially consistent with market practice (or, if the Collateral Manager (on behalf of the Issuer) decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager (on behalf of the Issuer) determines that no market practice for use of the Fallback Rate exists, in such other manner as the Collateral Manager (on behalf of the Issuer) determines is reasonably necessary).

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: A “benefit plan investor” as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, which includes (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies and (c) any entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or plan’s investment in such entity.

“Bid Disqualification Condition”: With respect to a Firm Bid, a dealer or the Collateral Manager in respect thereof, as determined by the Collateral Manager in reference to a dealer, (1) either (x) such dealer or the Collateral Manager is ineligible to accept assignment or transfer of such Collateral Obligation or (y) such dealer or the Collateral Manager would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to such Collateral Obligation to the assignment or transfer of such Collateral Obligation to it; or (2) such Firm Bid is not bona fide, including, without limitation, due to (x) the insolvency of the dealer or the Collateral Manager or (y) the inability, failure or refusal of the dealer or the Collateral Manager to settle the purchase of such Collateral Obligation or otherwise settle transactions in the relevant market or perform its obligations generally.

“Board Resolution”: A resolution of the managers of the Issuer.

“Bond”: A debt security (that is not a Loan) that is issued by a partnership, trust or any other entity.

“Book Value”: “Book value” within the meaning of Treasury regulations section 1.704-1(b)(2)(iv), adjusted (to the extent permitted under Treasury regulations section 1.704-1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the beneficial owners of the Subordinated Notes (as determined for U.S. federal income tax purposes).

“Bridge Loan”: Any loan or other obligation that (i) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (ii) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: An amount equal to the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the outstanding Principal Balance of such Collateral Obligation as of such date of determination) shall be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificate of Formation”: The certificate of formation the Issuer.

“Certificated Note”: Any Certificated Secured Note or Certificated Subordinated Note.

“Certificated Secured Note”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”: The meaning specified in Section 2.2(b)(iii).

“Class”: In the case of (i) the Secured Debt, all of the Secured Debt having the same Interest Rate, Stated Maturity and class designation and (ii) the Subordinated Notes, all of the Subordinated Notes; provided that, (x) solely for purposes of calculating the Interest Coverage Ratio and the Overcollateralization Ratio, the Class A Notes and the Class B Notes shall be treated as a single Class, (y) for purposes of exercising any rights to consent, give direction or otherwise vote, a Class shall be treated as a single Class with its Pari Passu Class in each case except as expressly provided herein and (z) for purposes of any Optional Redemption, Refinancing or Re-Pricing, Pari Passu Classes shall be treated as separate Classes.

“Class A Notes”: Collectively, (i) the Class A-1 Notes, (ii) the Class A-2 Notes and (iii) the Class A-F Notes.

“Class A-1 Notes”: The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”: The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-F Notes”: The Class A-F Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes.

“Class B Notes”: Collectively, (i) the Class B-1 Notes, (ii) the Class B-2 Notes and (iii) the Class B-F Notes.

“Class B-1 Notes”: The Class B-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B-2 Notes”: The Class B-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B-F Notes”: The Class B-F Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the Highest Ranking Class, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Debt in full. After the Effective Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Collateral Manager (with a copy to the Collateral Administrator) from Section 2 of Schedule 6 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Notes”: Collectively, (i) the Class C-1 Notes, (ii) the Class C-2 Notes and (iii) the Class C-F Notes.

“Class C-1 Notes”: The Class C-1 Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C-2 Notes”: The Class C-2 Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C-F Notes”: The Class C-F Secured Deferrable Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the Highest Ranking Class, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Debt from the Class Break-even Default Rate for such Class of Debt at such time.

“Class Scenario Default Rate”: With respect to the Highest Ranking Class, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class of Debt, determined by application of the S&P CDO Monitor at such time.

“Clean-Up Call Purchase Price”: The meaning specified in Section 9.8(b).

“Clean-Up Call Redemption”: The meaning specified in Section 9.8(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: May 23, 2024.

“Closing Date Certificate”: The closing certificate of the Issuer and the Collateral Manager dated as of the Closing Date.

“Closing Date Participation Interest”: With respect to each Collateral Obligation subject to transfer from the EU/UK Retention Holder to the Issuer pursuant to the Master Transfer Agreement and in respect of which title to the underlying loan obligation will not be owned by the Issuer as of the Closing Date, an undivided 100% Participation Interest granted by the EU/UK Retention Holder to the Issuer pursuant to the Master Transfer Agreement. For the avoidance of doubt, each such Participation Interest shall, upon its respective Elevation Date, automatically terminate.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement, dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time, in accordance with the terms thereof.

“Collateral Administrator”: U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations or the deferring portion of a Permitted Deferrable Obligation, but including Interest Proceeds actually received from Defaulted Obligations or the deferring portion of a Permitted Deferrable Obligation), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fees”: The Senior Collateral Management Fee, the Subordinate Collateral Management Fee and the Collateral Manager Incentive Fee.

“Collateral Manager”: HPS Corporate Lending Fund, a Delaware statutory trust, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Incentive Fee”: The fee payable to the Collateral Manager in accordance with the Priority of Payments in an amount equal to 20% of any remaining Interest Proceeds and Principal Proceeds, as applicable, on each Payment Date after the Target Return has been achieved.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan (including, but not limited to, interests in middle market loans acquired by way of a purchase or assignment) or Participation Interest therein, a Second Lien Loan or Participation Interest therein, or a DIP Collateral Obligation or a Participation Interest therein, that (x) as of the Closing Date, in the case of Collateral Obligations owned or acquired by the Issuer on or prior to the Closing Date and (y) as of the date of acquisition by the Issuer, in the case of Collateral Obligations acquired by the Issuer after the Closing Date:

(i) is Dollar denominated and is neither convertible by the Obligor thereof into, nor payable in, any other currency;

(ii) is not (A) a Defaulted Obligation or (B) a Credit Risk Obligation;

(iii) is not a lease;

(iv) if it is a Deferrable Obligation, it is a Permitted Deferrable Obligation;

(v) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi) does not constitute Margin Stock;

(vii) gives rise only to payments that are not subject to withholding tax, other than withholding tax imposed on commitment fees and other similar fees, withholding imposed pursuant to FATCA and withholding tax as to which the Obligor must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

(viii) has an S&P Rating;

(ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the underlying instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment);

(xi) is not a repurchase obligation, a Bond, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation, a Step-Down Obligation, a Step-Up Obligation, an Interest Only Obligation or a note;

(xii) will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiii) is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security;

(xiv) is not the subject of an Offer of exchange, or tender by its Obligor, for cash, securities or any other type of consideration other than a Permitted Offer;

(xv) does not have an S&P Rating that is below “CCC-” and if it is publicly rated by Moody’s, does not have a Moody’s Rating that is below “Caa3”;

(xvi) does not have an “f,” “p,” “sf” or “t” subscript assigned by S&P or an “sf” subscript assigned by any other NRSRO;

(xvii) does not mature after the Stated Maturity of the Debt;

(xviii) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate, the London interbank offered rate or the secured overnight financing rate or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(xix) if it is a “registration-required obligation” within the meaning of the Code, is Registered;

(xx) is not a Synthetic Security;

(xxi) does not pay interest less frequently than semi-annually;

(xxii) is not a letter of credit and does not support a letter of credit;

(xxiii) is not an interest in a grantor trust;

(xxiv) is purchased at a price at least equal to 60.0% of its outstanding principal balance;

(xxv) is not issued by an Obligor Domiciled in Cyprus, Greece, Iceland, Ireland, Italy, Liechtenstein, Portugal, Russia or Spain;

(xxvi) is issued by a Non-Emerging Market Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxvii) if it is a Participation Interest (other than a Closing Date Participation Interest), the Third Party Credit Exposure Limits may not be exceeded;

(xxviii) meets the ESG Criteria;

(xxix) is not a commodity forward contract; and

(xxx) unless such obligation was acquired on or prior to the Closing Date or is a Recurring Revenue Loan or an ABL Facility, is issued by an Obligor with a most-recently calculated (in accordance with the related Underlying Documents) EBITDA of at least $5,000,000;

provided that, notwithstanding anything to the contrary contained in this Indenture, any Workout Loan or Restructured Obligation designated as a Collateral Obligation by the Collateral Manager in accordance with the terms specified in the definition of “Workout Loan” or “Restructured Obligation”, as applicable, shall constitute a Collateral Obligation (and not a Workout Loan or Restructured Obligation) following such designation.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations except as otherwise expressly set forth herein), (b) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds and (c) unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations); provided that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a Principal Balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied, as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder if, in the aggregate, the

Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if not in compliance at the time of reinvestment, the relevant requirements must be maintained or improved as described in the Investment Criteria):

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) solely during the Reinvestment Period, the S&P CDO Monitor Test;

(iv) the Minimum Weighted Average S&P Recovery Rate Test; and

(v) the Weighted Average Life Test.

“Collection Account”: The account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the sixth Business Day of the calendar month in which the first Payment Date occurs; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Clean-Up Call Redemption or Tax Redemption in whole of the Debt, on the Redemption Date and (c) in any other case, at the close of business on the sixth Business Day of the calendar month in which such Payment Date occurs.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Concentration Limitations”: Limitations satisfied on each Measurement Date on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i) not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments;

(ii) not more than 10.0% of the Collateral Principal Amount may consist of First-Lien Last-Out Loans and Second Lien Loans; provided, that not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans;

(iii) not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, without duplication, (w) Collateral Obligations issued by up to two Obligors and their respective Affiliates may constitute up to 3.25% of the Collateral Principal Amount, (x) Collateral Obligations issued by up to eight Obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount, (y) not more than 2.25% of the Collateral Principal Amount may consist of First Lien Last Out Loans issued by a single Obligor and its Affiliates and (z) not more than 1.0% of the Collateral Principal Amount may consist of Second Lien Loans issued by a single Obligor and its Affiliates; provided, that one Obligor shall not be considered an Affiliate of another Obligor solely because they are controlled by the same financial sponsor;

(iv) not more than 17.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(v) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vi) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(vii) not more than 15.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(viii) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests (other than Closing Date Participation Interests);

(ix) not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as provided in the definition of the term “S&P Rating”;

(x) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries

20.0%	All countries (in the aggregate) other than the United States;

15.0%	Canada;

15.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;

7.5%	all Tax Jurisdictions in the aggregate;

5.0%	any individual Group I Country;

2.5%	all Group II Countries in the aggregate;

% Limit	Country or Countries

2.5%	any individual Group II Country;

1.5%	all Group III Countries in the aggregate; and

1.5%	any individual country other than the United States, the United Kingdom, Canada, the Netherlands, any Tax Jurisdiction, any Group II Country or any Group III Country;

(xi) not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest at least semi-annually, but less frequently than quarterly;

(xii) not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Discount Obligations;

(xiii) not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that are Permitted Deferrable Obligations;

(xiv) not more than 7.5% of the Collateral Principal Amount may consist of DIP Collateral Obligations; provided, that DIP Collateral Obligations that are Uptier Priming Debt may consist of an additional 2.5% of the Collateral Principal Amount;

(xv) not more than 12.5% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification Group, except that (a) the largest S&P Industry Classification Group may represent up to 16.0% of the Collateral Principal Amount and (b) the next largest S&P Industry Classification Group may represent up to 15.0% of the Collateral Principal Amount;

(xvi) (a) not more than 30.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Cov-Lite Loans; provided, that not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Cov-Lite Loans with respect to which the related Obligor had an EBITDA (calculated in accordance with the related Underlying Documents) of less than $40,000,000 at the time of acquisition;

(xvii) not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that are Recurring Revenue Loans;

(xviii) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are ABL Facilities;

(xix) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Uptier Priming Debt; and

(xx) not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations with respect to which the related Obligor had an EBITDA (calculated in accordance with the related Underlying Documents) of at least $5,000,000 but less than $15,000,000 at the time of acquisition.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 10.6.

“Contributor”: The meaning specified in Section 10.6.

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Subordinated Notes if no Secured Debt is Outstanding.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Controversial Weapons”: Any of the following:

(i)

anti-personnel mines (as defined in Article 2 of the Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction (Ottawa Treaty)) and vehicles constructed to exclusively launch this type of weapon;

(ii)

biological and toxin weapons (as defined in Article I of the Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin Weapons and on their Destruction (Biological Weapons Convention));

(iii)

chemical weapons (as defined in Article II of the Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on their Destruction (Chemical Weapons Convention));

(iv)	cluster munitions (as defined in Article 2 of the Convention on Cluster Munitions); and

(v)	nuclear weapons.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which this Indenture is administered, currently located at (a) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services – EP-MN-WS2N, and (b) for all other purposes, U.S. Bank Trust Company, National Association, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust— HLEND CLO 2024-2, LLC, Email: hpsadmins@usbank.com, with a copy to huayu.yang@usbank.com; or in each case, such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Senior Secured Loan the Underlying Documents for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Documents); provided that, a loan which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan or debt obligation of the underlying Obligor that requires the underlying Obligor to comply with a Maintenance Covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a Senior Secured Loan that is capable of satisfying the foregoing definition (not including the proviso thereto) only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Documents, shall be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Debt.

“Covered Audit Adjustment”: The meaning specified in Section 7.17(m).

“Credit Amendment”: The meaning specified in Section 7.20.

“Credit Improved Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(b) the issuer of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(c) the Obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor;

(d) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by any rating agency since the date on which such Collateral Obligation was acquired by the Issuer;

(e) the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such Collateral Obligation would be at least 101% of its purchase price;

(f) the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related borrower’s financial ratios or financial results;

(g) with respect to fixed rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant Treasury security of more than 0.75% since the date of purchase;

(h) it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation that is expected to be more than 1.15 times the most recent year’s projected cash flow interest coverage ratio;

(i) the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period;

(j) such Collateral Obligation has experienced a reduction in its credit spread of 10% or more compared to the credit spread in effect as of the Cut-Off Date for such Collateral Obligation, such reduction in spread being determined by reference to an Eligible Loan Index; or

(k) such Collateral Obligation has a Market Value above the higher of (i) par and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation;

provided that, during the Restricted Trading Period, the Credit Improved Criteria is met if any one of clauses (d) through (k) is satisfied.

“Credit Improved Obligation”: Any Collateral Obligation, in the Collateral Manager’s reasonable commercial judgment (which judgment shall not be called into question as a result of subsequent events), has significantly improved in credit quality after it was acquired by the Issuer, which may (but need not) be based on one or more of the Credit Improved Criteria.

“Credit Risk Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) the spread over the Reference Rate or other Eligible Loan Index for such Collateral Obligation has been increased since the date of purchase by the Issuer by (A) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 2.00%), (B) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (C) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation;

(b) such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by any rating agency since the date on which such Collateral Obligation was acquired by the Issuer;

(c) if such Collateral Obligation is a loan that is a Floating Rate Obligation, the price of such asset has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index;

(d) if such Collateral Obligation is a loan that is a Fixed Rate Obligation, the Market Value of such asset has changed since its date of acquisition by a percentage either at least 1.00% more negative or at least 1.00% less positive than the percentage change in the Merrill Lynch US High Yield Master II Constrained Index, Bloomberg ticker HUC0 (or such other index as the Collateral Manager selects and provides notice of to the Rating Agency) over the same period, as determined by the Collateral Manager; or

(e) the Market Value of such Collateral Obligation has decreased by at least 1.0% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation.

“Credit Risk Obligation”: Any Collateral Obligation that, in the Collateral Manager’s reasonable commercial judgment (which judgment shall not be called into question as a result of subsequent events), has a significant risk of declining in credit quality or price, which may (but need not) be based on one or more of the Credit Risk Criteria.

“Cumulative Deferred Senior Management Fee”: All or a portion of the previously deferred Senior Collateral Management Fees or Senior Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Senior Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date.

“Cumulative Deferred Subordinate Management Fee”: All or a portion of the previously deferred Subordinate Collateral Management Fees or Subordinate Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Subordinate Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date.

“Current Deferred Senior Management Fee”: With respect to a Payment Date, all or a portion of the Senior Collateral Management Fees or Senior Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager.

“Current Deferred Subordinate Management Fee”: With respect to a Payment Date, all or a portion of the Subordinate Collateral Management Fees or Subordinate Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager.

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee in writing that it believes, in its reasonable business judgment, that (a) the Obligor of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, (c) the Collateral Obligation has a Market Value (determined solely for the purposes of this clause (c), without taking into consideration clause (iii) of the definition of the term “Market Value”) of at least 80% of its par value and (d) if the Debt is then rated by S&P, such Collateral Obligation satisfies the S&P Additional Current Pay Criteria; provided, however, that to the extent the Aggregate Principal Balance of all Collateral Obligations that would otherwise be Current Pay Obligations exceeds 5.0% in Aggregate Principal Balance of the Collateral Principal Amount, such excess over 5.0% shall constitute Defaulted Obligations.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable) then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Daisy Chain Letter”: A certificate substantially in the form specified in Exhibit B-8 hereto.

“Debt”: The Notes of each Class, individually or collectively, as the context requires.

“Debt Interest Amount”: With respect to any Class of Secured Debt and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Debt.

“Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class A-1 Notes, (y) principal of the Class A-2 Notes and (z) principal of the Class A-F Notes, until such amounts have been paid in full;

(ii) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class B-1 Notes, (y) principal of the Class B-2 Notes and (z) principal of the Class B-F Notes, until such amounts have been paid in full;

(iii) to the payment of any (1) first, on a pro rata basis based on amounts due, accrued and unpaid interest (excluding Deferred Interest but including interest accrued thereon) on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes and (2) second, on a pro rata basis based on amounts due, Deferred Interest on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes, until such amounts have been paid in full; and

(iv) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class C-1 Notes, (y) principal of the Class C-2 Notes and (z) principal of the Class C-F Notes, until such amounts have been paid in full.

“Debtholder”: With respect to any Debt, the Holder of such Debt as specified in the Notes Register.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (a)), or waiver or forbearance thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default known to a Responsible Officer of the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (b)), or waiver or forbearance thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral);

(c) the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed for a period of 60 consecutive days or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) such Collateral Obligation has an S&P Rating of “CC” or below or “SD” or lower or, in each case, had such rating immediately before such rating was withdrawn;

(e) such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of an Obligor which has an S&P Rating of “CC” or below or “SD” or lower or, in each case, had such rating immediately before such rating was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(f) a Responsible Officer of the Collateral Manager has received written notice or has actual knowledge that a default has occurred under the Underlying Documents and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Documents;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “CC” or below or “SD” or lower or, in each case, or had such rating before such rating was withdrawn;

(i) such Collateral Obligation is a Deferring Obligation; or

(j) such Collateral Obligation has, since the date it was acquired by the Issuer, become subject to an amendment, waiver or modification that had the effect of reducing the principal amount of such Collateral Obligation;

provided that a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to (1) clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations), (2) clauses (b), (c), (d), (e) and (h) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation and (3) subject to the definition of “Interest Proceeds”, clause (j) if, since the effective date of such amendment, waiver or modification, such Collateral Obligation has received a new rating or credit estimate (or a confirmation of a prior rating or credit estimate) assigned by S&P, which rating or credit estimate must be at least “CCC,” respectively.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until a Responsible Officer of the Trustee obtains or reasonably should have obtained actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the S&P Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Debt”: The Class C Notes.

“Deferrable Obligation”: A Collateral Obligation (including any Permitted Deferrable Obligation) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that, solely for purposes of calculating compliance with the Concentration Limitations, a loan that carries a current cash pay interest rate of (in the case of a Permitted Deferrable Obligation that is a Fixed Rate Obligation) at least 5.00% and (in the case of a Permitted Deferrable Obligation that is a Floating Rate Obligation) at least the Reference Rate plus 4.00% per annum shall be deemed not to be a Deferrable Obligation.

“Deferred Interest”: The meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation that is not a Permitted Deferrable Obligation and that is deferring the payment of the cash interest due thereon and has been so deferring the payment of such cash interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided, that such Deferring Obligation will cease to be a Deferring Obligation at such time as it (i) ceases to defer or capitalize the payment of interest, (ii) pays in cash all accrued and unpaid interest, including all deferred amounts, and (iii) commences payment of all current interest in cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Documents relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a) causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b) causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii) in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv) in the case of each security issued or guaranteed by the United States or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and

(b) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v) in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(b) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account; and

(c) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi) in the case of Cash or Money,

(a) causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian;

(b) if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC); and

(c) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Recorder of Deeds of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Documents relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Depositor”: HLEND CLO 2024-2 Investments, LLC, a Delaware limited liability company.

“Designated Excess Par”: The meaning specified in Section 9.2(l).

“Designated Maturity”: A term of three months; provided that with respect to the period from the Closing Date until the Interim SOFR Reset Date, the Reference Rate will be determined by interpolating linearly (and rounding to five decimal places) between the Term SOFR Reference Rate for the next shorter period of time for which rates are available and the Term SOFR Reference Rate for the next longer period of time for which rates are available.

“Designated Principal Proceeds”: The meaning specified in Section 10.2(h).

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which (a) if such Collateral Obligation is a Senior Secured Loan and was purchased (as determined without averaging prices of purchases on different dates) for less than (x) 85.0% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-,” or (y) 80.0% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day or (b) if such Collateral Obligation is not a Senior Secured Loan and was purchased (as determined without averaging prices of purchases on different dates) for less than (x) 80.0% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-,” or (y) 75.0% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85% on each such day;

provided further that:

(i) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase will not constitute a Discount Obligation, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within 20 Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the greater of (1) the sale price of the sold Collateral Obligation and (2) 60.0%, (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation and (E) the Weighted Average Life Test will be satisfied or, if not satisfied, maintained or improved after the purchase of the related Collateral Obligation; and

(ii) clause (i) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in the (x) Aggregate Principal Balance of all Collateral Obligations to which such clause (i) has been applied since the Closing Date being more than 15.0% of the Target Initial Par Amount or (y) the Aggregate Principal Balance of all Collateral Obligations then held by the Issuer to which such clause (i) has been applied being more than 7.5% of the Collateral Principal Amount.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer, as reasonably calculated by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee and reported to the Collateral Manager or Issuer.

“Distribution Report”: The meaning specified in Section 10.8(b).

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to a Collateral Obligation:

(a) except as provided in clause (b) or (c) below, its country of organization;

(b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor); or

(c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada; provided that, such guarantee satisfies the Domicile Guarantee Criteria.

“Domicile Guarantee Criteria”: The following criteria: (i) the guarantee is one of payment and not of collection; (ii) the guarantee provides that the guarantor agrees to pay the guaranteed obligations on the date due and waives demand, notice and marshaling of assets; (iii) the guarantee provides that the guarantor’s right to terminate or amend the guarantee is appropriately restricted; (iv) the guarantee is unconditional, irrespective of value, genuineness, validity or enforceability of the guaranteed obligations; (v) the guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations; (vi) the guarantor also waives the right of set-off and counterclaim; and (vii) the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor’s bankruptcy or insolvency.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EBITDA”: With respect to the last four full fiscal quarters with respect to any Collateral Obligation, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Documents for each such Collateral Obligation, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Documents, an amount, for the Obligor on such Collateral Obligation and any parent that is obligated pursuant to the Underlying Documents for such Collateral Obligation (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other noncash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) onetime, non-recurring or non-cash charges consistent with the applicable compliance statements and financial reporting packages provided by such Obligor, and (g) any other item the Collateral Manager deems to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

“Effective Date”: The earlier to occur of (i) September 20, 2024 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Report”: The meaning specified in Section 7.18(c).

“Effective Date Tested Items”: The meaning specified in Section 7.18(c).

“Elevation Date”: For each Collateral Obligation in which a Closing Date Participation Interest is granted pursuant to the Master Transfer Agreement, the date on which the assignment of such Collateral Obligation to the Issuer has become effective and such Collateral Obligation becomes legally owned by the Issuer.

“Eligible Custodian”: A custodian that satisfies, mutatis mutandis, the eligibility requirements set out in Section 6.8.

“Eligible Institution”: A federal or state-chartered bank or depository institution that has a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-1” by S&P (or, if such institution has no short-term issuer credit rating, a long-term issuer credit rating of at least “A+” by S&P) and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10; provided, that if any such institution is downgraded such that it no longer constitutes an Eligible Institution hereunder, the Issuer shall use commercially reasonable efforts to replace such institution with a replacement Eligible Institution within 30 calendar days of the ratings downgrade; provided further, that such institution has a combined capital and surplus of at least U.S.$200,000,000.

“Eligible Investment Required Ratings”: A short-term credit rating from S&P of “A-1” or better or, in the case of an obligation that does not have a short-term credit rating from S&P, a long-term credit rating from S&P of “A” or better.

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof (provided that Eligible Investments issued by the Trustee or any Affiliate in its capacity as a banking institution may mature on such Payment Date), and (y) is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States and which satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Bank and its Affiliates) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper (other than extendible commercial paper or Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bears interest or is sold at a discount from the face amount thereof and has a maturity of not more than 183 days from its date of issuance; and

(iv) registered money market funds that satisfy the Eligible Investment Required Ratings;

provided that (1) Eligible Investments purchased with funds in the Accounts shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee or any Affiliate in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (b) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction (other than withholding imposed pursuant to FATCA) unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation or (h) such obligation or security has an “f”, “p”, “sf” or “t” subscript assigned to the rating by S&P. Eligible Investments may include those investments issued by or made with the Bank or an Affiliate of the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee acts as offeror or provides services and receives compensation.

“Eligible Loan Index”: With respect to each Collateral Obligation that is a Senior Secured Loan or a Second Lien Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Trustee upon acquisition of such Collateral Obligation: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which the S&P Rating Condition has been obtained.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security”: Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities (that are not Restructured Obligations) may not be purchased by the Issuer.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“ESG Criteria”: Criteria satisfied in respect of any Obligor, as of the date of acquisition of the related Collateral Obligation, if to the knowledge of the Collateral Manager:

(i) such Obligor is not violating any applicable United Nations Global Compact (UN GC) Principles;

(ii) such Obligor is not primarily engaged in the development, maintenance, stockpiling or trading of Controversial Weapons;

(iii) such Obligor’s primary business is not production of tobacco or nicotine products;

(iv) such Obligor’s primary business is not the following businesses to the extent that the percentage of its total revenue derived from each such business exceeds the percentage set forth as follows: (a) the mining of thermal coal (15.0%), (b) generating electricity from thermal coal (20.0%) or (c) tar sands mining and transportation (5.0%); and

(v) such Obligor’s primary business is not (a) the production, sale or marketing of pornography, (b) the production or trade of illicit drugs or (c) the operation or management of private prisons.

“ERISA Restricted Notes”: The Subordinated Notes.

“ESMA Reporting Side Letter”: The ESMA reporting side letter dated as of the Closing Date between the Issuer and the Collateral Administrator, relating to the compiling of the Transparency Reports.

“EU Securitization Laws”: The EU Securitization Regulation and together with any supplementary regulatory technical standards, implementing technical standards and any official guidance published in relation thereto by the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority.

“EU Securitization Regulation”: Regulation (EU) 2017/2402 of the European Parliament and of the Council.

“EU/UK Retention Agreement”: The agreement entered into among the Issuer, the EU/UK Retention Holder, the Depositor, the Trustee and the Initial Purchaser, dated on or about the Closing Date, as may be amended or supplemented from time to time.

“EU/UK Retention Basis Amount”: On any date of determination, an amount equal to the Collateral Principal Amount on such date with the following adjustments: (i) the proviso to the definition of “Principal Balance” shall be disregarded, (ii) Defaulted Obligations shall be included in the Collateral Principal Amount and the Principal Balances thereof shall be deemed to equal their respective outstanding principal amounts, and (iii) any Equity Security owned by the Issuer shall be included in the Collateral Principal Amount with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security and (c) in the case of any other equity security, the nominal value thereof as determined by the Collateral Manager.

“EU/UK Retention Deficiency”: As of any date of determination, an event which occurs if the aggregate outstanding principal amount of Subordinated Notes held by the EU/UK Retention Holder (via its 100% ownership of all the equity interests in the Depositor) is less than five percent of the EU/UK Retention Basis Amount and the EU/UK Risk Retention Requirements are not or would not be complied with as a result.

“EU/UK Retention Holder”: HPS Corporate Lending Fund.

“EU/UK Retention Interest”: The portion of Subordinated Notes, which shall not be less than 5% of the EU/UK Retention Basis Amount that the EU/UK Retention Holder (via its 100% ownership of all of the equity interests in the Depositor) intends to purchase on the Closing Date and is required to retain pursuant to the terms of the EU/UK Retention Agreement.

“EU/UK Risk Retention Requirements”: Article 6 of the applicable EU/UK Securitization Regulation, including any implementing regulation, technical standards and official guidance related thereto.

“EU/UK Securitization Laws”: The EU Securitization Laws and the UK Securitization Laws.

“EU/UK Securitization Regulation”: The EU Securitization Regulation and/or the UK Securitization Regulation.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (a) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (b) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”: The amount, as of any date of determination, equal to the greater of (a) zero and (b)(i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance; provided that for purposes of calculating the Excess Par Amount, Defaulted Obligations shall be included in the Collateral Principal Amount with a Principal Balance equal to the Defaulted Obligation Balance thereof.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the aggregate principal balance of all Fixed Rate Obligations by the aggregate principal balance of all Floating Rate Obligations.

“Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained, including for this purpose any capitalized interest, by dividing the aggregate principal balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exercise Notice”: The meaning specified in Section 9.7(c).

“Expense Reserve Account”: The account established pursuant to Section 10.3(d).

“Fallback Rate”: An interest rate benchmark selected by the Collateral Manager with a three-month maturity that is (i) the rate (other than Libor) used by the highest percentage of the quarterly-pay Collateral Obligations (by par amount), (ii) the rate (other than Libor) recognized or acknowledged as being the industry standard replacement rate for leveraged loans (which recognition may be in the form of a press release, a member announcement, member advice, letter, protocol, publication of standard terms or otherwise) by the Loan Syndications and Trading Association® or the Relevant Governmental Body or (iii) the rate used in at least 50% of the collateralized loan obligation transactions that were priced or issued in the prior 3 months; provided that, the Fallback Rate shall not be a rate less than zero.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code, any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any such intergovernmental agreement or any analogous provisions of non-U.S. law.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest and Principal Financed Capitalized Interest.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“Firm Bid”: With respect to a Collateral Obligation, a binding, irrevocable bid for value for such Collateral Obligation from a dealer or the Collateral Manager (or an account or fund managed by the Collateral Manager) to purchase such Collateral Obligation, as to which the Collateral Manager has certified to the Issuer and the Trustee that such bid is not subject to a Bid Disqualification Condition.

“First-Lien Last-Out Loan”: A Collateral Obligation that is a Senior Secured Loan (other than for purposes of the Concentration Limitations and the S&P Recovery Rate, for which purposes First-Lien Last-Out Loans shall not be treated as Senior Secured Loans) that, prior to an event of default under the applicable Underlying Documents, is entitled to receive payments pari passu with other senior secured loans of the same Obligor and secured by the same collateral, but following an event of default under the applicable Underlying Documents, such Collateral Obligation becomes fully subordinated to Non-Super-Priority Senior Secured Loans of the same Obligor and secured by the same collateral and is not entitled to any payments until such other senior secured loans are paid in full provided, that a Collateral Obligation will not be treated as a First-Lien Last-Out Loan solely as a result of customary exceptions for Collateral Obligations secured by a first-priority perfected security interest, including a Super-Priority Revolving Facility.

“Fixed Rate Debt”: Collectively, each Class of Debt that bears a fixed rate of interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Debt”: Collectively, each Class of Debt that bears a floating rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Rule 144A Global Note or Regulation S Global Note.

“Governmental Authority”: Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, Japan, Singapore, New Zealand and the United Kingdom.

“Group II Country”: Germany, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Liechtenstein, Luxembourg and Norway.

“Hedge Agreement”: The meaning specified in Section 12.5.

“Highest Ranking Class”: The outstanding Class of Secured Notes rated by S&P that ranks higher in right of payment than each other Class of Secured Notes rated by S&P in the Debt Payment Sequence.

“Holder” or “holder”: With respect to any Debt, the Person whose name appears in the Notes Register as the registered holder of such Debt; except where the context otherwise requires, “holder” will include the beneficial owner of such security.

“IAI”: An Institutional Accredited Investor.

“IAI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt is both an Institutional Accredited Investor and a Qualified Purchaser.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager, director or independent review party of any Person will fail to be Independent solely because such Person acts as an independent manager, independent director or independent review party thereof or of any such Person’s affiliates.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Director”: The meaning specified in Section 7.8(d).

“Independent Review Party”: The meaning set forth in the Collateral Management Agreement.

“Information”: S&P’s “Anatomy of a Credit Estimate: What It Means And How We Do It” dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Initial Purchaser”: SG Americas Securities, LLC, acting in its capacity as an initial purchaser under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

“Initial Secured Note Investor Condition”: A condition satisfied on any date of determination if the investors purchasing 100% of each Class of Secured Notes on the Closing Date continue to hold, in the aggregate, direct, beneficial or economic ownership (including, without limitation, assumption by an investor entity of 100% of the risks and rewards of ownership of a Secured Note, whether through a derivative, insurance contract or similar arrangement) of 100% of each Class of Secured Notes. By accepting their interest in each Class of Secured Notes, such investors will have agreed to promptly notify the Trustee and the Collateral Manager (and in any event no later than 5 Business Days) following the first date on which they collectively no longer hold, in the aggregate, direct, beneficial or economic ownership 100% of each Class of Secured Notes. So long as the investor(s) purchasing 100% of each Class of Secured Notes on the Closing Date have not delivered to the Trustee the notice specified in the second sentence of this definition and the Register does not conclusively establish that such investors collectively no longer hold 100% of each Class of Secured Debt, the Trustee shall be entitled to assume without investigation that the Initial Secured Note Investor Condition is satisfied.

“Institutional Accredited Investor”: The meaning specified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Re-Priced Class or a Class that is subject to Refinancing, the first Payment Date following the Re-Pricing Date or the Refinancing, respectively), the period from and including the Closing Date (or, in the case of (x) a Re-Pricing, the Re-Pricing Date and (y) a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Debt is paid or made available for payment. For purposes of determining any Interest Accrual Period in the case of the Fixed Rate Debt, (i) for each Payment Date that is not a Redemption Date or a Re-Pricing Date and other than the Stated Maturity, the Payment Date shall be assumed to be the 20th day of the relevant month (irrespective of whether such day is a Business Day), (ii) for any Payment Date that is a Redemption Date or a Re-Pricing Date, the Payment Date shall be the Redemption Date or Re-Pricing Date, as applicable and (iii) for the Payment Date related to the Stated Maturity, the Payment Date shall be assumed to be the Stated Maturity (irrespective of whether such day is a Business Day).

“Interest Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Interest Coverage Effective Date”: The Determination Date immediately preceding the second Payment Date.

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) (excluding any Senior Collateral Management Fee waived by the Collateral Manager) in Section 11.1(a)(i); and

C = Interest due and payable on the Debt of such Class or Classes and each Class of Debt that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C Notes) on such Payment Date.

For the purposes of calculating the Interest Coverage Ratio, the Class A Notes and the Class B Notes shall be treated as a single Class.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Debt as of the Interest Coverage Effective Date and any other date thereafter on which such test is required to be determined hereunder, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Debt are no longer outstanding.

“Interest Determination Date”: With respect to (a) the first Interest Accrual Period, (x) for the period from the Closing Date to but excluding the Interim SOFR Reset Date, the second U.S. Government Securities Business Day preceding the Closing Date, and (y) for the remainder of the first Interest Accrual Period, the second U.S. Government Securities Business Day preceding the Interim SOFR Reset Date, and (b) each Interest Accrual Period thereafter, the second U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period.

“Interest Only Obligation”: Any obligation that does not provide in the related Underlying Documents for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest or Principal Financed Capitalized Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) unless otherwise designated by the Collateral Manager, all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par amount of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Trustee;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any amounts deposited in the Collection Account from the Expense Reserve Account or the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant hereto in respect of the related Determination Date;

(vi) any Designated Principal Proceeds; and

(vii) any Designated Excess Par;

provided that:

(a) (1) any amounts received in respect of any Defaulted Obligation (including the assets described in clause (3) in the proviso of the definition thereof) will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation and, if such Defaulted Obligation is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, any amounts transferred from the Revolver Funding Account to the Principal Collection Subaccount with respect thereto, since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation and (2) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security and the Defaulted Obligation with respect to which such Equity Security was acquired equals the outstanding principal balance of the Collateral Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange ;

(b) capitalized interest shall not constitute Interest Proceeds;

(c) any amounts relating to Maturity Amendments that are required to be treated as Principal Proceeds under this Indenture shall not constitute Interest Proceeds; and

(d) subject to clause (a) above, any amounts (including any Sale Proceeds) received in respect of any Workout Loan or any Restructured Obligation will be allocated, without duplication, (1) if Principal Proceeds were used to acquire such Workout Loan or Restructured Obligation, such amounts will constitute Principal Proceeds until the aggregate of all recoveries in respect of such Workout Loan or Restructured Obligation, as applicable, and the Collateral Obligation with respect to which such Workout Loan or Restructured Obligation was acquired, equals the sum of (i) the outstanding principal balance of such Collateral Obligation at the time the related Workout Loan or Restructured Obligation, as applicable, was acquired, plus (ii) (A) solely in the case of such Workout Loan, the higher of (x) the S&P Collateral Value of such Workout Loan and (ii) the amount of Principal Proceeds used to acquire such Workout Loan or (B) solely in the case of such Restructured Obligation, the amount of Principal Proceeds used to acquire such Restructured Obligation, (2) if only Interest Proceeds or Contributions were used to acquire such Workout Loan or such Restructured Obligation, as applicable, such amounts shall (x) first constitute Principal Proceeds until (as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator) the aggregate amount of all collections with respect to such Workout Loan or such Restructured Obligation and the related Collateral Obligation (measured from the time immediately prior to the workout or restructuring of such Collateral Obligation) is equal to the greater of (i) the Principal Balance of the related Collateral Obligation (measured at the time immediately prior to the workout or restructuring of such Collateral Obligation) and (ii) the Adjusted Collateral Principal Amount associated with the related Workout Loan or Restructured Obligation (measured at the time immediately prior to the receipt of such proceeds), and (y) second, constitute Interest Proceeds and (3) in the case of any Workout Loan acquired using amounts on deposit in the Permitted Use Account or Contributions, such amounts shall (x) first constitute Principal Proceeds until (as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator) the aggregate of all recoveries in respect of such Workout Loan and the related Collateral Obligation (measured from the time immediately prior to the workout of such Collateral Obligation) is equal to the greater of (i) the Principal Balance of the related Collateral Obligation (measured at the time immediately prior to the workout of such Collateral Obligation) and (ii) the Adjusted Collateral Principal Amount associated with the related Workout Loan (measured at the time immediately prior to the receipt of such proceeds), and (y) second, constitute Interest Proceeds.

Notwithstanding the foregoing, in the Collateral Manager’s sole discretion (to be exercised on or before the related Determination Date), Interest Proceeds in any Collection Period may be classified as Principal Proceeds provided that such designation would not result in an interest deferral on any Class of Secured Debt.

“Interest Rate”: With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period, which rate shall be equal to the rate specified for such Class in Section 2.3; provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date.

“Interest Reserve Account”: The account established pursuant to Section 10.5.

“Interest Reserve Amount”: U.S. $2,000,000.

“Interim SOFR Reset Date”: The date which is three months prior to the first Payment Date.

“Internal Rate of Return”: The rate of return on the Subordinated Notes that would result in a net present value of zero, assuming (i) an initial negative cash flow equal to the purchase price of the Subordinated Notes and all payments to Holders of the Subordinated Notes on the current and each preceding Payment Date as subsequent positive cash flows (including the Redemption Date), if applicable, (ii) the initial date for the calculation as of the Closing Date, (iii) the number of days to each subsequent Payment Date from the Closing Date calculated on an actual/365-day basis and (iv) such rate of return shall be calculated using the XIRR function in Microsoft Excel (or any successor program).

“Investment Criteria”: The criteria specified in Section 12.2.

“Investor Information Services”: Initially, Intex Solutions, Inc., Moody’s Analytics, and Bloomberg Finance L.P., and thereafter any third-party vendor that compiles and provides access to information regarding CLO transactions and is selected by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) to receive copies of the Monthly Report and Distribution Report.

“IRS”: The United States Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by an Officer of the Issuer or, to the extent permitted herein, by the Collateral Manager by an Officer thereof, on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email or other electronic communication by an Officer of the Issuer or the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, unless the Trustee otherwise requests that such Issuer Order be in writing.

“Junior Class”: With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

“Junior Mezzanine Notes”: The meaning specified in Section 2.13(a).

“Knowledgeable Employee”: Any “knowledgeable employee” as defined in Rule 3c-5 under the Investment Company Act.

“Libor”: The London interbank offered rate.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Limited Liability Company Agreement”: The Issuer’s limited liability company agreement, as may be amended from time to time.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Long Dated Obligation”: A Collateral Obligation, the stated maturity date of which is extended to occur after the Stated Maturity pursuant to an amendment or modification of its terms following its acquisition by the Issuer; provided that, if any Collateral Obligation has scheduled distributions that occur both before and after the Stated Maturity, only the scheduled distributions on such Collateral Obligation occurring after the Stated Maturity of the Secured Debt will constitute a Long Dated Obligation; provided, further, that in determining the scheduled distributions on any Collateral Obligation occurring after the Stated Maturity of the Secured Debt, such Collateral Obligation will be deemed to have a maturity and amortization schedule based on zero unscheduled prepayments.

“LSTA”: The Loan Syndications and Trading Association®.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.

“Majority”: With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable.

“Manager Purchase Option”: The meaning specified in Section 5.5.

“Mandatory Redemption”: A redemption of the Debt in accordance with Section 9.1.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the outstanding principal balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i) the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited; or

(ii) if a price described in clause (i) is not available,

(a) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(b) if only two such bids can be obtained, the lower of the bid prices of two bids determined by broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager; or

(c) if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer (which Qualified Broker/Dealer is Independent (without giving effect to the last sentence in the definition thereof) from the Issuer and the Collateral Manager), such bid; or

(iii) if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value (determined as the bid side market value) of such Collateral Obligation as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Administrator and the Trustee; provided, that solely with respect to the calculation of the CCC Excess and the Excess CCC Adjustment Amount, the Market Value of each CCC Collateral Obligation shall, in each case, be the lower of (x) the amount calculated in accordance with this clause (iii) and (y) the higher of (I) 70% multiplied by the outstanding principal balance of such Collateral Obligation and (II) if such valuation has been provided, the value determined by an Independent third-party; provided further, that if such Collateral Obligation has a public rating from S&P, the Market Value of such Collateral Obligation for a period of 30 days after such date of determination shall be the lower of:

(a) the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Administrator and the Trustee; and

(b) the higher of (I) 70% multiplied by the outstanding principal balance of such Collateral Obligation and (II) if such valuation has been provided, the value determined by an Independent third-party,

and, if such Collateral Obligation has a public rating from S&P and if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), following such 30-day period, the Market Value of such Collateral Obligation shall be zero; or

(iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

“Master Transfer Agreement”: That certain amended and restated sale and contribution agreement dated as of the Closing Date, among the EU/UK Retention Holder, as seller, the Depositor, as intermediate seller and the Issuer, as purchaser.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Weighted Average Life”: 8 years.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report prepared hereunder is calculated, (iv) with five Business Days’ prior written notice to the Issuer, the Collateral Manager, the Collateral Administrator and the Trustee, any Business Day requested by the Rating Agency and (v) the Effective Date.

“Member State”: Any member state of the European Union.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Denomination”: With respect to the Debt (other than the Subordinated Notes), U.S.$250,000 and integral multiples of U.S.$1 in excess thereof and (y) with respect to the Subordinated Notes, U.S.$1,400,000 and integral multiples of U.S.$1 in excess thereof.

“Minimum Floating Spread”: 2.0%.

“Minimum Floating Spread Test”: The test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: (i) If any of the Collateral Obligations are Fixed Rate Obligations, 7.5% and (ii) otherwise, 0%.

“Minimum Weighted Average Coupon Test”: The test that will be satisfied on any date of determination as of which the Collateral Obligations include any Fixed Rate Obligations if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate equals or exceeds the Weighted Average S&P Recovery Rate for the Highest Ranking Class selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.8(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.8(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Default Probability Rating” on Schedule 4 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Derived Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Derived Rating” on Schedule 4 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Industry Classification”: The industry classifications set forth in Schedule 1 hereto, as such industry classifications may be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications.

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Rating” on Schedule 4 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Senior Secured Loan”: The meaning specified in Schedule 4 (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the EU/UK Retention Holder to the Issuer under the Master Transfer Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations minus (b) the Aggregate Principal Balance of all Collateral Obligations repurchased by the EU/UK Retention Holder prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding April 20, 2026.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States or (b) any other country that has a country ceiling for foreign currency issuer credit rating of at least “AA-” by S&P.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(c).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Non-Super-Priority Senior Secured Loan”: A Senior Secured Loan that does not meet the definition of Super-Priority Revolving Facility.

“Notes”: Collectively, the Class A Notes, the Class B Notes, the Class C Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3) together with any additional Notes issued pursuant to and accordance with this Indenture.

“Notes Register”: The meaning specified in Section 2.5(a).

“Notes Registrar”: The meaning specified in Section 2.5(a).

“NRSRO”: Any nationally-recognized statistical rating organization, other than S&P.

“NRSRO Certification”: A certification executed by an NRSRO in favor of the Issuer that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Offer”: The meaning specified in Section 10.9(c).

“Offering”: The offering of any Debt pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Debt, including any supplements thereto.

“Officer”: (a) With respect to any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity and (b) with respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

“Opinion of Counsel”: A written opinion addressed to the Trustee, the Issuer, if applicable, and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Debt in accordance with Section 9.2.

“Other Plan Law”: Any federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Debt or the Debt of any specified Class, as of any date of determination, all of the Debt or all of the Debt of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation in accordance with the terms of Section 2.9 hereof;

(ii) Surrendered Debt that has not yet been cancelled by the Registrar or the Trustee; provided that solely for purposes of calculating the Overcollateralization Ratio and the Interest Coverage Ratio, any Surrendered Debt (whether or not cancelled) will be deemed to remain Outstanding until such time as all Debt of each Priority Class has been retired or redeemed. Such Surrendered Debt shall be deemed for such purposes to have an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of surrender;

(iii) Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent for the Holders of such Debt pursuant to Section 4.1(a)(ii) hereof; provided that if such Debt or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Debt owned by the Issuer or (only in the case of a vote on (x) the removal or replacement of the Collateral Manager for “cause”, (y) the waiver of any event constituting “cause” and (z) an assignment by the Collateral Manager of its rights or responsibilities under the Collateral Management Agreement) Debt owned by the Collateral Manager, an Affiliate thereof (including the EU/UK Retention Holder and the Depositor), or an account, fund, client or portfolio established and controlled by the Collateral Manager, or an Affiliate thereof or for which the Collateral Manager, or an Affiliate thereof acts as the investment adviser or with respect to which it or an Affiliate exercises discretionary authority shall be disregarded and deemed not to be Outstanding; provided that such disregarded Debt shall not include any Debt held by an entity managed by the Collateral Manager or an Affiliate thereof if such entity has retained discretionary voting authority over matters in connection with which such Debt would be disregarded for purposes of determining whether the holders of the requisite Aggregate Outstanding Amount of Debt have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture or the Collateral Management Agreement, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded and (b) Debt so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Debt of such Class or Classes (including, in the case of the Class C Notes, any accrued Deferred Interest that remains unpaid), and each Priority Class of Debt. For the purposes of calculating the Overcollateralization Ratio, the Class A Notes and the Class B Notes shall be treated as a single Class.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Debt as of the Effective Date (and any other date thereafter on which such test is required to be determined hereunder), if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Debt is no longer outstanding.

“Pari Passu Class”: With respect to any specified Class of Debt, each Class of Debt that ranks pari passu to such Class, as indicated in Section 2.3.

“Partial Refinancing”: The meaning specified in Section 9.2(a).

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing of one or more Classes of Secured Debt, the sum of (I) Interest Proceeds in an amount of funds then on deposit in the Interest Collection Subaccount equal to (a) the lesser of (x) the amount of accrued and unpaid interest on such Class to but excluding the date of redemption and (y) if the Redemption Date is not a Payment Date, the amount the Collateral Manager reasonably determines would have been available under the Priority of Payments on the next subsequent Payment Date for the payment of such accrued interest, plus (b) if the Redemption Date is not a Payment Date, the amount the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of Administrative Expenses pursuant to clause (J)(1) of Section 11.1(a)(i) on the next subsequent Payment Date (taking into account all Interest Proceeds that would be payable under the Priority of Payments on such next Payment Date), plus (c) the amount of any reserve established by the Issuer with respect to such Refinancing and (II) any amounts available to be applied to a Permitted Use designated to be applied in connection with such Refinancing.

“Participation Interest”: A participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such loan would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan) without the benefit of financing from the Selling Institution or its affiliates,

(vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, and (vii) such participation is documented under a LSTA, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Partner”: The meaning specified in Section 7.17(e).

“Partnership Representative”: The meaning specified in Section 7.17(e).

“Partnership Tax Audit Rules”: The meaning specified in Section 7.17(l).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account established pursuant to Section 10.3(a).

“Payment Date”: (a) The 20th day of April, July, October and January of each year (or, if such day is not a Business Day, then the next succeeding Business Day), commencing on the Payment Date in October 2024, except that the final scheduled Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Payment Date in April 2034, and (b) any other date not specified in clause (a) that is a Redemption Date in connection with a redemption of the Secured Debt in whole but not in part; provided that, at any time there is no Secured Debt Outstanding, Payment Dates shall be on such dates as designated by the Collateral Manager in its reasonable discretion (as acceptable to the Trustee and with at least five Business Days’ prior written notice to the Trustee but in no event less frequently than quarterly, which notice the Trustee will forward to the Holders of the Subordinated Notes).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that (or the Underlying Document of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, the Reference Rate plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to (a) the proceeds of an additional issuance of additional Subordinated Notes and/or Junior Mezzanine Notes designated for a Permitted Use, (b) any amounts designated for deposit into the Permitted Use Account pursuant to Section 11.1(a)(i) or (c) any Contribution received into the Permitted Use Account, any of the following:

(i) the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds;

(ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds;

(iii) to designate such amount as Refinancing Proceeds for use in connection with a Refinancing;

(iv) the transfer of the applicable portion of such amount to pay any costs or expenses associated with a Refinancing, a Re-Pricing or an additional issuance of Debt;

(v) the purchase of Collateral Obligations, Restructured Obligations, Workout Loans or Specified Equity Securities;

(vi) the purchase of securities or other obligations (excluding those listed in clause (v) above) resulting from the exercise of an option, warrant, right of conversion or similar right, in each case, received in connection with a workout or restructuring of a Collateral Obligation, in accordance with the documents governing any Equity Security without regard to the Investment Criteria and to make any payments required in connection with a workout or restructuring of a Collateral Obligation provided that the Collateral Manager certifies to the Trustee (which certification will be deemed to be provided upon delivery of an issuer order in respect of such exercise) that in its reasonable business judgment, exercising the option, warrant, right of conversion or similar right is necessary for the Issuer to realize the value of the workout or restructuring of the Collateral Obligation with respect to which such instrument was received;

(vii) subject to the limitation described in clause (i) above, for any other use of funds permitted hereunder, in each case subject to the limitations set forth herein; and

(viii) for application to the acquisition of Secured Debt in accordance with the requirements set forth in Section 7.21;

provided, that once funds in the Permitted Use Account have been designated for a particular Permitted Use, such designation may not be changed.

“Permitted Use Account”: The account established pursuant to Section 10.3(e).

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2(a).

“Posting Agent Letter Agreement”: The EU/UK RR Website Direction Letter, dated as of April 17, 2024, by and among the Issuer, the Collateral Manager and U.S. Bank Trust Company, National Association, as posting agent.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Restructured Obligation or Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Financed Capitalized Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of capitalized interest on a Deferrable Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds, Refinancing Proceeds or Partial Refinancing Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Partial Refinancing Proceeds”: The meaning specified in Section 11.1(a)(iv).

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: The aggregate of Interest Proceeds and Principal Proceeds.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The purchase agreement, dated as of the Closing Date, by and among the Issuer and the Initial Purchaser.

“QIB”: A Qualified Institutional Buyer.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt is both a Qualified Institutional Buyer and a Qualified Purchaser.

“QP”: A Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Antares Capital; Ares Capital Corporation; Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Canadian Imperial Bank of Commerce; Capital One; Credit Agricole S.A.; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; Goldman Sachs & Co.; Golub Capital; Guggenheim; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; NXT Capital, Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; SunTrust Banks, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-2 or 2a51-3 under the 1940 Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P for so long as it assigns a rating to any Class of Secured Debt at the request of the Issuer to the Class or Classes to which it assigned a rating on the Closing Date or, with respect to Assets generally, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). In the event that at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

“Record Date”: With respect to the Global Notes the Business Day before the applicable Payment Date and with respect to the Certificated Notes, the date 15 days prior to the applicable Payment Date.

“Recurring Revenue”: The definition of annualized recurring revenue used in the Underlying Documents for each such Collateral Obligation, any comparable term or definition for “Recurring Revenue”, “Revenue” or “Adjusted Revenue” in the Underlying Documents for each such Collateral Obligation, or if there is no such term in the Underlying Documents, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Collateral Manager (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Documents (determined on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable).

“Recurring Revenue Loan”: A Senior Secured Loan that (i) is underwritten to Recurring Revenue, (ii) requires the Obligor to comply with a maximum Recurring Revenue Multiple or minimum Recurring Revenue financial covenant, (iii) at the time of origination of the Loan, does not include and would not customarily be expected to include (as determined by the Collateral Manager) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) has been classified as a “Recurring Revenue Loan” by the Collateral Manager.

“Recurring Revenue Multiple”: With respect to any Loan for any relevant period of measurement, either (a) the meaning of “Recurring Revenue Multiple” or comparable definition set forth in the Underlying Documents for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Documents do not include a definition of “Recurring Revenue Multiple” or comparable definition, the aggregate indebtedness of the related Obligor that is pari passu with or senior to such Loan divided by Recurring Revenue.

“Redemption Date”: Any Business Day specified for a redemption of Debt pursuant to Section 9.2 or any Payment Date specified for a Tax Redemption of the Debt pursuant to Section 9.3.

“Redemption Price”: (1) For any Secured Debt to be redeemed or sold and transferred in connection with a Re-Pricing shall be (x) 100% of the Aggregate Outstanding Amount of such Secured Debt, plus (y) accrued and unpaid interest thereon (including defaulted interest and interest thereon and, in the case of a Class C Note, Deferred Interest and interest on any accrued and unpaid Deferred Interest) to the Redemption Date or Re-Pricing Date, as applicable, and (2) for each Subordinated Note, (i) if such Subordinated Note is being redeemed in connection with a liquidation of the Assets, its proportional share (based on the outstanding principal amount of such Subordinated Notes) of the amounts distributed with respect to the Subordinated Notes pursuant to the Priority of Payments on the Payment Date that is the Redemption Date therefor after redemption or repayment of the Secured Debt in full and after payment in full of (and/or creation of a reserve for) all fees, expenses and indemnities payable by the Issuer (including, without limitation, any Collateral Management Fees) and (ii) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Debt, its proportional share (based on the outstanding principal amount of such Subordinated Notes) of the price, as determined by the Collateral Manager on or about the date of a Refinancing, equal to the following: (a) amounts on deposit in the Principal Collection Subaccount, the Interest Collection Subaccount and the Revolver Funding Account immediately prior to such Refinancing plus (b) an amount equal to the sum of the products of (x) the average of the “bid” and “ask” price for each Collateral Obligation held by the Issuer (as determined in the sole discretion of the Collateral Manager) and (y) the principal balance of each such Collateral Obligation (excluding solely for purposes of this definition the unfunded commitments under any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation) plus (c) an amount equal to the sum of the products of (x) the average of the “bid” and “ask” price of each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation minus 100% and (y) the unfunded commitments under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation plus (d) an amount equal to the accrued interest on the Collateral Obligations (other than Defaulted Obligations) held by the Issuer immediately prior to such Refinancing plus (e) the sum of the “fair market values” (as determined in the sole discretion of the Collateral Manager) of each Asset not included in clauses (a) through (d) above minus (f) the Redemption Prices of the Secured Debt minus (g) any fees and expenses incurred in connection with such Refinancing and the associated supplemental indenture that are allocable to the redemption of the applicable Debt as determined by the Collateral Manager; provided that, in connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Secured Debt in whole or in part, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt by notifying the Trustee and the Issuer in writing prior to such Redemption Date of such election.

“Reference Rate”: With respect to any Floating Rate Debt, initially, Term SOFR, provided that if the Term SOFR Reference Rate component of Term SOFR or the then-current Reference Rate is unavailable or no longer reported, as determined by the Collateral Manager on any date of determination, then upon written notice from the Collateral Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Trustee of the occurrence of such event and the designation of a Fallback Rate, and “Reference Rate” shall mean such “Fallback Rate” for all purposes relating to the Floating Rate Debt in respect of such determination on such date and all determinations on all subsequent dates; provided that, if at any time, such rate determined in accordance with this Indenture would be a rate less than zero, then such rate shall be deemed to be zero for all purposes under this Indenture. With respect to any Collateral Obligation, when used in the context of such Collateral Obligation, “Reference Rate” or “Reference Rate-based index” means the London interbank offered rate, the forward-looking term rate based on SOFR or the applicable benchmark rate currently in effect for such floating rate Collateral Obligation and determined in accordance with the related Underlying Document.

“Reference Rate Amendment”: The meaning specified in Section 8.1(xxiii).

“Reference Rate Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on the Reference Rate and (b) that provides that such Reference Rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the Reference Rate for the applicable interest period for such Collateral Obligation.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Issuer or, upon request of the Issuer, by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Debt in connection with an Optional Redemption.

“Refinancing Obligation”: Each loan or replacement security issued in connection with a Refinancing.

“Refinancing Proceeds”: The net Cash proceeds from a Refinancing.

“Register”: The Notes Register.

“Registered”: In registered form for U.S. federal income tax purposes.

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act of 1940, as amended.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date occurring in July 2028, (ii) the date of the acceleration of the Maturity of any Class of Debt pursuant to Section 5.2 and (iii) the date on which the Collateral Manager delivers written notice to the Trustee and the Rating Agency that it has reasonably determined that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement. The Reinvestment Period may be reinstated in the case of clause (ii) and (iii) above, with the consent of the Collateral Manager, upon written notice to the Rating Agency, and, in the case of a reinstatement following a termination under clause (ii), (x) such acceleration has been subsequently rescinded and (y) no other event that would terminate the Reinvestment Period has occurred and is continuing.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Debt through the payment of Principal Proceeds plus (ii) the Aggregate Outstanding Amount of any additional Debt issued under and in accordance with Sections 2.13 and 3.2 or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such additional Debt.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, including the Alternative Reference Rates Committee or any successor thereto.

“Relevant Recipients”: The meaning specified in Section 7.22.

“Re-Priced Class”: The meaning specified in Section 9.7(a).

“Re-Pricing”: The meaning specified in Section 9.7(a).

“Re-Pricing Date”: The meaning specified in Section 9.7(b).

“Re-Pricing Eligible Debt”: With respect to any Class of Debt, the Debt specified as such in Section 2.3.

“Re-Pricing Intermediary”: The meaning specified in Section 9.7(a).

“Re-Pricing Rate”: The meaning specified in Section 9.7(b)(i).

“Required Interest Coverage Ratio”: (a) For the Class A Notes and the Class B Notes, 120.00% and (b) for the Class C Notes, 110.00%.

“Required Overcollateralization Ratio”: (a) For the Class A Notes and the Class B Notes, 130.85% and (b) for the Class C Notes 117.00%.

“Requisite Voting Percentage”: The percentage of the Aggregate Outstanding Amount of the relevant Debt required to satisfy the relevant voting threshold, such as consents for a proposed supplemental indenture.

“Responsible Officer”: With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Trading Period”: The period during which (1) the S&P rating of any of the Class A-1 Notes, the Class A-2 Notes or the Class A-F Notes is one or more subcategories below its rating on the Closing Date, (2) the S&P rating of any of the Class B Notes is two or more subcategories below its respective rating on the Closing Date or (3) the S&P rating of any of the Class C Notes is three or more subcategories below its respective rating on the Closing Date; provided, that such period will not be a Restricted Trading Period (i) if (x) the Aggregate Principal

Balance of the Collateral Obligations plus Eligible Investments constituting Principal Proceeds is greater than or equal to the Reinvestment Target Par Balance and (y) any of the Coverage Tests are satisfied or (ii) so long as the S&P rating of any Class of Debt has not been further downgraded, withdrawn or put on watch for potential downgrade, upon the direction of the Issuer with the consent of a Majority of the Controlling Class; provided, further that no Restricted Trading Period shall restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period is not in effect regardless of whether such sale has settled.

“Restructured Obligation”: A loan, Bond or Specified Equity Security acquired by the Issuer resulting from, or received in connection with, the workout or restructuring of a Collateral Obligation: provided that (i) on any Business Day as of which such Restructured Obligation satisfies the definition of “Workout Loan” (as tested on such date and without giving effect to any carve-outs set forth herein), the Collateral Manager may designate (by written notice to the Issuer, the Trustee and the Collateral Administrator) such Restructured Obligation as a “Workout Loan,” and thereafter, such Workout Loan shall be treated as a Workout Loan for all purposes under this Indenture and (ii) as of any Business Day as of which such Restructured Obligation satisfies the definition of “Collateral Obligation” (as tested on such date and without giving effect to any carve-outs set forth in this definition), the Collateral Manager may designate (by written notice to the Issuer, the Trustee and the Collateral Administrator) such Restructured Obligation as a “Collateral Obligation,” and thereafter, such Restructured Obligation shall be treated as a Collateral Obligation for all purposes under this Indenture. The acquisition of Restructured Obligations will not be required to satisfy the Investment Criteria.

“Revolver Funding Account”: The meaning specified in Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans), including funded and unfunded portions of revolving credit lines (including any portions thereof that may be drawn by the borrower relating to its letter of credit facilities), unfunded commitments under specific facilities and other similar loans that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Rules”: The U.S. Risk Retention Rules and/or the EU/UK Risk Retention Requirements, as applicable.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: The meaning specified in Section 14.16.

“S&P”: S&P Global Ratings and any successor or successors thereto.

“S&P Additional Current Pay Criteria”: Criteria satisfied with respect to any Collateral Obligation (other than a DIP Collateral Obligation) if either (i) the issuer of such Collateral Obligation has made an S&P Distressed Exchange Offer and the Collateral Obligation is already held by the Issuer and is subject to the S&P Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the S&P Distressed Exchange Offer, or (ii) such Collateral Obligation has a Market Value (determined solely for the purposes of this clause (ii), without taking into consideration clause (iii) of the definition of the term “Market Value”) of at least 80% of its par value.

“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P, which as of the date hereof is available at www.sp.sfproducttools.com, used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Administrator and the Trustee. Each S&P CDO Monitor will be chosen by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 6 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the Weighted Average S&P Recovery Rate for the Highest Ranking Class equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Formula Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor Adjusted BDR (as defined in Schedule 7 hereto); provided that an S&P CDO Monitor Formula Election Date may only occur once after the occurrence of an S&P CDO Monitor Model Election Date.

“S&P CDO Monitor Formula Election Period”: (a) The period from and including the Closing Date to, but excluding, the earlier of (i) the S&P CDO Monitor Model Election Date (if any) and (ii) the date on which each Class of Secured Debt rated by S&P is repaid in full and (b) if an S&P CDO Monitor Model Election Date occurs after the Closing Date, the period from and including the S&P CDO Monitor Formula Election Date (if any) to the date on which each Class of Secured Debt rated by S&P is repaid in full.

“S&P CDO Monitor Model Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor; provided that an S&P CDO Monitor Model Election Date may only occur once.

“S&P CDO Monitor Model Election Period”: The period from and including the S&P CDO Monitor Model Election Date to but excluding the earlier of (i) the S&P CDO Monitor Formula Election Date (if any) and (ii) the date on which each Class of Secured Debt rated by S&P is repaid in full.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination if, with respect to the Highest Ranking Class, after giving effect to the sale of a Collateral Obligation (excluding Defaulted Obligations) or the purchase of an additional Collateral Obligation (excluding Defaulted Obligations), (a) during an S&P CDO Monitor Model Election Period, following receipt by the Issuer and the Collateral Administrator of the applicable input file to the S&P CDO Monitor, the Class Default Differential of the Proposed Portfolio is positive, or (b) during an S&P CDO Monitor Formula Election Period (if any), the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR. The S&P CDO Monitor Test will be considered to be maintained or improved (a) during an S&P CDO Monitor Model Election Period, following receipt by the Issuer, the Trustee and the Collateral Administrator of the applicable input file to the S&P CDO Monitor, if the Class Default Differential of the Proposed Portfolio is greater than or equal to the corresponding Class Default Differential of the Current Portfolio or (b) during an S&P CDO Monitor Formula Election Period (if any), if the difference between the S&P CDO Monitor SDR less the S&P CDO Monitor Adjusted BDR of the Proposed Portfolio is no greater than the difference between the S&P CDO Monitor SDR less the S&P CDO Monitor Adjusted BDR of the Current Portfolio. During an S&P CDO Monitor Formula Election Period, (x) the definitions in Schedule 7 hereto will apply and (y) in connection with the Effective Date, the S&P Effective Date Adjustments set forth in Schedule 7 hereto will apply.

“S&P Collateral Value”: With respect to any Defaulted Obligation, Deferring Obligation, Workout Loan, Long Dated Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation, Deferring Obligation, Workout Loan or Long Dated Obligation, respectively, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation, Deferring Obligation, Workout Loan or Long Dated Obligation, respectively, as of the relevant Measurement Date.

“S&P Cov-Lite Loan”: A Loan the Underlying Documents for which do not (i) contain any financial covenants or (ii) require the related obligor to comply with any Maintenance Covenant (regardless of whether compliance with one or more covenants by any borrower only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture is otherwise required by such Underlying Documents).

“S&P Distressed Exchange Offer”: An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for cash, or any combination thereof, in each case that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the Obligor thereof to avoid imminent default.

“S&P Effective Date Condition”: A condition which is satisfied if (x) an S&P CDO Monitor Formula Election Date has occurred and the S&P CDO Monitor Test is satisfied (as determined by the Collateral Manager) and (y) (a) within 15 Business Days after the Effective Date, the Effective Date Report is provided to S&P setting forth certain information with respect to the Assets and confirming that, as of the Effective Date, the Effective Date Tested Items were satisfied, (b) the Issuer provides to the Trustee and S&P a report of independent accountants recalculating and comparing the information set forth in the Effective Date Report delivered pursuant to clause (a) above (including the Excel Default Model Input File that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied) and such report does not indicate the failure of any Effective Date Tested Item and (c) the Issuer delivers to the Trustee and S&P a certificate of the Issuer certifying that, as of the Effective Date, the Effective Date Tested Items were satisfied, in each case, in accordance with Section 7.18.

“S&P Industry Classification Group”: The S&P Industry Classifications set forth in Schedule 2 hereto, and such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that satisfies S&P’s then-current guarantee criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P (provided that if a point-in-time credit rating was assigned by S&P within the last 12 months from the date of determination, then the S&P Rating shall be such point-in-time credit rating for no longer than 12 months after its assignment);

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a) if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one subcategory below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two subcategories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, (i) if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; (ii) if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; (iii) if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; (iv) the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; (v) such credit estimate shall expire 12 months after the receipt thereof, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period following the receipt of such credit estimate, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; (vi) such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the receipt thereof and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter, provided however, if the Issuer does not receive a confirmed or revised credit estimate within 90 days of such application or renewal, such Collateral Obligation shall have an S&P Rating of CCC- until receipt, if any, of such confirmed or revised credit estimate; and (vii) the Issuer will, following receipt of notification from the Collateral Manager, promptly notify S&P of any material event with respect to any such Collateral Obligation if the Collateral Manager determines that such event is a material event as described in the Information; and

(c) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-” and the Collateral Manager will, prior to or within 30 days after the acquisition of such Collateral Obligation, submit all available Information to S&P; provided (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two-year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the

Collateral Manager reasonably expects them to remain current, and (iii) the Issuer will, following receipt of notification from the Collateral Manager, promptly notify S&P of any material event with respect to any such Collateral Obligation if the Collateral Manager determines that such event is a material event as described in the Information;

(iv) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-”; or

(v) if it is a Current Pay Obligation, the higher of (a) such obligation’s issue rating and (b) “CCC”;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one subcategory below such assigned rating.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has specifically confirmed in writing, including by electronic messages, facsimile, press release or posting to its internet website (or has declined to undertake a review of such action by such means), to the Issuer, the Trustee or the Collateral Manager that no immediate withdrawal or reduction with respect to its then-current rating of any Class of Secured Debt rated by it on the Closing Date will occur as a result of such action; provided that if S&P (x) makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee that (i) it believes the S&P Rating Condition is not required with respect to an action or (ii) its practice or policy is to not give such confirmations, or (y) no longer constitutes a Rating Agency under this Indenture, then the S&P Rating Condition will not apply to such action; provided further that notwithstanding anything to the contrary herein, with respect to any event or circumstance that requires satisfaction of the S&P Rating Condition, such S&P Rating Condition shall be deemed inapplicable if no Class of Secured Debt then rated by S&P are then Outstanding.

“S&P Rating Confirmation Failure”: The meaning specified in Section 7.18(e).

“S&P Recovery Amount”: With respect to any Collateral Obligation or Workout Loan or Adjusted Closing Date Participation Interest, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation or Workout Loan.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 6 using the Initial Rating of the Highest Ranking Class at the time of determination.

“S&P Recovery Rating”: With respect to any Collateral Obligation, the corporate recovery rating assigned by S&P to such Collateral Obligation.

“Sale”: The meaning specified in Section 5.17.

“Sale Notice”: The meaning specified in Section 5.4.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with the restrictions described in Article XII (or Article V, if applicable) less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest and Principal Financed Capitalized Interest received in respect of such sale.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Documents.

“Second Lien Loan”: Any Loan or assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted Liens, including, without limitation, any tax liens) securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Secured Debt”: The Secured Notes authorized by, and authenticated (if applicable) and delivered under, this Indenture (as specified in Section 2.3), together with any additional Secured Notes issued pursuant to and in accordance with this Indenture.

“Secured Debtholder”: With respect to any Secured Debt, the Holder of such Secured Debt as specified in the Notes Register.

“Secured Notes”: The Class A Notes, the Class B Notes and the Class C Notes authorized by, and authenticated (if applicable) and delivered under, this Indenture (as specified in Section 2.3).

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and U.S. Bank National Association, as custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date. The Collateral Manager may, in its sole discretion, waive its right to receive any portion of the Senior Collateral Management Fee with respect to any Payment Date.

“Senior Collateral Management Fee Shortfall Amount”: To the extent the Senior Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Senior Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable), which shall be automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager, in accordance with the Priority of Payments.

“Senior Secured Loan”: Any Loan or assignment of or Participation Interest in a Loan that: (a) other than to the extent provided in the definition of “First-Lien Last-Out Loan,” is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (subject to customary exceptions for Loans secured by a first-priority perfected security interest, including for Super-Priority Revolving Facilities); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan (subject to customary exceptions for permitted Liens, including, without limitation, any tax liens); (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Debt (or any interest therein) by virtue of its interest therein and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Priority of Payments”: The meaning specified in Section 11.1(a)(iii).

“Special Redemption”: A redemption of the Secured Debt in accordance with Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(f) reduce the principal amount of the applicable Collateral Obligation;

(g) release any material Obligor; or

(h) release any collateral securing the Collateral Obligation.

“Specified Equity Securities”: Equity Securities (including any Margin Stock) resulting from the exercise of a warrant, option, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an equity security or interest resulting from, or received in connection with, the workout or restructuring of a Collateral Obligation. The acquisition of Specified Equity Securities will not be required to satisfy the Investment Criteria.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“Standby Directed Investment”: Shall mean, initially, JP MORGAN US GOVERNMENT MMKT CL INST/ IJGXX/ 4812C2684 (which investment is, for the avoidance of doubt, an Eligible Investment); provided that the Issuer, or the Collateral Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

“Stated Maturity”: With respect to the Debt of any Class, the date specified as such in Section 2.3 or as otherwise specified herein with respect to such Class of Debt.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities; provided that an ABL Facility does not constitute a Structured Finance Obligation.

“Subordinate Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.35% per annum (calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date. The Collateral Manager may, in its sole discretion, waive its right to receive any portion of the Subordinate Collateral Management Fee with respect to any Payment Date.

“Subordinate Collateral Management Fee Shortfall Amount”: To the extent the Subordinate Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Subordinate Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager, in accordance with the Priority of Payments.

“Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Successor Entity”: The meaning specified in Section 7.10.

“Super-Priority Revolving Facility”: With respect to a Collateral Obligation, a senior secured revolving facility incurred by the same Obligor that is prior in right of payment to such Collateral Obligation; provided that the outstanding principal balance and unfunded commitments of such senior secured revolving facility do not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such revolving facility, plus (y) the outstanding principal balance of such Collateral Obligation, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such Collateral Obligation.

“Supermajority”: With respect to any Class of Debt, the holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class.

“Surrendered Debt”: Any Debt or beneficial interest in Debt tendered by any Holder or beneficial owner (including the Collateral Manager and its Affiliates), respectively, for cancellation by the Trustee without such Holder receiving any payment on the full principal amount outstanding at the time of such surrender (other than any Debt being refinanced in connection with a Refinancing).

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$500,000,000.

“Target Initial Par Condition”: A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with the amount of any proceeds of sales, prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date, without duplication, will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Target Return”: With respect to any Payment Date (calculated from the Closing Date to and including such Payment Date), the amount that, together with all amounts paid to the holders of the Subordinated Notes pursuant to the Priority of Payments on or prior to such Payment Date (including by giving effect to payments made on such Payment Date), would cause the holders of the Subordinated Notes to first achieve an Internal Rate of Return of 12.0% on the Aggregate Outstanding Amount of Subordinated Notes issued on the Closing Date.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: (i)(x) Any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any Tax required to be withheld under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

“Tax Jurisdiction”: (a) A tax-advantaged sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Luxembourg, Singapore, Curacao, St. Maarten, the Marshall Islands or the U.S. Virgin Islands) or (b) any other tax-advantaged jurisdiction of which notice is given by the Issuer (or the Collateral Manager on behalf of the Issuer) to the Rating Agency of its intention to treat such jurisdiction as a Tax Jurisdiction.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Term SOFR”: With respect to the Secured Debt (other than the Fixed Rate Debt), for any Interest Accrual Period, will equal a rate per annum equal to the Term SOFR Reference Rate for the Designated Maturity on the applicable Interest Determination Date; provided that if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Collateral Manager has determined that the Term SOFR Reference Rate is not available or the Term SOFR Reference Rate for the applicable Designated Maturity has not otherwise been published by the Term SOFR Administrator, then Term SOFR will be (x) the Term SOFR Reference Rate for such Designated Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such Designated Maturity was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, and if the Collateral Manager has not determined a Fallback Rate in accordance with the definition thereof, Term SOFR shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME Group Inc.’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Collateral Manager and available to the Calculation Agent from time to time).

“Third Party Credit Exposure”: As of any date of determination, the sum (without duplication) of the outstanding Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s Credit Rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided, that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Securities Account Control Agreement, the Collateral Administration Agreement, the Master Transfer Agreement, the EU/UK Retention Agreement and the Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Debt.

“Transparency and Reporting Requirements”: The transparency requirements contained in Article 7 of the EU/UK Securitization Regulation, as may be amended during the life of this transaction resulting in the application of new simplified reporting templates.

“Transparency Reports”: The meaning specified in Section 7.22.

“Trust Officer”: When used with respect to the Trustee, any officer of such entity including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction. When used with respect to the Collateral Administrator, any officer of such entity including any vice president, assistant vice president or officer of the Collateral Administrator customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Collateral Administration Agreement.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“UK Securitization Laws”: The UK Securitization Regulation and, together with any supplementary regulatory technical standards, implementing standards and any official guidance published in relation thereto by the UK Financial Conduct Authority and/or the UK Prudential Regulation Authority, and any implementing laws or regulations.

“UK Securitization Regulation”: The EU Securitization Regulation (as applicable on December 31, 2020) as retained as part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Document”: The indenture, loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States” or “U.S.”: The United States of America, its territories and its possessions.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, any Uptier Priming Debt must satisfy the requirements of the definition of one of “Collateral Obligation”, “Workout Loan” or “Restructured Obligation”.

“Uptier Priming Transaction”: Any transaction effected in connection with the bankruptcy related to, or the workout or restructuring of, a Collateral Obligation held by the Issuer, in which (x) new money priming debt is issued by the Obligor of such Collateral Obligation which will be senior in priority to all existing debt of such Obligor (including the Collateral Obligation held by the Issuer) (“Superpriority New Money Debt”) and (y) the current secured lenders (with respect to such Collateral Obligation) that participate in the Superpriority New Money Debt have the opportunity to exchange their current secured loans for priming debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that will be senior in priority to all other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer), other than Superpriority New Money Debt (“Rolled Senior Uptier Debt”).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the Securities Industry and Financial Markets Association website.

“U.S. person”: The meaning specified in Regulation S.

“U.S. Retention Sponsor”: HPS Corporate Lending Fund.

“U.S. Risk Retention Rules”: Section 15G of the Exchange Act and the rules and regulations promulgated thereunder.

“U.S. Tax Person”: A “United States person” as defined in Section 7701(a)(30) of the Code.

“Volcker Rule”: Section 619 of the Dodd-Frank Act and the related implementing regulations, as amended from time to time.

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the aggregate principal balance of all Fixed Rate Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the aggregate principal balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the outstanding principal balance of such Collateral Obligation and dividing such sum by:

(b) the aggregate outstanding principal balance at such time of all such Collateral Obligations.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the greater of (i) zero and (ii)(x) the Maximum Weighted Average Life minus (y) 0.25 multiplied by the number of completed calendar quarters since the Closing Date.

“Weighted Average S&P Recovery Rate”: As of any Measurement Date, the number, expressed as a percentage and determined separately for each Class of Secured Debt, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 6 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Workout Loan”: Any debt obligation acquired by the Issuer resulting from, or received or issued in connection with, an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of or with respect to an obligor or Collateral Obligation that, in each case, (x) meets the requirements of the definition of “Collateral Obligation” (other than clauses (ii), (iv), (viii), (xv), (xvii) and (xxiv) thereof) as determined by the Collateral Manager, (y) is no more junior in right of payment than the related Collateral Obligation already held by the

Issuer that was subject to insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event and (z) at the time of such acquisition (or commitment to acquire), the Collateral Manager reasonably believes (not to be called into question as a result of subsequent events) that making such investment will minimize material losses and otherwise improve recovery prospects in connection with the related obligor or Collateral Obligation, as applicable. Except to the extent provided above, the acquisition of Workout Loans will not be required to satisfy the Investment Criteria. Notwithstanding anything else to the contrary in this Indenture, a Workout Loan will be treated as a Defaulted Obligation for all purposes under this Indenture; provided that on any Business Day as of which such Workout Loan satisfies the definition of “Collateral Obligation” (as tested on such date and without giving effect to any carve-outs set forth in this definition), the Collateral Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Workout Loan as a “Collateral Obligation,” and thereafter, such Workout Loan shall be treated as a Collateral Obligation for all purposes under this Indenture.

“Workout Loan/Restructured Obligation Payment Condition”: A condition that is satisfied on any date of determination if (x) the aggregate amount of Principal Proceeds (other than proceeds from a Contribution designated as Principal Proceeds) used to acquire a Workout Loan or a Restructured Obligation, as applicable, (other than any Uptier Priming Debt) measured cumulatively since the Closing Date, does not exceed 5.0% of the Target Initial Par Amount, and (y) the Adjusted Collateral Principal Amount will be greater than the Reinvestment Target Par Balance.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.8(b)(iv), Article XII and the definition of “Interest Coverage Ratio”, the expected interest on the Secured Debt and Floating Rate Obligations will be calculated using the then-current interest rates applicable thereto. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.3(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.3(d) being greater than the actual amounts available.

(e) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of “Defaulted Obligation”, then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the aggregate principal balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount as set forth in the proviso to the definition of “Defaulted Obligation.”

(h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(i) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage (other than the Reference Rate, which shall be rounded to the nearest hundred-thousandth), and to the nearest one-hundredth if expressed otherwise.

(k) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(l) Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Collection Period divided by 360 and shall be based on the Fee Basis Amount (but including the par amount of all Restructured Obligations, Defaulted Obligations and Equity Securities and interest only strips), measured as of the first day of the Collection Period relating to each Payment Date.

(m) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(n) For all purposes where expressly used in this Indenture, the “outstanding principal balance” shall exclude capitalized interest, if any.

(o) Except as expressly set forth herein, the “principal balance” of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(p) For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest and Principal Financed Capitalized Interest received in respect of such sale.

(q) To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, in each case as reasonably determined by a Trust Officer of the Collateral Administrator or the Trustee, the Collateral Administrator and/or the Trustee shall be entitled to request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator and/or the Trustee, as applicable, shall be entitled to follow such direction, and shall be entitled to conclusively rely thereon without any responsibility or liability therefor. For the avoidance of doubt, the Collateral Administrator shall also be entitled to request direction from the Collateral Manager with respect to any interpretations and/or methodologies to be used relating to the benchmarks used for the Collateral Obligations and the Reference Rate of the Debt.

(r) To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained in this Indenture, whenever in this Indenture the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person. The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under this Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager.

(s) With respect to any notice period set forth herein, such period may be shortened with the consent of each party required to receive such notice.

(t) If withholding tax is imposed on amendment fees, waiver fees, consent fees, extension fees, commitment fees or other similar fees, the calculations of the Weighted Average Floating Spread, the Weighted Average Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, will be made on a net basis after taking into account such withholding, unless the Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Document with respect thereto.

(u) All calculations related to Maturity Amendments, Collateral Obligations, Discount Obligations and the Investment Criteria (and definitions related to Maturity Amendments, Collateral Obligations, Discount Obligations and the Investment Criteria) that would otherwise be calculated cumulatively will be reset at zero on date of any Refinancing of all Outstanding Classes of Secured Notes in full.

(v) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of any Asset may be in the form of a trade ticket, confirmation of trade, trade blotter, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Collateral Manager on which the Trustee may rely as to whether any related conditions have been satisfied.

ARTICLE II

THE DEBT

Section 2.1 Forms Generally. The Debt and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Officer of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes. (a) The forms of the Notes shall be as set forth in the applicable part of Exhibit A hereto.

(b) Notes.

(i) The Secured Notes of each Class sold to Qualified Purchasers that are not U.S. Persons outside the United States in reliance on Regulation S shall each be issued initially in the form of one permanent Global Note per Class in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A-1 hereto (each, a “Regulation S Global Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(ii) Other than as set forth in the following sentence, the Secured Notes of each Class and Subordinated Notes sold to a Person that, at the time of acquisition, purported acquisition or proposed acquisition of any such Note, are QIB/QPs shall each be issued initially in the form of one or more permanent Global Note per Class in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A-1 or Exhibit A-3 hereto, as applicable (each, a “Rule 144A Global Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(iii) The Notes sold to persons that are IAI/QPs (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a QP) or, with respect to the Subordinated Notes, an Accredited Investor that is a Knowledgeable Employee with respect to the Issuer shall be issued in the form of one or more definitive, fully registered notes without coupons substantially in the form attached as, with respect to the Secured Notes, Exhibit A-2 hereto (a “Certificated Secured Note”) or, with respect to the Subordinated Notes, Exhibit A-4 hereto (a “Certificated Subordinated Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee or Authenticating Agent as hereinafter provided.

(iv) ERISA Restricted Notes sold to Benefit Plan Investors or Controlling Persons, other than Benefit Plan Investors or Controlling Persons that purchase Subordinated Notes from the Issuer on the Closing Date, shall be issued in the form of Certificated Notes.

(v) [Reserved]

(vi) The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all payment purposes whatsoever, and for all other purposes except as provided in Section 14.2(e). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) CUSIPs. As an administrative convenience or in connection with a Re-Pricing of the Notes, the Issuer or the Issuer’s agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class of Notes.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Debt that may be authenticated and delivered under this Indenture is limited to U.S.$526,000,000 (except for (i) Debt authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt pursuant to Section 2.5, Section 2.6, Section 2.12 or Section 8.5 of this Indenture and (ii) additional securities issued in accordance with Sections 2.13 and 3.2).

Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	Class A-1 Notes	Class A-2 Notes	Class A-F Notes	Class B-1 Notes	Class B -2 Notes	Class B -F Notes	Class C-1 Notes	Class C-2 Notes	Class C-F Notes	Subordinated Notes
Original Principal Amount[1]	$255,000,000	$40,850,000	$9,150,000	$35,000,000	$13,500,000	$1,500,000	$31,500,000	$12,150,000	$1,350,000	$126,000,000
Stated Maturity	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034	Payment Date in April 2034
Interest Rate:	Reference Rate	Reference Rate	N/A	Reference Rate	Reference Rate	N/A	Reference Rate	Reference Rate	N/A	N/A
Spread[2]	0.250%	1.875%	6.275%	0.500%	2.400%	6.714%	0.750%	3.200%	7.490%	N/A
Initial S&P Rating:	AAA (sf)	AAA (sf)	AAA (sf)	AA (sf)	AA (sf)	AA (sf)	A (sf)	A (sf)	A (sf)	N/A
Priority Class(es)	None	None	None	A-1, A-2, A-F Notes	A-1, A-2, A-F Notes	A-1, A-2, A-F Notes	A-1, A-2, A-F, B-1, B-2, B-F Notes	A-1, A-2, A-F, B-1, B-2, B-F Notes	A-1, A-2, A-F, B-1, B-2, B-F Notes	A-1, A-2, A-F, B-1, B-2, B-F, C-1, C-2, C-F Notes
Junior Class(es)	B-1, B-2, B-F, C-1, C-2, C-F, Subordinated Notes	B-1, B-2, B-F, C-1, C-2, C-F, Subordinated Notes	B-1, B-2, B-F, C-1, C-2, C-F, Subordinated Notes	C-1, C-2, C-F, Subordinated Notes	C-1, C-2, C-F, Subordinated Notes	C-1, C-2, C-F, Subordinated Notes	Subordinated Notes	Subordinated Notes	Subordinated Notes	None
Pari Passu Class(es)	A-2, A-F Notes	A-1, A-F Notes	A-1, A-2 Notes	B-2, B-F Notes	B-1, B-F Notes	B-1, B-2 Notes	C-2, C-F Notes	C-1, C-F Notes	C-1, C-2 Notes	None
Interest deferrable	No	No	No	No	No	No	Yes	Yes	Yes	N/A
Re-Pricing Eligible Debt	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	N/A
ERISA Restricted Note	No	No	No	No	No	No	No	No	No	Yes
Form	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Physical (Book- Entry on the Closing Date)

The Debt shall be held in the Minimum Denominations. Debt shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual, facsimile or electronic.

Notes bearing the manual, facsimile or electronic signatures of individuals who were at the time of execution Officers of the Issuer, shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

[1]	As of the Closing Date.
[2]

The spread over the Reference Rate for calculating interest on the Floating Rate Debt will initially be Term SOFR, and will be calculated as set forth under Section 2.7 hereof. The spread over the Reference Rate or fixed interest rate of any Re-Pricing Eligible Debt may be reduced in connection with a Re-Pricing, subject to the conditions set forth in Section 9.7.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in connection with a transfer of Notes, be deemed to have been provided upon delivery of an executed Note to the Trustee), shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in Minimum Denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Outstanding Amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the “Notes Register”) at the Corporate Trust Office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes (including the principal amount and stated interest thereon) and the registration of transfers of Notes. The Trustee is hereby initially appointed “Notes Registrar” for the purpose of registering Notes and transfers of such Notes with respect to the Notes Register maintained in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Notes Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Notes Register.

Subject to this Section 2.5 and Section 2.12, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Minimum Denomination and of a like aggregate principal or face amount. At any time, upon request of the Issuer, the Collateral Manager or the Initial Purchaser, the Trustee shall provide such requesting Person a list of Holders of the Notes, and each Holder is deemed to agree by acceptance of its Note that the Notes Registrar shall not have any liability with respect to the release of any information with respect to such Holder to any such requesting Person.

In addition, when permitted under this Indenture, the Issuer, the Trustee and the Collateral Manager shall be entitled to rely upon any certificate of ownership provided to the Trustee by a beneficial owner of Debt (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Debt beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager or the Initial Purchaser, the Trustee shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Trustee has received (unless otherwise directed by such beneficial owner).

At the option of the Holder, Notes may be exchanged for Notes of like terms, in Minimum Denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate, or request the Authenticating Agent to authenticate, and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued, authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Notes Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Trustee or the Notes Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity, authority, and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c) No transfer of any Subordinated Note (or any interest therein) will be effective, and no such transfer will be recognized, if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Subordinated Notes would be held by Persons who are Benefit Plan Investors as calculated pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “25% Limitation”). For purposes of these calculations and all other calculations required by this sub-section (c), any Notes of the Issuer held by a Person (other than a Benefit Plan Investor) who is a Controlling Person shall be disregarded and not treated as Outstanding. The Trustee shall be entitled to rely exclusively upon the information set forth on the face of the transfer certificates received pursuant to the terms of this Section 2.5 and Section 2.12 and only Notes that a Trust Officer of the Trustee actually knows to be so held shall be so disregarded.

(d) [Reserved]

(e) Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirement or terms of, or the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a transfer certificate is specifically required by the terms of this Section 2.5 and Section 2.12 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(f) Transfers of Global Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(f) and Section 2.12.

(i) Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser that is not a U.S. person) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Notes Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Notes Registrar to credit or request to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the Minimum

Denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser that is not a U.S. person and is purchasing such beneficial interest in reliance on Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser that is not a U.S. person and is purchasing such beneficial interest outside the United States in reliance on Regulation S, then the Notes Registrar shall confirm the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or request to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Notes Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Notes Registrar to request to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-4 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB/QP, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a QIB/QP, then the Notes Registrar will approve the instructions at DTC to reduce, or request to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or request to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iii) Global Note to Certificated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to exchange its interest or transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note. Upon receipt by the Notes Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Notes Registrar will confirm the instructions at DTC to reduce, or request to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred and record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer, authentication by the Trustee or the Authenticating Agent and delivery by the Trustee of one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in Minimum Denominations.

(g) Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(g) and Section 2.12.

(i) Certificated Notes to Rule 144A Global Notes or Regulation S Global Notes. If a holder of a Certificated Note wishes at any time to exchange its interest in such Certificated Note for a beneficial interest in a corresponding Rule 144A Global Note or Regulation S Global Note or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Rule 144A Global Note or Regulation S Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in a corresponding Rule 144A Global Note or Regulation S Global Note. Upon receipt by the Notes Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-4 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-6, Exhibit B-7 or Exhibit B-9 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to request to be credited a beneficial interest in the applicable Rule 144A Global Notes or Regulation S Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Notes Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and confirm the instructions at DTC, concurrently with such cancellation, to credit or request to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note or Regulation S Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(ii) [Reserved]

(iii) Certificated Notes to Certificated Notes. If a holder of a Certificated Note wishes at any time to exchange such Certificated Note for one or more Certificated Notes or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such holder may exchange or transfer, or cause the exchange or transfer of, such Certificated Note. Upon receipt by the Notes Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 and, in the case of a transfer or exchange of ERISA Restricted Notes, Exhibit B-3 and Exhibit B-5 attached hereto executed by the transferee, the Notes Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer, authentication by the Trustee or the Authenticating Agent and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in Minimum Denominations.

(h) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the applicable legend shall not be removed unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(i) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows (except as may be expressly agreed in writing between such Person and the Issuer, if such Person is an initial purchaser, which writing shall be provided to the Trustee):

(i) In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the BDC Advisor, the Initial Purchaser, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator the Initial Purchaser or any of their respective affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Note) both (a) a QIB that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act or an entity (other than a trust) owned exclusively by “qualified purchasers” or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Note) a Qualified Purchaser and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories, (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

(ii) Such beneficial owner represents, warrants and agrees that for the Class A-1 Notes, Class A-2 Notes, Class A-F Notes, Class B-1 Notes, Class B-2 Notes, Class B-F Notes, Class C-1 Notes, Class C-2 Notes and Class C-F Notes only, (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

(iii) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that none of the Issuer or the pool of Assets has been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(iv) Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v) Such beneficial owner agrees to the provisions of Section 2.12, to the extent applicable to such beneficial owner.

(vi) [Reserved]

(vii) Such beneficial owner agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Debt issued pursuant to this Indenture or, if longer, the applicable preference period (plus one day) then in effect.

(viii) Such beneficial owner agrees that (a)(i) the express terms of this Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) this Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) each beneficial owner shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (b) there are no implied rights under this Indenture to direct the commencement of any such Proceeding, and (c) notwithstanding any provision of this Indenture, or any provision of the Notes, the Collateral Administration Agreement or of any other agreement, the Issuer, whether jointly or severally, shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the BDC Advisor, the Collateral Administrator or the Calculation Agent.

(ix) Such beneficial owner agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Notes of a Re-Priced Class held by non-consenting holders pursuant to this Indenture, and if such beneficial owner is a non-consenting holder, it agrees to sell and transfer its Notes in accordance with the provisions of this Indenture and hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to cooperate with the Issuer, the Re-Pricing Intermediary on behalf of the Issuer, or the Trustee to effect such sale and transfers.

(x) Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions, representations, warranties and agreements set forth in this Indenture, including the Exhibits referenced herein and, in the case of the Subordinated Notes, the Daisy Chain Letter.

(xi) Such beneficial owner of the Subordinated Notes understands that no transfer of the Subordinated Notes will be effective (and thus no transferee shall be entitled to any payments, distributions or rights with respect to the Subordinated Notes or the Issuer) unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter. No transfer or sale (including participation, pledge, hypothetication, re-hypothetication or any other form of disposal, including any marketing in connection therewith) of Subordinated Notes (or any interests therein) shall be made in an amount that is less than the Minimum Denomination for such Subordinated Note, as applicable.

(xii) If such beneficial owner is, or is acting on behalf of, a Benefit Plan Investor, then it is deemed to represent, warrant and agree that: (i) none of the Issuer, the Initial Purchaser, the Collateral Manager, the BDC Advisor, the EU/UK Retention Holder, the Depositor, the Trustee or the Collateral Administrator, or any of their respective affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of Notes, and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

(j) Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-2 or Exhibit B-3, as applicable.

(k) (I) Each purchaser and transferee of a Subordinated Note in the form of Global Notes purchased from the Issuer on the Closing Date or in the form of Certificated Notes (or any interest therein) will be required to represent and warrant (A) whether or not, for so long as it holds such Notes or interest therein, it is, or is acting on behalf of, a Benefit Plan Investor or a Controlling Person and (B) that (1) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (2) if it is a governmental, church, non-U.S. or other plan, (i) it is not, and for so long as it holds such Notes or interests therein will not be, subject to Similar Law, and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law. (II) Each purchaser and transferee of a Subordinated Note in the form of Global Notes other than from the Issuer on the Closing Date (or any interest therein) will be deemed to represent, warrant and agree that: (i) it is not, and is not acting on behalf of (and for so long as it holds such Notes or interests therein will not be, and will not be acting on behalf of), a Benefit Plan Investor or a Controlling Person; and (ii) if it is a governmental, church, non-U.S. or other plan, (1) it is not, and for so long as it holds such Notes or interests therein will not be, subject to any Similar Law, and (2) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

(l) Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(n) The Notes Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any purchaser, transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(o) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, each of the Initial Purchaser may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer or the Trustee may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date) at the applicable Interest Rate from the Closing Date, and shall accrue for each period (including the first and last days thereof) specified in the definition of the term Interest Accrual Period and be payable in arrears on each Payment Date, except as otherwise set forth below. Payment of interest on each Class of Debt (other than the Class A Notes) (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to each Class of Deferrable Debt, any payment of interest due on such Class of Deferrable Debt which is not available to be paid in accordance with the Priority of Payments on any Payment Date (“Deferred Interest”) shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) and, thereafter, will bear interest at the Interest Rate for such Class of Deferrable Debt (as applicable) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferrable Debt, and (iii) the Stated Maturity of such Class of Deferrable Debt. Deferred Interest on the Deferrable Debt shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to such Class of Deferrable Debt, and (ii) which is the Stated Maturity of such Class of Deferrable Debt. Regardless of whether any Priority Class is Outstanding with respect to a Class of Deferrable Debt, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferrable Debt) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on the Debt from the date of repayment or the respective Stated Maturity unless payment of principal is improperly withheld or unless default is otherwise made with respect to such payments of principal. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes or Class B Notes or, if no Class A Notes or Class B Notes are Outstanding, any Class C Notes, shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of each Class of Secured Debt matures at par and is due and payable on the date of the Stated Maturity for the applicable Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Debt (and distributions of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Debt (and distributions on Principal Proceeds to the Holders of the Subordinated Notes) which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Secured Debt or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Debt will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person or, in the case of the Debt (other than the Subordinated Notes), the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a Person that is not a U.S. Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Debt or the Holder or beneficial owner of such Debt under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and the delivery of any information required under FATCA to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Debt. Nothing herein shall be construed to obligate the Paying Agent or the Trustee to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Debt and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note, to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by such Person, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, to the Holder or its nominee with respect to a Certificated Note; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the applicable Register. Upon final payment due on the Maturity of any Debt, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members or any of their nominees relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Debt (other than on the Stated Maturity thereof), the Trustee in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the applicable Register, a notice which shall specify the date on which such payment will be made and the place where such Debt may, as applicable, be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Debt of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g) Interest accrued with respect to the Floating Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Debt shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided, that if an Optional Redemption, Clean-Up Call Redemption, Tax Redemption, Mandatory Redemption or Re-Pricing occurs on a Business Day that would not otherwise be a Payment Date, interest on such Fixed Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h) All reductions in the principal amount of any Debt (or one or more predecessor Debt instruments, as applicable) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Debt and of any Debt issued or incurred upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt instrument.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Debt and this Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shareholder, authorized Person or incorporator of either the Issuer, the Collateral Manager or their respective affiliates, successors or assigns for any amounts payable under the Debt or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8 Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of any Debt the Person in whose name such Debt is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Debt and on, other than as otherwise expressly provided in this Indenture, any other date for all other purposes whatsoever (whether or not such Debt is overdue), and neither the Issuer nor the Trustee, or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Cancellation. All Debt surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Debt may be surrendered (including any surrender in connection with any abandonment thereof) for payment except as provided by this Indenture, or for registration of transfer or exchange in accordance with this Article II or redemption in accordance with Article IX hereof (and, in the case of a Special Redemption, a Clean-Up Call Redemption, a Mandatory Redemption or an Optional Redemption in part by Class, only to the extent that such Special Redemption, Mandatory Redemption, Clean-Up Call Redemption or Optional Redemption results in payment in full of the applicable Class of Debt), or for replacement in connection with any Debt deemed lost or stolen. The Issuer may not purchase any of the Debt;

provided that such prohibition shall not be deemed to limit the Issuer’s rights or obligations relating to any redemption of the Debt permitted or required hereunder. Any Debt surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Debt held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10 DTC Ceases to be Depository. (a) Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof (as instructed by DTC) only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x)(i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note, or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after receiving notice of such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in Minimum Denominations. Any Certificated Note delivered in exchange for an interest in a Rule 144A Global Note or Regulation S Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of sub-section (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in sub-section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Notes Registrar shall be liable for any delay in the delivery of directions from the DTC, as depository, and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Debt to (i) a U.S. person that is not a QIB/QP (other than, solely in the case of Debt issued as Certificated Notes, a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and solely in the case of the Subordinated Notes, other Accredited Investors that are Knowledgeable Employees with respect to the Issuer), (ii) a non-U.S. person that is not a Qualified Purchaser or (iii) in the case of the Subordinated Notes, a non-U.S. Tax Person, shall in either case be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes. In addition, the acquisition of Debt by a Non-Permitted Holder under Section 2.11(b) shall be null and void ab initio.

(b) If any (i) U.S. person that is not a QIB/QP (other than (x) solely in the case of Debt issued as Certificated Notes, a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and (y) solely in the case of Subordinated Notes issued as Certificated Notes, a U.S. person that is an Accredited Investor that is also a Knowledgeable Employee with respect to the Issuer) or (ii) non-U.S. person that is not a Qualified Purchaser shall, in either case, become the holder or beneficial owner of an interest in any Debt (any such Person a “Non-Permitted Holder”), the acquisition of such Debt by such holder shall be null and void ab initio. The Issuer (or the Collateral Manager acting on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (or upon notice to the Issuer from the Trustee if a Trust Officer of the Trustee obtains actual knowledge), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Debt held by such Non-Permitted Holder to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Debt, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Debt or interest in such Debt to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may, but is not required to, select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt and selling such Debt to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of any Debt, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Debt, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section (b) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

(c) If any Person shall become the beneficial owner of any Debt (or any interest therein) who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge, in which case the Trustee agrees to notify the Issuer of such discovery), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Debt (or any interest therein) held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Debt (or its interests therein), the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Non-Permitted ERISA Holder’s Debt (or interests therein) to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager on behalf of the Issuer, may, but is not required to, select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt and selling such Debt (or interests therein) to the highest such bidder. The holder of any Debt (or any interest therein), the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of the Debt (or any interest therein), agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section (c) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

Section 2.12 Tax Certifications (a) Each Holder (including, for purposes of this Section 2.12, any beneficial owner of Notes) will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Holder will timely furnish the Issuer or its agents with any tax forms or certifications (including, without limitation, an applicable IRS Form W-8 (together with all applicable attachments), IRS Form W-9, or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer or its agents to make payments to the Holder without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer and its agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. Such Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Holder.

(c) Each Holder of a Note (or interest therein) will be deemed (and may be required) to represent and agree that:

(i) in the case of the Secured Notes, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code),

(A) it:

(I) is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code);

(II) is not a “10-percent shareholder” with respect to the Issuer (or, for so long as the Subordinated Notes are held by a single Holder, such Holder of the Subordinated Notes) within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and

(III) is not a “controlled foreign corporation” that is related to any Holder of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code; or

(B) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(C) it is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes; and

(ii) it will provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA; and

(iii) if it is a Holder of Secured Notes, for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury regulations section 1.385-1(c)(4)) with respect to which a Holder of Subordinated Notes is a “covered member” (as defined in Treasury regulations section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such Holder with an express waiver of this representation; and

(iv) in the case of the Subordinated Notes:

(A) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and will provide a properly completed and signed IRS Form W-9 (or applicable successor form). It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes; and

(B) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired, and no holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of, transfer or convey in any manner a Subordinated Note (or any interest therein) or other equity interest in the Issuer or cause a Subordinated Note or other equity interest in the Issuer to be marketed, (1) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations or (2) if such acquisition would cause the combined number of holders of Subordinated Notes and any equity interests in the Issuer to be held by more than 90 persons; and

(C) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Notes or other equity interests in the Issuer (including the amount of distributions on such Notes or such equity interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury regulations section 1.7704-1(a)(2)(i)(B); and

(D) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect Holders of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and any other equity interests of the Issuer held by such person and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes (or any other equity interests in the Issuer) is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury regulations section 1.7704-1(h); and

(E) it may not transfer all or any portion of the Subordinated Notes unless: (1) the person to which it transfers such Subordinated Notes agrees to be bound by the restrictions, conditions, representations, warranties, and covenants set forth in this Indenture and this clause (iii), and (2) such transfer does not violate this clause (iii).

(F) Any transfer made in violation of this clause (iii), or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury regulations section 1.7704-1(h), will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other person, and no person to which such Subordinated Notes are transferred shall become a Holder unless such person agrees to be bound by this clause (iii). However, notwithstanding the immediately preceding sentence, a transfer in violation of provisions (B), (C), (D), or (E) shall be permitted if the Issuer obtains written advice of Dechert LLP or an opinion of another nationally recognized tax counsel, that the transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(G) In the event such Holder owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes.

(d) In the event such Holder owns 100% of the Subordinated Notes, such Holder will not sell, transfer, assign, participate, pledge or otherwise dispose of any Secured Note unless it obtains written advice of Dechert LLP or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

Section 2.13 Additional Issuance. (a) At any time during the Reinvestment Period (or, in the case of a Risk Retention Issuance or an issuance solely of additional Subordinated Notes and/or Junior Mezzanine Notes, at any time), the Issuer may issue and sell (i) additional Debt of each Class (on a pro rata basis with respect to each Class of Debt or, if additional Class A Notes is not being issued, on a pro rata basis for all Classes that are subordinate to the Class A Notes) and/or (ii) additional Subordinated Notes and/or additional debt of any one or more new classes of Debt that are fully subordinated to the existing Secured Debt (or to the most junior class of securities of the Issuer (other than the Subordinated Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Secured Debt and the Subordinated Notes is then Outstanding) (such additional notes described in clause (ii), the “Junior Mezzanine Notes”); provided that the following conditions are met:

(i) (A) each of the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor consents to such issuance, (B)(1) if the Initial Secured Note Investor Condition is satisfied, solely with respect to an additional issuance of Secured Debt, a Majority of the Controlling Class consents to such issuance or (2) otherwise, solely with respect to an additional issuance of Class A Notes, a Majority of the Class A Notes consents to such issuance and (C) such issuance is approved by a Majority of the Subordinated Notes; provided that no consent pursuant to clause (A), (B) or (C) shall be required with respect of any additional issuance if (x) such additional issuance is effected, in the sole discretion of the Collateral Manager, in order to permit the Collateral Manager, the U.S. Retention Sponsor or the sponsor of the Issuer under the Risk Retention Rules to comply with the Risk Retention Rules and (y) such additional debt is held by the sponsor of the Issuer, the U.S. Retention Sponsor or such sponsor’s majority-owned affiliate (as each such term is defined in the U.S. Risk Retention Rules) (such issuance, a “Risk Retention Issuance”);

(ii) except in connection with a Risk Retention Issuance, the aggregate principal amount of Debt of any Class issued in all additional issuances shall not exceed 100% of the Aggregate Outstanding Amount of the Debt of such Class on the Closing Date;

(iii) the terms of the Debt issued must be identical to the respective terms of previously issued Debt of the applicable Class (except that the interest due on additional Secured Debt will accrue from the issue date of such additional Secured Debt and the spread over the Reference Rate and the price of such additional Secured Debt do not have to be identical to those of the initial Secured Debt of that Class; provided that the Interest Rate on such additional Secured Debt must not exceed the Interest Rate applicable to the initial Secured Debt of that Class unless the S&P Rating Condition is satisfied);

(iv) the proceeds of any additional Secured Debt (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds and the proceeds of any additional Subordinated Notes and/or Junior Mezzanine Notes (net of fees and expenses incurred in connection with such issuance and any concurrent Refinancing or Re-Pricing) will be treated as Principal Proceeds, and in each case where so treated, used to purchase additional Collateral Obligations or as otherwise permitted hereunder, or, solely with respect to the proceeds of any Junior Mezzanine Notes or any additional Subordinated Notes, be treated as Interest Proceeds (if so designated by the Collateral Manager as permitted hereunder) or applied in accordance with any other Permitted Use;

(v) except in connection with a Risk Retention Issuance, after giving effect to such issuance, the Overcollateralization Ratio Test with respect to each Class of Debt is maintained or improved;

(vi) written advice from Dechert LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Trustee, in form and substance satisfactory to the Collateral Manager, to the effect that (1) such additional issuance will not cause the Issuer to be subject to U.S. federal income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) nor cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (2) any additional Class A Notes, Class B Notes and Class C Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion of tax counsel described in clause (vi)(2) will not be required with respect to any additional Notes that bear a different securities identifier from the Notes of the same Class that are Outstanding at the time of the additional issuance;

(vii) such issuance is accomplished in a manner that allows the Independent accountants of the Issuer to accurately provide the tax information relating to original issue discount required to be provided to the holders of Secured Debt (including the additional Debt that constitutes Secured Debt);

(viii) prior notice of such additional issuance has been provided by the Issuer to the Rating Agency;

(ix) the Depositor and the EU/UK Retention Holder (via its 100% ownership of all of the equity interests in the Depositor) commits to acquire such additional Subordinated Notes as may be required to satisfy the Risk Retention Rules following the additional issuance; and

(x) an Officer’s certificate of the Issuer is delivered to the Trustee stating that the foregoing conditions (i) through (ix) have been satisfied.

(b) Unless such additional issuance is a Risk Retention Issuance, any additional Debt of any Class issued as described above will, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Debt of such Class.

(c) Notwithstanding anything set forth herein to the contrary, the Issuer may also issue additional debt in connection with a Refinancing of all Classes of Secured Debt, which issuance will not be subject to the conditions of this Section 2.13 but will be subject only to the requirements described under Section 9.2 hereof.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Debt on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated by the Trustee or the Authenticating Agent and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(a) Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Purchase Agreement and related transaction documents and the execution, authentication and delivery of the Debt applied for by it, (ii) specifying the Stated Maturity, principal amount and Interest Rate, as applicable, of each Class of Debt to be authenticated and delivered, and (iii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such Board Resolution has not been rescinded and is in full force and effect on and as of the Closing Date and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From the Issuer either (i) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Debt or (ii) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Debt except as has been given.

(c) Opinions. Opinions of (i) Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Initial Purchaser, (ii) Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, (iii) Dechert LLP, U.S. counsel the Issuer, the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor, and (iv) Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, each dated the Closing Date.

(d) Officer’s Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Debt will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the execution, authentication and delivery of the Debt applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Debt or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(e) Transaction Documents. An executed counterpart of each of this Indenture, the Collateral Management Agreement, the Securities Account Control Agreement, the Collateral Administration Agreement and the EU/UK Retention Agreement.

(f) Certificate of the Collateral Manager. A Responsible Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(i) each Collateral Obligation satisfies the requirements of the definition of “Collateral Obligation”; and

(ii) the Aggregate Principal Balance of the Collateral Obligations which the Issuer owns as of the Closing Date or for which the Issuer has entered into binding commitments to purchase on or prior to the Closing Date is at least the amount indicated in the Closing Date Certificate.

(g) Grant of Collateral Obligations. An Officer’s certificate of the Issuer certifying that contemporaneously with the issuance and sale of the Debt on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Documents related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(h) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(i) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (E)(2) below) on the Closing Date:

(A) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (1) those which are being released on the Closing Date; (2) those Granted pursuant to this Indenture and (3) any other Permitted Liens;

(B) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(D) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(E) (1) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (2) the requirements of Section 3.1(g) have been satisfied;

(F) upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(ii) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the Aggregate Principal Balance of the Collateral Obligations which the Issuer owns as of the Closing Date or for which the Issuer has entered into binding commitments to purchase on or prior to the Closing Date is at least the amount indicated in the Closing Date Certificate.

(i) Rating Letter. An Officer’s certificate of the Issuer to the effect that it has received a letter signed by the Rating Agency confirming that each Class of Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(j) Accounts. Evidence of the establishment of each of the Accounts.

(k) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the Closing Date, specifying the amounts to be deposited from the proceeds of the issuance of the Debt into (a) the Ramp-Up Account for use pursuant to Section 10.3(c), (b) the Expense Reserve Account for use pursuant to Section 10.3(d), (c) the Interest Reserve Account for use pursuant to Section 10.5 and (d) the Revolver Funding Account for use pursuant to Section 10.4.

(l) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (l) shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.1, and to assume the genuineness and due authorization of each signature, other than any signature of the Trustee, appearing thereon.

Section 3.2 Conditions to Additional Issuance. Any additional Debt to be issued in accordance with Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated by the Trustee or the Authenticating Agent and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) upon satisfaction of the requirements set forth in Section 2.13 and upon receipt by the Trustee of the following:

(a) Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution, authentication and delivery of the Debt applied for by it, (ii) specifying the Stated Maturity, principal amount and Interest Rate of each Class of Debt to be authenticated and delivered and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such Board Resolution has not been rescinded and is in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From the Issuer either (i) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Debt or (ii) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional Debt except as has been given.

(c) Officer’s Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the additional Debt applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the additional Debt applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Debt or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the date of additional issuance.

(d) Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e) Rating Agency Notice. Notice shall have been provided by the Issuer to the Rating Agency.

(f) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(g) Evidence of Required Consents. Satisfactory evidence of the consent of the Collateral Manager, the EU/UK Retention Holder and the Depositor to such issuance.

(h) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (h) shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.2, and to assume the genuineness and due authorization of each signature, other than any signature of the Trustee, appearing thereon.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Closing Date (with respect to the initial Collateral Obligations) and within five Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver”. The Custodian appointed hereby shall act as custodian for the Issuer and as custodian and agent for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be U.S. Bank National Association. Any successor custodian must be an Eligible Custodian that is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of New York.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when either:

(a) (i) either:

(A) all Notes theretofore authenticated and delivered to Holders (other than (1) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (2) Notes for whose payment Money has theretofore irrevocably been deposited and thereafter repaid to the Issuer or discharged from such deposit, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation: (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4, the Issuer has irrevocably deposited or caused to be deposited with the Trustee, for such purpose, Cash or non-callable direct obligations of the United States; provided that the obligations are entitled to the full faith and credit of the United States or are debt obligations which are rated “Aaa” by Moody’s or “AAA” by S&P, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debt which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (B) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7;

(ii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Management Agreement and the Collateral Administration Agreement, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (ii) may be satisfied as set forth in Section 5.7; and

(iii) the Issuer has delivered to the Trustee an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; or

(b) upon final disposition of all Assets and distribution of the proceeds thereof in accordance with the terms hereof, and:

(i) the Trustee confirms to the Issuer that no Assets (other than the Collateral Management Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement) are on deposit in or to the credit of the Accounts;

(ii) the Issuer has delivered to the Trustee an Officer’s certificate stating that (A) there are no Assets (other than the Collateral Management Agreement, the Collateral Administration Agreement, and the Securities Account Control Agreement) that remain subject to the lien of this Indenture, and (B) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

(iii) the Issuer has delivered to the Trustee an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, and 14.12 shall survive.

Section 4.2 Application of Deposited Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held for the benefit of the Secured Parties and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4 Limitation on Obligation to Incur Administrative Expenses. If at any time, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee, the Collateral Administrator and their respective Affiliates, and failure to pay such amounts shall not constitute a Default hereunder.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A Notes or any Class B Note or, if there are no Class A Notes Outstanding or Class B Notes Outstanding, any Class C Note and, in each case, the continuation of any such default for ten Business Days after a Trust Officer of the Trustee has actual knowledge or receives notice from any holder of Debt of such payment default, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date with respect to such Secured Debt, as applicable; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided, further, that, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, the Collateral Administrator or any Paying Agent, such failure continues for ten Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) unless otherwise permitted or required by applicable law, the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$100,000 in accordance with the Priority of Payments and continuation of such failure for a period of seven Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Collateral Administrator, the Collateral Manager or any Paying Agent, such failure continues for fifteen Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) either of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act and that status continues for 45 consecutive days;

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other covenant of the Issuer herein (it being understood, without limiting the generality of the foregoing, that (i) any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (e) below, and (ii) the failure of the Issuer to satisfy the requirements of Section 7.18 will not constitute an Event of Default), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made and such default, breach or failure has a material adverse effect on the Debtholders, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by registered or certified mail or overnight delivery service, by the Trustee at the direction of the Holders of at least a Supermajority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that, if the Issuer (as notified to the Trustee by the Collateral Manager in writing) has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after notice to the Issuer and the Collateral Manager by email transmission and registered or certified mail or overnight courier, by the Trustee, the Issuer or the Collateral Manager, or to the Issuer, the Collateral Manager and the Trustee by a Supermajority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;

(e) on any Measurement Date as of which the Class A Notes is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.5%;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) the institution by the shareholders of the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent by the shareholders of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.

Upon an Officer, Responsible Officer or Trust Officer (as applicable) obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Debtholders (as their names appear on the Notes Register), each Paying Agent and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or (g)), the Trustee may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of and accrued and unpaid interest on all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Debtholder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Debt (other than any principal amounts due to the occurrence of an acceleration);

(B) to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C) all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees; or

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Debt that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(e), the Holders of at least a Majority of the Class A Notes, by written notice to the Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(II) in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class), in each case, by written notice to the Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Notwithstanding anything in this Section 5.2 to the contrary, the Debt will not be subject to acceleration by the Trustee solely as a result of the failure to pay any amount due on the Debt that are not of the Controlling Class other than any failure to pay interest due on the Class B Notes.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Debt, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Debt, the whole amount, if any, then due and payable on such Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Debt, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Debtholders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Debtholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Debtholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Debtholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Debtholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Debtholders, any plan of reorganization, arrangement, adjustment or composition affecting the Debt or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debtholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Debt hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the reasonable cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Debt, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

If the Trustee is required, or is otherwise directed by a Majority of the Controlling Class, in accordance with the terms hereof, to sell all or any part of the Assets at a public or private sale, prior to offering such Assets for sale, the Trustee will send written notice specifying that it is required or has been directed to do so, which written notice shall set forth the date of the proposed offer of sale (such written notice, a “Sale Notice”) to the holders of the Subordinated Notes, and the holders of a Majority of the Subordinated Notes may exercise a right of first refusal to purchase the Assets, in whole or in part as specified by such Majority of the Subordinated Notes in a notice to the Trustee delivered no later than one (1) Business Day after its receipt of the Sale Notice, at a purchase price that is not less than the greater of (i) all amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees) and (ii) the Market Value (disregarding clause (iv) thereof) of such Assets as determined by the Collateral Manager in its commercially reasonable judgment in accordance with its internal policies and procedures; provided that, the holders of a Majority of the Subordinated Notes shall complete such purchase no later than three Business Days after the date of its receipt of the Sale Notice. The Holders, by their acquisition of the Debt, are deemed to agree that any such sale conducted as provided in this paragraph, shall be commercially reasonable. The Trustee shall have no responsibility or liability for (i) selling an Asset to a Holder of a Subordinated Note as described above or (ii) any delay, failure or loss of value in liquidating an Asset as a result of the requirements in this Section 5.4(c). For the avoidance of doubt, nothing herein shall require the Trustee to sell an Asset in violation of any transfer restrictions applicable to such Asset or in a manner inconsistent with the UCC or other applicable law.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Debtholders may, prior to the date which is one year and one day (or if longer, any applicable preference period then in effect plus one day) after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings, or other similar Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar Proceeding.

Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments at the date or dates fixed by the Trustee and deposit and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees) and a Majority of the Controlling Class agrees with such determination;

(ii) in the case of an Event of Default specified in (A) Section 5.1(a) due to failure to pay interest on the Class A Notes or the Class B Notes in accordance with Section 11.1(a)(i) or Section 11.1(a)(ii), (B) Section 5.1(e), or (C) Sections 5.1(f) or (g), the Holders of at least a Majority of the Controlling Class direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iii) in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii) or (iii) exist.

Prior to the sale of any Collateral Obligation in connection with an exercise of remedies described above or at the Stated Maturity of the Notes, the Trustee will notify the Collateral Manager of its intent to sell any Collateral Obligation in accordance with this Indenture. Prior to the Trustee soliciting any bid in respect of such a sale of a Collateral Obligation, the Collateral Manager will have the right (such right, the “Manager Purchase Option”), by giving notice to the Issuer and the Trustee within five Business Days after the Trustee has notified the Collateral Manager of the intention to sell and liquidate the Assets, to submit (on its behalf or on behalf of funds or accounts managed by the Collateral Manager or any of its affiliates) and the Trustee (on behalf of the Issuer) will accept, in each case subject to applicable law, a Firm Bid to purchase such Collateral Obligation from the Issuer at its Market Value (reading each reference to a “bid price” in the definition of Market Value as a reference to a “midpoint price” for this purpose), as determined by the Collateral Manager; provided that Market Value will be determined, solely for the purpose of this paragraph, without taking into consideration clauses (iii) or (iv) of the definition of the term Market Value. It shall be a condition to any such sale of a Collateral Obligation pursuant to this paragraph that the Collateral Manager shall have provided a written certification to the Issuer and the Trustee of its determination of the Market Value (as described above) of such Collateral Obligation. The Trustee will not have any liability for effecting any such sale on behalf of the Issuer or for calculating the Market Value in connection therewith or determining if the Collateral Manager is subject to a Bid Disqualification Condition, and shall have no liability for any failure or delay in effecting a sale or liquidation of Collateral Obligations as a result of the exercise or non-exercise of purchase rights by a person as described above.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Debt if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Debtholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

The Trustee shall deliver written notice to the Rating Agency upon the occurrence of the events pursuant to Section 5.5(a)(i), (ii) or (iii) to liquidate and sell the Assets.

Section 5.6 Trustee May Enforce Claims Without Possession of Debt. All rights of action and claims under this Indenture or under any of the Debt may be prosecuted and enforced by the Trustee without the possession of any of the Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Sections 4.1(a)(i) and (ii) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the then-Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Secured Debtholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Sections 5.4 and 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Secured Debt still Outstanding shall have no right to institute Proceedings to request the Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Sections 5.4 and 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Debtholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debtholder, then and in every such case the Issuer, the Trustee and the Debtholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Issuer, the Trustee and the Debtholder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Debtholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Debt waive any past Default or Event of Default and its consequences, except a Default or an Event of Default:

(a) in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b) in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of any Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19.

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly forward written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debtholder, or group of Debtholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Debtholder for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption which has resulted in an Event of Default, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Debtholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Debt or other amounts secured by the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e) To the extent permitted by applicable law, the Collateral Manager, any fund managed by the Collateral Manager, the Transferor and any of their respective Affiliates may bid for and acquire any portion of the Assets in connection with a public sale thereof.

Section 5.18 Action on the Debt. The Trustee’s right to seek and recover judgment on the Debt or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Debtholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Debtholders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-section (c) shall not be construed to limit the effect of sub-section (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Trust Officer receiving written notice from the Collateral Manager stating that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than five Business Days thereafter, forward such notice to the Debtholders (as their names appear in the Notes Register).

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g) The Trustee shall, upon reasonable (but no less than three Business Days’) prior written notice to the Trustee, permit any representative of a Holder of Debt, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege or in violation of any confidentiality provisions contained therein) relating to the Debt, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Debt, with the Trust Officers and employees responsible for carrying out the Trustee’s duties with respect to the Debt.

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall provide written notice to the Collateral Manager, the Rating Agency and all Holders (as their names and addresses appear on the Notes Register), of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Officer shall be considered signed or executed by such Officer on behalf of the applicable Person, and the Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.10 hereunder), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communications or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or Governmental Authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.10 hereunder, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository or for the actions or omissions of any such Person (including compliance with Rule 17g-5 requirements in accordance with Section 14.16 hereunder) and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank (in its individual capacity or as Trustee), U.S. Bank National Association or any Affiliate is also acting in the capacity of Paying Agent, Notes Registrar, Transfer Agent, Custodian, Calculation Agent, Authenticating Agent, or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee, U.S. Bank National Association or such other Affiliate pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank, U.S. Bank National Association or such other Affiliate in such capacity is a party; provided, however, that the foregoing shall not be construed to impose upon the Paying Agent, Notes Registrar, Transfer Agent, Custodian, Calculation Agent, Authenticating Agent, or Securities Intermediary any of the duties or standard of care (including, without limitation, any duties of a prudent person) of the Trustee;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph (p);

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communication services);

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided;

(s) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(t) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(u) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(v) neither the Trustee nor the Collateral Administrator shall be responsible for determining (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or (ii) if the Collateral Manager has not provided it with the information necessary for making such determination whether the conditions specified in the definition of “Deliver,” “Delivered,” or “Delivery” have been complied with;

(w) the Collateral Administrator shall have the same rights, privileges and indemnities afforded to the Trustee in this Article VI; provided, that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Collateral Administration Agreement; provided, however, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standard of care (including, without limitation, any duties of a prudent person) of the Trustee;

(x) the Trustee is hereby authorized and directed by the Issuer to execute the EU/UK Retention Agreement. For the avoidance of doubt, the Trustee has no responsibility for the contents of the EU/UK Retention Agreement or its sufficiency for any purpose. Nothing herein shall be construed to impose any liability or obligation on the part of the Trustee to monitor compliance by any person with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, nor will the Trustee be deemed to have any knowledge of any failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references this Indenture;

(y) [Reserved]; and

(z) the Trustee and the Collateral Administrator shall be entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria specified in the definition thereof and for the characterization, classification, designation or categorization of each Collateral Obligation to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature or based on information not readily available to the Trustee and Collateral Administrator.

Section 6.4 Not Responsible for Recitals or Issuance of Debt. The recitals contained herein and in the Debt, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Debt. The Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Debt. The Trustee, any Paying Agent, Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and/or additional Debt issued pursuant to Sections 2.13 and 3.2, if any, and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6 Money Held for the Benefit of the Secured Debtholders. Money held by the Trustee hereunder shall be held for the benefit of the Secured Debtholders to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Trustee (and the Bank, U.S. Bank National Association and any Affiliates in each of their other capacities under the Transaction Documents) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (and the Bank, U.S. Bank National Association and any Affiliates in each of their other capacities under the Transaction Documents) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Bank, U.S. Bank National Association and any Affiliates in each of their other capacities under the Transaction Documents in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.8, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Trustee, the Bank, U.S. Bank National Association and any Affiliate in each of their other capacities under the Transaction Documents and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the performance of its duties hereunder or the any of the other Transaction Documents, including the costs and expenses of defending themselves (including reasonable attorneys’ fees and costs) against any claim or liability whether brought by or involving any party to the Transaction Documents or any third party in connection with the administration exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto or the enforcement of any provision under any Transaction Document; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Debtholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Debt issued under this Indenture.

(d) The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer credit rating of at least “BBB-” by S&P; provided, that if the Trustee, or its successor’s ratings at any time are below the minimum rating or capital requirement as set forth above, the Trustee (x) shall promptly notify the Issuer and the Collateral Manager and may retain its eligibility if the Issuer obtains or has obtained (i) a confirmation from the Rating Agency that such Rating Agency’s then-current rating of the Debt will not be downgraded or withdrawn by reason of the Trustee’s rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages or facsimiles) from such Rating Agency that it will not review the Rating Agency’s then current rating of the Debt in such circumstances. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) The Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer (and, subject to Section 14.3(c), the Issuer shall provide notice to the Rating Agency if the Rating Agency is still rating a Class of Secured Debt), the Collateral Manager and the Holders of the Debt. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder of the Secured Debt, each holder of the Subordinated Notes and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the Act of a Majority of the Debt of each Class, voting together or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days’ written notice by Act of a Majority of the Controlling Class, a Majority of the Subordinated Notes and a Majority of each other Class of Debt, voting together or, when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and removal of the Trustee and each appointment of a successor Trustee by providing notice of such event to the Collateral Manager, to the Rating Agency, and to the Holders of the Debt (as their names and addresses appear in the Notes Register). Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

(g) Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank, U.S. Bank National Association and any Affiliates in each of their capacities under this Indenture and as Collateral Administrator under the Collateral Administration Agreement and in any other applicable capacity under the Transaction Documents.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8, shall make the representations and warranties contained in Section 6.17, and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. In addition, so long as the retiring Trustee is the same institution as the Collateral Administrator, unless otherwise agreed to in writing by the Issuer, the successor and the retiring institutions, such successor Trustee shall automatically become, and hereby so agrees to be, the Collateral Administrator pursuant to Section 7(f) of the Collateral Administration Agreement and shall assume the duties of the Collateral Administrator under the terms and conditions of the Collateral Administration Agreement in its acceptance of appointment as successor Trustee until such time, if any, as it is replaced as Collateral Administrator by the Issuer pursuant to the Collateral Administration Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Debt or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee or successor Collateral Administrator, as applicable, all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (with notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Document or a paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset under this Indenture, such release shall be subject to Section 10.9 of this Indenture. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Trustee will notify and provide to the Collateral Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the

Collateral Manager or the Collateral Administrator, the Trustee further agrees to provide to the Collateral Manager from time to time, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the Collateral Manager to perform its duties hereunder, under the Collateral Administration Agreement or under the Collateral Management Agreement.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payment (or allocations of income) under the Debt, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuer or may be withheld because of a failure by a Holder to provide any information required under Sections 1441, 1442, 1445, 1446 and 1471-1474 of the Code or any other provisions of any applicable law and to timely remit such amounts to the appropriate taxing authority. Such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16 Representative for Debtholders Only; Agent for each other Secured Party. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Debtholders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Debtholders, and agent for each other Secured Party.

Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows, in its individual capacity and in its capacities as described below (and any Person that becomes a successor Trustee pursuant to Sections 6.9, 6.10, or 6.11, or a co-trustee pursuant to Section 6.12, represents and warrants as follows in its individual capacity and in its capacity as Trustee where applicable):

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent and calculation agent.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Notes Registrar, Transfer Agent and Calculation Agent under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Secured Debt and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Debt. Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee or its agent designated for purposes of surrender, transfer or exchange. The Issuer hereby appoints Corporation Service Company, 19 West 44th Street, Suite 200, New York, New York 10036, as agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of such Debt and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which would cause payments on the Notes to be subject to aggregate withholding tax in excess of any withholding tax that was imposed on such payments immediately before the appointment. The Issuer shall at all times cause a duplicate copy of the Notes Register to be maintained at the Corporate Trust Office of the Trustee. The Issuer shall give written notice as soon as reasonably practicable to the Trustee, the Holders, and the Rating Agency of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Debt Payments to be Held for the Benefit of the Holders. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments or distributions on the Debt.

When the Issuer shall have a Paying Agent that is not also the Notes Registrar, it shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes (or loan notes, as applicable) held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer shall, on or before the Business Day next preceding each Payment Date and on any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Debt of any Class is rated by the Rating Agency with respect to any additional or successor Paying Agent, such Paying Agent has a long-term issuer credit rating of “A+” or higher by S&P or a short-term issuer credit rating of “A-1” by S&P. If such successor Paying Agent ceases to have the ratings described in the immediately preceding sentence, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Persons in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Debt for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held for the benefit of the Secured Parties by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such deposited Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, providing notice of such release to Holders whose Debt has been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies formed or organized under the laws of the State of Delaware, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Debt or any of the Assets.

(b) The Issuer shall ensure that all corporate or other formalities regarding its existence (including, to the extent required by applicable law, holding regular board of directors’, members’, partners’ and shareholders’ or other similar meetings) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (except as permitted in this Indenture) and shall not permit to be enacted, or engage in, any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (ii) the Issuer shall not (A) have any employees (other than its directors, members or managers, as applicable, to the extent any thereof is deemed to be an employee), (B) except as contemplated by the Collateral Management Agreement, the Certificate of Formation and Limited Liability Company Agreement, engage in any transaction with any shareholder or member, as applicable, that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture, the Certificate of Formation and Limited Liability Company Agreement and (iii) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(c) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) Grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Trustee, for the benefit of the Secured Parties, in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, prepared and delivered to it, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file without the Issuer’s signature an initial Financing Statement on the Closing Date that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets of the Debtor now owned or hereafter acquired” as the Assets in which the Trustee has a Grant.

(b) The Trustee shall not, except in accordance with Section 5.5 or Section 10.9(a), (b) and (c) and Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall make an entry with respect to the security interest created under this Indenture in the register of mortgages and charges at the Issuer’s registered office in Delaware.

Section 7.6 Opinions as to Assets. On or before each five-year anniversary of the Closing Date, the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel relating to the continued perfection of the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain perfected and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued perfection of such lien over the next five years.

Section 7.7 Performance of Obligations. (a) The Issuer, each as to itself, shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof, and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Debtholder or the Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. (a) The Issuer will not from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or any applicable laws of any other applicable jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture, and the transactions contemplated hereby or (B)(1) issue any additional class of Debt except in accordance with Section 2.13 and 3.2 or incur any additional class of Debt except in accordance herewith or (2) issue any additional ordinary shares;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any Cash distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries (except as provided in this Indenture);

(ix) conduct business under any name other than its own;

(x) have any employees (other than its officers, if any, and managers to the extent such officers or managers might be considered employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement; and

(xii) permit the transfer of any of its membership interests so long as any Secured Debt is Outstanding.

(b) The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Notes; provided that this Section 7.8(c) shall not be deemed to limit any redemption pursuant to the terms of this Indenture.

(d) The Issuer shall not fail to maintain an independent director (the “Independent Director”), which independent director, for the avoidance of doubt, shall be Independent of the Collateral Manager.

Section 7.9 Statement as to Compliance. On or before December 31 in each calendar year commencing in 2025, or promptly after an Officer of the Issuer becomes aware thereof if there has been a Default under this Indenture and prior to the issuance of any additional Debt pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, each Debtholder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 The Issuer May Consolidate, etc.

The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by Delaware law and unless:

(a) the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Administrator and the Collateral Manager, the due and punctual payment of the principal of and interest on all Secured Debt, the payments or distributions on the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b) the S&P Rating Condition shall have been satisfied;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or, except as permitted by this Indenture, transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-section (a) above and to execute and deliver an indenture supplemental hereto and an omnibus assumption agreement for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto and an omnibus assumption agreement for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Debt and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Trustee or any Debtholder may reasonably require; provided that nothing in this clause (e) shall imply or impose a duty on the Trustee to require such other documents;

(f) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(g) the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Debtholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(h) the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act;

(i) immediately after giving effect to such transaction, the Merging Entity or Successor Entity, as applicable, is not subject to U.S. federal, state, or local income tax on a net income basis (including any withholding tax liability under Section 1446 of the Code);

(j) the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee; and

(k) if the Merging Entity is the Issuer, unanimous consent of the Board of Directors, including the Independent Director, has been obtained.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its officers, if any, and managers to the extent such officers or managers might be considered employees) and shall not engage in any business or activity other than issuing, selling, paying, redeeming and refinancing the Debt and any additional Debt pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party. The Issuer may amend or permit the amendment of the provisions of the Certificate of Formation and Limited Liability Company Agreement of the Issuer (or any other organizational document thereof), respectively, only if such amendment would satisfy the S&P Rating Condition.

Section 7.13 [Reserved]

Section 7.14 Annual Rating Review. (a) So long as any Secured Debt of any Class remain Outstanding, on or before December 31, 2025, the Issuer shall request and pay for an annual review of the rating of each such Class of Secured Debt from the Rating Agency. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee and the shall each promptly provide the applicable Holders with a copy of such notice) if at any time the Issuer is notified or has actual knowledge that the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b) The Issuer shall request and pay for an annual review of any Collateral Obligation that has S&P Rating derived from a credit estimate under the definition thereof both (i) annually and (ii) upon the occurrence of a Specified Amendment with respect to such Collateral Obligation.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of any Debt that completes a Beneficial Ownership Certificate substantially in the form of Exhibit D, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Floating Rate Debt remains Outstanding there will at all times be an agent appointed by the Issuer (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Reference Rate for each Interest Accrual Period on the Interest Determination Date or, if the Reference Rate is not Term SOFR, the time determined by the Collateral Manager (on behalf of the Issuer) and adopted in accordance with the Benchmark Replacement Conforming Changes (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates and provide notice thereof to the Trustee and the Collateral Administrator. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on such Interest Determination Date the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Debt in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, DTC, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also notify the Issuer before 5:00 p.m. New York time on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties. Neither the Calculation Agent nor the Trustee shall have any responsibility or liability for the selection of an alternative base rate (including a Fallback Rate) or determination thereof, or any liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a “base rate” in accordance herewith.

(c) Neither the Calculation Agent nor the Collateral Manager shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Secured Debt, or rates published by the Federal Reserve Board and/or the Federal Reserve Bank of New York or on the Federal Reserve Bank of New York’s Website.

(d) Neither the Trustee, Paying Agent nor Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or other applicable Reference Rate), or to give notice to any other transaction party of the occurrence thereof, (ii) to select, identify or designate any Fallback Rate or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, identify or designate any credit spread adjustments, or other modifier to any replacement or successor index, or (iv) to determine whether or what Reference Rate Amendment, Benchmark Replacement Conforming Changes or other amendment or conforming changes are necessary or advisable, if any, in connection with the adoption of a Fallback Rate. Neither the Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or other Transaction Document as a result of the unavailability of Term SOFR (or other applicable Reference Rate) or the absence of a Fallback Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or other Transaction Document and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of Term SOFR as determined on the previous Interest Determination Date if so required under the definition of Term SOFR. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Collateral Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction. For the avoidance of doubt, all references in this Indenture and the Collateral Administration Agreement to the right of the Trustee and the Collateral Administrator to rely upon notices, instructions and other information provided by the Collateral Manager. In connection with each Floating Rate Obligation, the Issuer (or the Collateral Manager on its behalf) is responsible in each instance to (i) monitor the status of Term SOFR or other applicable Reference Rate, (ii) determine whether a substitute index should or could be selected, (iii) determine the selection of any such substitute index, and (iv) exercise any right related to the foregoing on behalf of the Issuer or any other Person, and none of the Trustee or the Collateral Administrator shall have any responsibility or liability therefor.

(e) The Trustee, the Paying Agent, the Collateral Administrator and the Calculation Agent shall have no liability for any inability, failure or delay in the performance of its duties hereunder or under the other Transaction Documents as a result of the unavailability or disruption of “Term SOFR” or other Reference Rate and absence of an alternate or replacement reference rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

(f) None of the Trustee, the Paying Agent, the Collateral Administrator or the Calculation Agent shall have any liability for any interest rate published by any publication that is the source for determining the Interest Rates of the Floating Rate Debt, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 7.17 Certain Tax Matters. (a) The Issuer will treat the Issuer and the Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Issuer shall prepare and file (or shall hire accountants and the accountants shall prepare and file) for each taxable year of the Issuer any U.S. federal, state and local tax returns and reports required under the Code or any other applicable law, and shall provide (or cause to be provided) to each Holder (including, for purposes of this Section 7.17, any beneficial owner of Debt) any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(c) Notwithstanding any provision herein to the contrary, the Issuer shall take any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all reporting, withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471, and 1472 of the Code, or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, (i) the Issuer may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Holder and (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered an IRS W-9 or successor applicable form and other properly completed and executed documentation, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction.

(d) Upon the Trustee’s receipt of a written request of a Holder, delivered in accordance with the notice procedures of Section 14.3, for the information described in Treasury regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder, the Trustee shall forward such request to the Issuer and the Issuer shall cause its Independent accountants to provide promptly to the Trustee and such requesting Holder all of such information.

(e) For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes Sections 7.17(e) through 7.17(k) and Section 7.17(m) shall apply. The HPS Corporate Lending Fund will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Partnership Representative”) and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the Issuer during which it holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided, that during any other period or if the majority holder of the Subordinated Notes declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney-in-fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Indenture in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and any “partners” of the Issuer for U.S. federal income tax purposes (the “Partners”). Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(f) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Holder of Subordinated Notes (including, for purposes of this Section 7.17(f) and Section 7.17(h) through (j), any Holder of Subordinated Notes (as determined for U.S. federal income tax purposes)), in accordance with Section 704(b) of the Code and Treasury regulations section 1.704-1(b)(2)(iv).

(g) After giving effect to Section 7.17(g) and Section 7.17(h), all Issuer items of income, gain, loss and deduction shall be allocated among the Holders of Subordinated Notes in a manner such that, after the allocation, each such Holder’s capital account is equal (as nearly as possible) to the amount that such Holder would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount, and (iii) distributed the remaining proceeds in accordance with the provisions of this Indenture (other than this Section 7.17), minus the sum of such Holder’s share of “partnership minimum gain” (within the meaning of Treasury regulations section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury regulations section 1.704-2(i)(3)).

(h) (i) This Section 7.17(h)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury Regulations section 1.704-2(f), the “partner minimum gain chargeback” requirement contained in Treasury regulations section 1.704-2(i), and the “qualified income offset” requirement contained in Treasury regulations section 1.704-1(b)(2)(ii)(d).

(ii) In the event that any Holder of Subordinated Notes has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), such Holder will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.17(h)(ii) will be made only if and to the extent that such Holder would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.17 have been tentatively made as if this Section 7.17 did not include this Section 7.17(h)(ii) or the “qualified income offset” requirement of Section 7.17(h)(i).

(iii) Nonrecourse deductions (within the meaning of Treasury regulations section 1.704-2(b)(1)) will be specially allocated to the Holders of Subordinated Notes in the same manner as if they were not nonrecourse deductions.

(iv) No Holder of Subordinated Notes will be allocated items of loss or deduction under Section 7.17(g) or Section 7.17(i) if such allocation would cause or increase a deficit balance in such Holder’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury regulations section 1.704-1(b)(2)(ii)(d).

(i) It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.17(g) be offset either with other special allocations made pursuant to Section 7.17(h) or with special allocations made pursuant to this Section 7.17(i). Therefore, notwithstanding any other provision of this Section 7.17 (other than Section 7.17(h)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after such offsetting allocations are made, the capital account balance of each Holder of Subordinated Notes is, to the extent possible, equal to the capital account balance such Holder would have had if the special allocations made pursuant to Section 7.17(h) were not part of this Section 7.17 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.17(g).

(j) For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Holders of Subordinated Notes in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(j), except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury regulations section 1.704-3.

(k) The Partnership Representative is authorized to amend the allocations described in this Section 7.17 as necessary to ensure that all allocations made pursuant to this Section 7.17 are treated as having “substantial economic effect” within the meaning of Section 704 of the Code.

(l) In connection with a Re-Pricing or a Reference Rate Amendment, the Issuer or its agents will cause its Independent certified public accountants to assist the Issuer in complying with any requirements under Treasury regulation Section 1.1273-2(f)(9) (or any successor provision), including, (i) determining whether Secured Debt of the Re-Priced Class, Debt replacing the Re-Priced Class or Debt subject to the Reference Rate Amendment are traded on an established market, (ii) if so traded, to cause its Independent certified public accountants to determine the fair market value of such Debt, and (iii) to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days after the date of the Re-Pricing or Reference Rate Amendment, as applicable.

(m) If the IRS, in connection with an audit governed by the Partnership Tax Audit Rules, proposes an adjustment greater than $100,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code, together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code, together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $100,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(2), (3), (4) and (5) of the Code, together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the

Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code, together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules analogous to the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. The Issuer shall not elect or cause any election to be made to apply the Partnership Tax Audit Rules to the Issuer prior to the generally applicable effective date of such legislation, unless the Issuer, in good faith, reasonably determines that such an election would be in the best interests of the Issuer and all Holders of the Debt.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase, on or before September 20, 2024, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Coverage Tests.

(b) During the period from the Closing Date to and including the Effective Date, the Issuer will use funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and each Overcollateralization Ratio Test.

(c) Within 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately preceding the first Payment Date), the Issuer (or the Collateral Manager on its behalf) shall provide, or cause the Collateral Manager to provide, the following documents (i) to the Rating Agency, a report (that the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) identifying the Collateral Obligation; (ii) to the Rating Agency, the Trustee and the Collateral Manager, (x) a report (that the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) stating the following information (the “Effective Date Report”): (A) the Obligor, principal balance, coupon/spread, stated maturity, S&P Rating, S&P Industry Classification Group and country of Domicile with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets (to the extent such asset is a security or a loan), by reference to such sources as shall be specified therein and (B) as of the Effective Date, the level of compliance with, and satisfaction or non-satisfaction of, (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (excluding the S&P CDO Monitor Test) (the “Effective Date Tested Items”) and (y) a certificate of the Issuer (such certificate, the “Effective Date Issuer Certificate”), certifying that the Issuer has received (A) an Accountants’ Report (the “Accountants’ Effective Date Comparison AUP Report”) recalculating and confirming the following items from the Effective Date Report: the Obligor, principal balance, coupon/spread, stated maturity, S&P Rating, S&P Industry Classification Group and country of Domicile with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets (to the extent such asset is a security or a loan), by reference to such sources as will be specified therein and (B) an Accountants’ Report (the “Accountants’ Effective Date Recalculation AUP Report”) recalculating as of the Effective Date the level of compliance with, and satisfaction or non-satisfaction of, the Effective Date Tested Items; and (iii) to the Trustee and the Collateral Manager, the Accountants’ Effective Date AUP Reports.

If the S&P Effective Date Condition is satisfied, written confirmation from S&P of its Initial Rating of the Secured Debt shall be deemed to have been provided.

(d) In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E, except for the redaction of any sensitive information, on the 17g-5 Website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other accountants’ report provided by the Independent accountants to the Issuer, Trustee, Collateral Manager or Collateral Administrator will not be provided to any other party including the Rating Agency (other than as provided in an access letter between the accountants and such party).

Upon receipt of the Effective Date Report, the Collateral Manager shall compare the information contained in such Effective Date Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Effective Date Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Trustee if the information contained in the Effective Date Report does not conform to the information maintained by the Trustee with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants selected by the Issuer pursuant to Section 10.10 perform agreed-upon procedures on the Effective Date Report, the Collateral Manager’s records and the Trustee’s and/or the Collateral Administrator’s records to assist the Collateral Manager and the Trustee in determining the cause of such discrepancy. If such procedures reveal an error in the Effective Date Report, the Collateral Manager’s records or the Trustee’s and/or the Collateral Administrator’s records, the Effective Date Report, the Collateral Manager’s records, the Trustee’s records and/or the Collateral Administrator’s records, as applicable, will be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report.

(e) If, within 30 Business Days after the Effective Date, (1) the S&P Effective Date Condition has not been satisfied and (2) S&P has not provided written confirmation (which may take the form of a press release or other written communication or may be deemed provided under Section 7.18 above) of its Initial Rating assigned by it on the Closing Date to each Class of Secured Debt rated by it (the failure to satisfy clauses (1) and (2), an “S&P Rating Confirmation Failure”), then the Issuer (or the Collateral Manager on the Issuer’s behalf) will instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and the Issuer (or the Collateral Manager on its behalf) may direct the Trustee, prior to the first Payment Date, to use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations until such time as S&P has provided written confirmation (which may take the form of a press release or other written communication) of its Initial Rating; provided that in lieu of complying with the foregoing, the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain written confirmation (which may take the form of a press release or other written communication) from S&P of its Initial Rating; provided further that amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount if, after giving effect to such transfer, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay in the full amount of the accrued and unpaid interest on any Class of Secured Debt on such next succeeding Payment Date or (II) such transfer would result in a deferral of interest with respect to the Deferrable Debt on the next succeeding Payment Date.

(f) The Issuer hereby directs the Trustee to deposit the amount specified in the Closing Date Certificate to the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the amounts held in the Ramp-Up Account shall be used to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(g) Within 30 Business Days after the Effective Date, the Issuer (or the Collateral Manager on its behalf) shall provide, or cause the Collateral Administrator to provide, to S&P, a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Administrator shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), LoanX ID (if any), name of Obligor, coupon, spread (if applicable), Reference Rate floor (if any), legal final maturity date, average life, Principal Balance, identification as a Cov-Lite Loan or otherwise, trade date and settlement date, S&P Industry Classification Group, S&P Rating, S&P Recovery Rate and the purchase price of assets purchased by the Issuer that have not settled as of such date.

(h) If, following the Effective Date, either (i) S&P provides written confirmation of its Initial Rating or (ii) during an S&P CDO Monitor Formula Election Period (if the Issuer has satisfied the S&P Effective Date Condition), the S&P CDO Monitor Test is satisfied, then the Issuer shall be under no obligation to transfer (or cause the transfer of) Interest Proceeds to the Collection Account as Principal Proceeds or to effect a Special Redemption (subject to satisfaction of the S&P Effective Date Condition).

(i) On or prior to the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that will apply during an S&P CDO Monitor Model Election Period for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, by written notice to the Trustee, the Collateral Administrator and S&P. Thereafter, at any time during any S&P CDO Monitor Model Election Period, by written notice to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided, that, if: (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case will not apply or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 6. If the Collateral Manager does not so notify the Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date will continue to apply.

(j) Compliance with the S&P CDO Monitor Test will be measured only during the Reinvestment Period and shall be measured by the Collateral Manager on each Measurement Date; provided that on each Measurement Date after the Effective Date and after receipt by the Issuer of the S&P CDO Monitor Input File, the Collateral Manager shall provide to the Trustee and the Collateral Administrator a report on the portfolio of Collateral Obligations containing such information as is reasonably necessary to permit the Collateral Administrator to calculate the Class Default Differential with respect to the Highest Ranking Class on such Measurement Date. In the event that the Collateral Manager’s measurement of compliance and the Collateral Administrator’s measurement of compliance show different results, the Collateral Manager and the Collateral Administrator shall cooperate promptly in order to reconcile such discrepancy.

(k) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith.

Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are being released on the Closing Date contemporaneously with the sale of the Debt on the Closing Date or on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date, created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y)(A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y)(A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all Entitlement Orders and other instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Trustee (and the Issuer (or the Collateral Manager on behalf of the Issuer) prior to a notice of exclusive control being provided by the Trustee, which notice the Trustee agrees it shall not deliver except after the occurrence and during the continuation of an Event of Default).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20 Limitation on Certain Maturity Amendments. (a) The Issuer (or the Collateral Manager on the Issuer’s behalf) may agree to any amendment, waiver or other modification to any Collateral Obligation that would extend the stated maturity date thereof; provided, that neither the Issuer nor the Collateral Manager on the Issuer’s behalf may agree to any Maturity Amendment unless, as determined by the Collateral Manager, (1) the stated maturity of the related Collateral Obligation is not extended beyond the earliest Stated Maturity and (2) the Weighted Average Life Test will be satisfied or, if not satisfied, maintained or improved after giving effect to such Maturity Amendment; provided further that the Issuer may enter into any Maturity Amendment that does not meet the requirements described in the proviso above if (x) in the Collateral Manager’s reasonable judgment such Maturity Amendment is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) due to the materially adverse financial condition of the related Obligor, to minimize material losses on the related Collateral Obligation (any such Maturity Amendment described in this clause (x), a “Credit Amendment”), (y) the stated maturity of any Collateral Obligation subject to a Credit Amendment is not extended to more than 12 months beyond the earliest Stated Maturity, and (z) immediately following such amendment or modification, not more than 5.0% of the Collateral Principal Amount consists of Collateral Obligations subject to a Credit Amendment that does not meet the requirements described in the first proviso above; provided further that, the Issuer shall not agree to any Maturity Amendment unless, immediately following such amendment or modification, not more than 10.0% of the Collateral Principal Amount consists of Collateral Obligations that have been subject to a Maturity Amendment that has increased the Weighted Average Life but that has not extended the stated maturity of the related Collateral Obligation beyond the Stated Maturity.

Section 7.21 Purchase of Debt; Surrender of Debt. (a) Notwithstanding anything contained in this Indenture to the contrary, if directed by a Majority of the Subordinated Notes and approved by the Collateral Manager, the Issuer shall acquire Secured Debt (or beneficial interests in such Secured Debt) of the Class of Debt (i) designated by the Contributor with Contributions designated for such purpose through a tender offer or (ii) designated by a Majority of the Subordinated Notes with Principal Proceeds through a tender offer, in the open market or in privately negotiated transactions (any such Secured Debt, the “Repurchased Debt”); provided that (i) any Repurchased Debt shall be acquired in the following sequential order of priority (it being understood that no Debt of a Class of Repurchased Debt may be acquired until 100% of the Aggregate Outstanding Amount of all Debt of any Class or Classes senior to such Class have been acquired in full): first, the Class A Notes (on a pro rata and pari passu basis based on the Aggregate Outstanding Amounts thereof), until the Class A Notes are acquired in full; second, the Class B Notes (on a pro rata and pari passu basis based on the Aggregate Outstanding Amounts thereof), until the Class B Notes are acquired in full; and third, the Class C Notes (on a pro rata and pari passu basis based on the Aggregate Outstanding Amounts thereof), until the Class C Notes are acquired in full, (ii) each Holder to which a repurchase offer is extended shall have the right, but not the obligation, to accept such offer in accordance with its terms, (iii) each Overcollateralization Ratio Test is satisfied immediately prior to and immediately after any acquisition of Repurchased Debt and (iv) such Repurchased Debt shall be acquired for a purchase price equal to the Aggregate Outstanding Amount of such Repurchased Debt, unless the applicable Holder agrees to a lesser price. The Issuer, or the Trustee on behalf of the Issuer at the request of the Issuer, shall notify the Rating Agency of any Secured Debt that are acquired pursuant to this Section 7.21. Any Repurchased Debt shall be submitted to the Trustee for cancellation pursuant to Section 2.9.

(b) The Issuer will provide notice to the Rating Agency and to the Trustee of any Surrendered Debt tendered to it, and the Trustee will provide notice to the Issuer and the Rating Agency of any Surrendered Debt tendered to it. Any such Surrendered Debt will be submitted to the Trustee for cancellation; however, such Debt will be deemed to be Outstanding to the extent provided in clause (ii) of the definition of Outstanding.

Section 7.22 Transparency and Reporting Requirements. (a) The Issuer hereby agrees that it shall be designated pursuant to Article 7(2) of the EU/UK Securitization Regulation as the designated entity required to fulfill the Transparency and Reporting Requirements (the “Reporting Entity”).

(b) As the Reporting Entity, the Issuer hereby agrees and further covenants that it (or the Collateral Administrator acting on its behalf) will make available to the Holders, any potential investors in the Debt (upon request thereby) and the competent authorities (as determined under the EU/UK Securitization Regulation) (together, the “Relevant Recipients”) the documents, reports and information necessary to fulfill any applicable reporting obligations under the Transparency and Reporting Requirements (with the assistance of (i) the Collateral Administrator and (ii) the Collateral Manager, in each case, to the extent set forth in the Collateral Administration Agreement). The Issuer shall also determine (which determination may be made in consultation with the Collateral Manager and/or the Collateral Administrator) whether any reports, data and other information is necessary or essential in connection with the preparation of any loan level reports, investor reports and any reports in respect of inside information and significant events (such reports, collectively, the “Transparency Reports”). As more fully described in, and subject to, the Collateral Administration Agreement and the ESMA Reporting Side Letter, the Collateral Administrator shall cause compilation of the Transparency Reports and provide that such reports are made available by the Collateral Administrator on behalf of the Issuer in accordance with the Transparency and Reporting Requirements; provided, that the Collateral Administrator acting on behalf of the Issuer may make the Transparency Reports available via a secured website of the Trustee which shall be accessible to any person who certifies to the Issuer and the Trustee (in such form as set out in the Collateral Administration Agreement or as the Issuer or the Trustee may require from time to time) that it is a Relevant Recipient.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Debt. Without the consent of the Holders of any Debt (except as may be expressly required herein) but with the written consent of the Collateral Manager at any time and from time to time, subject to Section 8.3, and without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Debt would be materially and adversely affected thereby, the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer in this Indenture and in the Debt;

(ii) to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Debt to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of any Debt (other than the Subordinated Notes) to the extent not required under clause (vi) above;

(viii) to make such changes as shall be necessary or advisable in order for the Debt to be or remain listed on any exchange;

(ix) to correct any inconsistent or defective provisions in this Indenture or to cure any ambiguity, omission or errors therein;

(x) to conform the provisions of this Indenture to the final Offering Circular;

(xi) to take any action necessary or helpful (1) to prevent the Issuer, the holders of any Debt or the Trustee from becoming subject to (or otherwise to minimize) any withholding or other taxes or assessments (including any tax liability under Sections 1446 or 6221 of the Code) and (2) to prevent the Issuer from becoming a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(xii) (A) with the consent of the Collateral Manager, the U.S. Retention Sponsor and the EU/UK Retention Holder, to permit the Issuer to issue additional debt in accordance herewith; or (B) at the direction of the Collateral Manager with the consent of the EU/UK Retention Holder and the U.S. Retention Sponsor, to permit the Issuer to issue replacement securities in connection with a Refinancing or to reduce the Interest Rate of a Class of Debt in connection with a Re-Pricing, in each case in accordance herewith (including, in connection with (x) a Refinancing of less than all Classes of Secured Debt or a Re-Pricing, with the consent the Collateral Manager, modifications to establish a non-call period for the obligations providing such Refinancing or Re-Pricing or prohibit a future Refinancing or Re-Pricing of such obligations providing such Refinancing or Re-Pricing or (y) a Refinancing of all Classes of Secured Debt in full, modifications to (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period or prohibit a future Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the obligations or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Secured Debt, (e) effect an extension of the Stated Maturity of the Subordinated Notes or (f) any other changes to the Transaction Documents, in the case of each of (a) through (f), as consented to by the Collateral Manager and a Majority of the Subordinated Notes (the changes in (a) through (f) of clause (y), a “Reset Amendment”)); provided, further that any supplemental indenture pursuant to this clause (xii), without the consent of any holders of any Classes of Debt, may make any modification or amendment determined by the Collateral Manager (based on the written advice of Dechert LLP or other nationally recognized counsel) to be necessary in order for a Re-Pricing or Refinancing not to be subject to, or not cause the Collateral Manager or any other “sponsor” (as defined for purposes of the U.S. Risk Retention Rules) to violate, the U.S. Risk Retention Rules;

(xiii) to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act or to permit compliance, or reduce the costs to the Issuer (including as amounts payable to the Collateral Manager) of compliance, with the Dodd-Frank Act (as amended from time to time) and any rules or regulations thereunder applicable to the Issuer, the Collateral Manager or the Debt;

(xiv) with the written consent of the EU/UK Retention Holder and the U.S. Retention Sponsor, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the Rating Agency;

(xv) following receipt by the Issuer of written advice (which may be email) of counsel of national reputation experienced in such matters and with the consent of the EU/UK Retention Holder and the U.S. Retention Sponsor, to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government or any Member State of the European Economic Area or otherwise under European law, after the Closing Date that are applicable to the Issuer, the Debt or the transactions contemplated by this Indenture or by the Offering Circular, including, without limitation, any applicable Risk Retention Rules, any applicable EU and UK disclosure requirements under the EU/UK Securitization Regulation, securities laws or the Dodd-Frank Act and all rules, regulations, and technical or interpretive guidance thereunder;

(xvi) to modify any provision to facilitate an exchange of one debt instrument for another debt instrument that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xvii) to evidence any waiver or modification by the Rating Agency as to any requirement or condition, as applicable, of the Rating Agency set forth in this Indenture;

(xviii) to accommodate the settlement of the Debt in book-entry form through the facilities of DTC or otherwise;

(xix) to change the date within the month on which reports are required to be delivered under this Indenture;

(xx) with the written consent of a Majority of the Controlling Class, to modify (A) the definitions of “Credit Improved Obligation,” “Credit Risk Obligation,” “Coverage Tests”, “Defaulted Obligation,” “Equity Security” or “Concentration Limitations”, (B) the restrictions on the sales of Collateral Obligations or the Investment Criteria or (C) or the restrictions described in Section 7.20;

(xxi) to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver if the Issuer determines that such additional agreement or amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of Holders of any Class of Debt as evidenced by a certificate of a Responsible Officer of the Collateral Manager or an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion); provided that, any such additional agreements include customary limited recourse and non-petition provisions;

(xxii) following receipt by the Issuer of written advice (which may be email) of counsel of national reputation experienced in such matters, to make any modification determined by the Collateral Manager necessary or advisable to comply with the U.S. Risk Retention Rules or the EU/UK Securitization Laws, including (without limitation) in connection with a Refinancing, Re-Pricing, additional issuance of debt or other amendment;

(xxiii) in connection with the adoption of a Fallback Rate, to (a) change the reference rate in respect of the Floating Rate Debt from the Reference Rate to the Fallback Rate, (b) replace references to “Term SOFR” (or other references to the Reference Rate) with the Fallback Rate when used with respect to a floating rate Collateral Obligation and (c) make any Benchmark Replacement Conforming Changes proposed by the Collateral Manager to give effect thereto or in connection therewith (any amendment pursuant to this clause (xxiii), a “Reference Rate Amendment”);

(xxiv) with the written consent of a Majority of the Controlling Class, to modify (i) any Collateral Quality Test, (ii) any defined term identified herein utilized in the determination of any Collateral Quality Test, or (iii) any defined term herein or any schedule thereto that begins with or includes the word “S&P” solely to conform to applicable ratings criteria;

(xxv) to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxvi) to change the day of the month on which reports are required to be delivered hereunder; provided that such change does not decrease the frequency with which such reports are required to be delivered;

(xxvii) to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government after the Closing Date that are applicable to the Debt or the transactions contemplated hereby;

(xxviii) to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Debt required or advisable in connection with the listing of any Class of Debt on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Debt in connection therewith;

(xxix) to amend, modify or otherwise change provisions in this Indenture so that (A) the Issuer is not a “covered fund” under the Volcker Rule, (B) the Secured Debt is not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Secured Debt will be otherwise exempt from the Volcker Rule;

(xxx) to make any modification or amendment determined by the Issuer or the Collateral Manager as necessary or advisable to enable the Issuer to rely upon the exemption from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof); or

(xxxi) to make such other changes not described in clauses (i) – (xxx) above as the Issuer deems appropriate and that do not materially and adversely affect the interests of any holder of the Debt, as evidenced by a certificate of a Responsible Officer of the Collateral Manager or an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion).

Notwithstanding anything in this Indenture to the contrary, no amendment or supplement to this Indenture that would modify the definitions of “Collateral Quality Test,” “Concentration Limitations” and “Investment Criteria,” in each case, that would affect the EU/UK Retention Holder’s ability to comply with any EU/UK Risk Retention Requirements as agreed under the EU/UK Retention Agreement (other than those made to ensure compliance with the EU/UK Risk Retention Requirements) shall be effective unless the EU/UK Retention Holder provides its prior written consent.

To the extent the Issuer executes a supplemental indenture for purposes of conforming this Indenture to the final Offering Circular pursuant to clauses (ix) or (x) above and one or more other amendment provisions described above also applies, such supplemental indenture will be deemed to be a supplemental indenture to conform this Indenture to the final Offering Circular pursuant to clause (ix) or (x) above, as applicable, regardless of the applicability of any other provision regarding supplemental indentures set forth herein.

Section 8.2 Supplemental Indentures With Consent of Holders of Debt. The Issuer and the Trustee, may, with the consent of a Majority of each Class of Secured Debt materially and adversely affected thereby, if any, and of a Majority of the Subordinated Notes if materially and adversely affected thereby (and with prior notice to all Debtholders pursuant to Section 8.3(e)) and with the consent of the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor, with notice to the Rating Agency and subject to Section 8.3, execute one or more indentures supplemental to this Indenture to add provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of any Class under this Indenture; provided that notwithstanding anything herein to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Outstanding Debt of each Class materially and adversely affected thereby:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt, reduce the principal amount thereof or the rate of interest thereon (except in connection with a Re-Pricing or Reference Rate Amendment) or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Debt, or change the earliest date on which Debt of any Class may be redeemed or re-priced, extend the Reinvestment Period, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Debt, or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii) impair or adversely affect the Assets except as otherwise permitted in this Indenture;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Debt whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of this Indenture with respect to (x) entering into supplemental indentures requiring the consent of the holders of a Majority of each Class of Debt or of the holder of Outstanding Debt of each Class, except to increase the percentage of Outstanding Debt the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of Outstanding Debt affected thereby or (y) entering into supplemental indentures without the consent of such holders or the requirements relating to the execution of such supplemental indentures;

(vii) modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a);

(viii) modify any of the provisions of this Indenture in such a manner as to directly affect the calculation of the amount of any payment of interest or principal on any Secured Debt or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Debt to the benefit of any provisions for the redemption of such Debt contained herein; or

(ix) result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income (including any withholding tax liability under Section 1446 of the Code) or becoming a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended (including, without limitation, in connection with a Refinancing), the written consent of any Holder of any Debt of such Class will not be required with respect to such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. The Issuer hereby agrees that it shall not permit to become effective any supplemental indenture unless the Collateral Manager has been given prior written notice of such amendment and the Collateral Manager has expressly consented thereto in writing.

(b) The Issuer shall provide notice of any supplemental indenture entered into pursuant to Section 8.1 or Section 8.2 to the Rating Agency.

(c) The Trustee shall join in the execution of any such supplemental indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture or amendment which adversely affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture.

(d) The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any Holder of Debt would be materially and adversely affected by the modifications set forth in any supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate. Such determination shall be conclusive and binding on all present and future holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to such entity as described herein. For the avoidance of doubt, no Holder who would not constitute a Holder after giving effect to a Refinancing or Re-Pricing shall be materially and adversely affected by any provision of any supplemental indenture that becomes effective after such Refinancing or Re-Pricing or otherwise have any right to object to any such Refinancing or Re-Pricing.

(e) At the cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 10 Business Days (or 5 Business Days if in connection with an additional issuance, Re-Pricing or Refinancing or a Reference Rate Amendment) prior to the execution of any proposed supplemental indenture, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Debtholders and the Rating Agency, a copy of such proposed supplemental indenture. It shall not be necessary for the holders of the requisite Debt to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any holder to such proposed supplemental indenture is required, that such holder shall approve the substance thereof. At the cost of the Issuer, the Trustee shall provide to the Rating Agency and the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(f) It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(g) Following delivery of any proposed supplemental indenture to the Debtholders (other than a supplemental indenture that effects a Refinancing of all Classes of Secured Debt), if any changes are made to such supplemental indenture other than changes of a technical nature or to correct typographical errors or to adjust formatting, then at the expense of the Issuer, not later than five Business Days (or three Business Days if in connection with an additional issuance, Re-Pricing or Refinancing or a Reference Rate Amendment) prior to the execution of such proposed supplemental indenture, the Trustee, shall deliver to the Debtholders a copy of such supplemental indenture as revised, indicating the changes that were made. Any consent given to a proposed supplemental indenture by a holder will be irrevocable and binding on such holder and all future holders or beneficial owners of that Debt, irrespective of the execution date of the supplemental indenture. If the required consent to a proposed supplemental indenture is received from the applicable Holders prior to the end of the relevant notice period, the supplemental indenture may be executed prior to the end of such period. If the holders of less than the Requisite Voting Percentage consents to such proposed supplemental indenture within the relevant notice period, on the first Business Day following such period, the Trustee will provide copies of consents received to the Issuer and the Collateral Manager so that they may determine which holders have consented to the proposed supplemental indenture and which holders (and, to the extent such information is available to the Trustee which beneficial owners (unless otherwise directed by such beneficial owner)) have not consented to the proposed supplemental indenture. In addition, if a holder notifies the Trustee prior to the conclusion of the relevant notice period that it will not consent to the proposed supplemental indenture, the Trustee shall promptly notify the Issuer and the Collateral Manager of the identity of such holder (and, to the extent such information is available to the Trustee its beneficial owners (unless otherwise directed by such beneficial owner)).

(h) Notwithstanding anything to the contrary herein and subject to Section 8.1 and Section 8.2, any supplemental indenture that would modify or amend (i) any of the provisions of this Indenture in such a manner as to impose any liability on a Holder to any third party or (ii) the provisions set forth in Section 2.7(i), Section 5.4(d) or Section 13.1(b) or any other “non-petition” and “limited recourse” provisions set forth herein, in each case, shall require the consent of a Majority of the Controlling Class.

(i) Holders of each Pari Passu Class shall vote together as a single Class in connection with any supplemental indenture, except that the holders of any Pari Passu Class shall vote separately by Class with respect to any amendment or modification of this Indenture solely to the extent that such amendment or modification would by its terms directly affect the holders of one such Pari Passu Class of Debt exclusively and materially differently from the holders of the other such Pari Passu Class of Debt.

(j) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee and the Issuer shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying in good faith upon, an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such entity’s own rights, duties or immunities under this Indenture or otherwise.

(k) No amendment to this Indenture shall be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator consents in writing thereto.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Debt to Supplemental Indentures. Debt authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II or Debt originally issued hereunder after the execution of any supplemental indenture or amendment pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture or amendment. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture or amendment, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Debt.

ARTICLE IX

REDEMPTION OF DEBT

Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Debt on the applicable Payment Date pursuant to the Priority of Payments.

Section 9.2 Optional Redemption. (a) The Secured Debt may be redeemed by the Issuer, at the written direction of a Majority of the Subordinated Notes with the consent of the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor or of the Collateral Manager with the consent of the EU/UK Retention Holder and the U.S. Retention Sponsor as follows: (i) in whole (with respect to all Classes of Secured Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds and/or Refinancing Proceeds or (ii) in part by Class from Refinancing Proceeds and Partial Refinancing Interest Proceeds on any Business Day after the end of the Non-Call Period as long as the Secured Debt to be redeemed represents not less than the entire Class of such Secured Debt (such Refinancing pursuant to clause (ii), a “Partial Refinancing”). In connection with any such Optional Redemption, the Secured Debt shall be redeemed at the applicable Redemption Prices and a Majority of the Subordinated Notes or the Collateral Manager, as applicable, must provide the above described written direction to the Issuer and the Trustee not later than 15 Business Days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Debt to be redeemed must be redeemed simultaneously.

(b) Upon receipt of a copy of any direction for a redemption of Secured Debt in whole pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed and to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Debt and to pay such fees and expenses, the Debt may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c) [Reserved]

(d) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Secured Debt may be redeemed in whole from Sale Proceeds and/or Refinancing Proceeds or in part by Class from Refinancing Proceeds and Partial Refinancing Interest Proceeds by obtaining a loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Issuer or, upon request of the Issuer, by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes, if the Subordinated Notes are materially and adversely affected thereby, and such Refinancing otherwise satisfies the conditions described below. Any obligations providing the Refinancing will be first offered to the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor, in such amount that such person has determined on the basis of advice of counsel is required for the U.S. Risk Retention Rules to be satisfied.

(e) In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds (including any amounts available for such purpose in the Permitted Use Account), all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Debt then required to be redeemed at the respective Redemption Prices thereof (subject to any election by Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt to receive less than 100% of the Redemption Price as noted below), in whole but not in part, and to pay all accrued and unpaid Administrative Expenses (without regard to the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i) and (iv) (A) neither the Issuer nor any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing, (B) there has been no change in the U.S. Risk Retention Rules that would require any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer to hold more than 5% of the credit risk collateralizing the Refinancing Obligations and (C) unless it consents to do so, none of the Collateral Manager, the EU/UK Retention Holder, the U.S. Retention Sponsor, any Affiliate of the Collateral Manager or any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will be required to purchase any Refinancing Obligations.

(f) In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Trustee (at the direction of the Issuer or the Collateral Manager on behalf of the Issuer) shall have given prior written notice of the Refinancing to the Rating Agency, (ii) the Refinancing Proceeds (including any amounts available for such purpose in the Permitted Use Account) will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained herein, (v) the aggregate outstanding principal amount of any obligations providing the Refinancing for a given Class is no greater than the Aggregate Outstanding Amount of the corresponding Class of Debt being redeemed with the proceeds of such obligations plus, subject to satisfaction of the S&P Rating Condition, an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is the same as the Stated Maturity of each Class of Secured Debt being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for on or prior to the second Payment Date immediately following such Refinancing from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments), (viii) the spread over the Reference Rate or the fixed interest rate, as applicable, of each class of obligations providing the Refinancing will not be greater than the spread over the Reference Rate or the fixed interest rate, as applicable, of the Secured Debt of the corresponding Class being refinanced by such new class of obligations or the weighted average of the spread over the Reference Rate and the fixed rates payable in respect of all of the obligations providing the Refinancing is less than or equal to the weighted average of the spread over the Reference Rate and the fixed rate payable on all of the Classes of Secured Debt being refinanced (determined based on the respective spreads over the Reference Rate or the fixed interest rate, as applicable, of such Classes of Secured Debt) as of the date of such Refinancing; provided that (x) any Class of Fixed Rate Debt may be refinanced with obligations that bear interest at a floating rate (i.e., at a stated spread over the Reference Rate) so long as the floating rate of the obligations comprising the Refinancing is less than the applicable Interest Rate with respect to such Class of Fixed Rate Debt on the date of such Refinancing and (y) any Class of Floating Rate Debt may be refinanced with obligations that bear interest at a fixed rate so long as the fixed rate of the obligations comprising the Refinancing is less than the applicable Reference Rate plus the relevant spread with respect to such Class of Secured Debt on the date of such Refinancing; provided, further that, if more than one Class of Secured Debt is subject to a Refinancing, the spread over the Reference Rate or the fixed interest rate, as applicable, of the obligations providing the Refinancing for a Class of Secured Debt may be greater than the spread over the Reference Rate or the fixed interest rate, as applicable, for such Class of Secured Debt subject to Refinancing so long as (x) the weighted average (based on the aggregate principal amount of each Class of Secured Debt subject to Refinancing) of the spread over the Reference Rate and the fixed interest rate of the obligations comprising the Refinancing shall be less than the weighted average (based on the aggregate principal amount of each such Class) of the spread over the Reference Rate and the fixed interest rate with respect to all Classes of Secured Debt subject to such Refinancing as of the date of such Refinancing and (y) the S&P Rating Condition is satisfied with respect to the Secured Debt not subject to such Refinancing, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the corresponding Class of Debt being refinanced, (x) either the Majority of the Subordinated Notes with the consent of the Collateral Manager, the EU/UK Retention Holder and the U.S. Retention Sponsor or the Collateral Manager with the consent of the EU/UK Retention Holder and the U.S. Retention Sponsor directs the Issuer to effect such Refinancing, (xi) the Issuer shall have obtained written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel experienced in such matters to the effect that such Refinancing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income (including any withholding tax liability under Section 1446 of the Code) other than by operation of Chapter 63 of Subtitle F of the Code or becoming a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (xii) (A) neither the Issuer nor any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing, (B) there has been no change in the U.S. Risk Retention Rules that would require any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer to hold more than 5% of the credit risk collateralizing the Refinancing Obligations and (C) unless it consents to do so, none of the Collateral Manager, the EU/UK Retention Holder, the U.S. Retention Sponsor, any Affiliate of the Collateral Manager or any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will be required to purchase any Refinancing Obligations. Notwithstanding the foregoing, the terms of the issuance providing the Refinancing may either (i) contain a make-whole fee in the case of an early repayment of such issuance or (ii) provide that the non-call period applicable to such issuance may be extended beyond the Non-Call Period; provided, that any such make-whole fee (x) shall be paid solely with Interest Proceeds and (y) shall not cause nonpayment or deferral of interest on the next succeeding Payment Date.

(g) The Holders of the Subordinated Notes will not have any cause of action against the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above pursuant to Section 9.2(e) or Section 9.2(f) as certified by the Collateral Manager, the Issuer and, at the direction of the Issuer, the Trustee, shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no consent for such amendments shall be required from the Holders of any other Class of Debt. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections under this Indenture, and the Trustee shall be entitled to conclusively rely upon an Officer’s certificate or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above, is authorized or permitted under this Indenture and that all conditions precedents thereto have been complied with (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds or the sufficiency of the Accountants’ Report or other accountants’ certificates or other information under this Indenture).

(h) To the extent that Refinancing Proceeds are not applied to redeem the Class or Classes of Debt subject to a Refinancing or to pay expenses in connection with the Refinancing, such proceeds will be treated as Principal Proceeds. If a Class or Classes of Debt is redeemed in connection with a Refinancing upon a redemption of the Debt in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, will be applied on the related Redemption Date to pay the Redemption Price(s) of such Class or Classes of Debt in accordance with the Priority of Partial Refinancing Proceeds.

(i) In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 10 Business Days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Secured Debt to be redeemed on such Redemption Date and the applicable Redemption Prices; provided, that failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default.

(j) In connection with any Optional Redemption of the Secured Debt in whole or of any Class of the Secured Debt in connection with a Refinancing of such Class, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt by notifying the Trustee and the Issuer in writing of such election prior to the Redemption Date.

(k) The Issuer may redeem the Subordinated Notes at their Redemption Price, in whole but not in part, on any Business Day upon five Business Days’ notice to the Trustee on or after the Optional Redemption or repayment of the Secured Debt in full, at the direction of the Collateral Manager or at the direction of a Majority of the Subordinated Notes (with the consent of the Collateral Manager).

(l) If a Refinancing of all Secured Debt occurs, the Collateral Manager may designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds (such designated amount, the “Designated Excess Par”), and direct the Trustee to apply such Designated Excess Par on such Redemption Date or up to the first Payment Date after such Redemption Date as Interest Proceeds in accordance with the Priority of Payments.

Section 9.3 Tax Redemption. (a) The Debt shall be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) on any Payment Date at its applicable Redemption Price at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt by notifying the Trustee in writing of such election prior to the Redemption Date.

(c) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Debt and Rating Agency thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge of any Tax Event.

Section 9.4 Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the written direction of a Majority of the Subordinated Notes with the consent of the Collateral Manager, the U.S. Retention Sponsor and the EU/UK Retention Holder, or the written direction of the Collateral Manager with the consent of the U.S. Retention Sponsor and the EU/UK Retention Holder, as applicable, shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 10 Business Days (or such shorter period of time as the Trustee and (in the case of such direction delivered by a Majority of the Subordinated Notes) the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2, 9.3 or 9.8, a notice of redemption shall be provided by the Trustee not later than seven Business Days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder’s address in the Notes Register and the Rating Agency.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Debt to be redeemed;

(iii) all of the Debt that is to be redeemed is to be redeemed in full and that interest on such Debt shall cease to accrue on the Payment Date specified in the notice; and

(iv) the place or places where Debt is to be surrendered for payment of the Redemption Prices, which shall be the Corporate Trust Office of the Trustee.

(c) The Issuer may (at the direction of the Collateral Manager) withdraw any notice of redemption delivered pursuant to Section 9.2 at any time prior to 10:00 a.m. New York time on the scheduled Redemption Date. In addition, the Issuer may withdraw any notice of Tax Redemption if the conditions required hereunder for such redemption are not satisfied at any time prior to 10:00 a.m. New York time on the scheduled Redemption Date. The Issuer shall provide notice of any such withdrawal to the Rating Agency and to the Trustee (who shall forward such notice to the applicable Holders).

(d) Notice of redemption pursuant to Section 9.2, 9.3 or 9.8 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Debt selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

(e) Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2, 9.3 or 9.8, no Secured Debt may be optionally redeemed unless (i) at least one Business Day before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee a certification, in a form reasonably satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with (x) a financial or other institution or institutions or (y) a special purpose entity meeting all then-current bankruptcy-remoteness criteria of the Rating Agency to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption, Tax Redemption or Clean-Up Call Redemption prior to any distributions with respect to the Subordinated Notes, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class or Classes of Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices (including, without limitation, any such amount that the Holders of such Class or Classes have elected to receive, where Holders of such Class or Classes have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class or Classes), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or has priced but has not yet closed its securities offering), the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) the aggregate Market Value of the Collateral Obligations shall exceed the sum of (x) the aggregate Redemption Prices of the applicable Class of Secured Debt (including, without limitation, any such amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) and (y) all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption, Tax Redemption or Clean-Up Call Redemption, in each case, as applicable and in accordance with the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Debt, the Collateral Manager, the U.S. Retention Sponsor, the EU/UK Retention Holder or any of their respective affiliates or accounts managed thereby or by any of their respective affiliates may, subject to the same terms and conditions afforded to other bidders, bid on Assets to be sold as part of an Optional Redemption or Tax Redemption except that upon the election by the Collateral Manager, the Manager Purchase Option shall apply to any Assets sold in any such Optional Redemption or Tax Redemption.

Section 9.5 Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the right or obligation to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt shall cease to bear interest on the Redemption Date. Upon final payment on any Debt to be so redeemed, the Holder shall present and surrender such Debt at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Debt, then, in the absence of notice to the Issuer or the Trustee that the applicable Debt instrument has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Debt so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Debt, or one or more predecessor Debt instruments, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Secured Debt called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remains Outstanding; provided that the reason for such non-payment is not the fault of such Debtholder.

Section 9.6 Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date or, with respect to a redemption pursuant to clause (ii), as otherwise described in Section 7.18, (i) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (ii) if the Collateral Manager elects to direct a Special Redemption to the extent necessary to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (1) confirm to S&P that the S&P Effective Date Condition has been satisfied or (2) obtain from the Rating Agency written confirmation of its Initial Ratings of the Secured Debt, or (iii) if an EU/UK Retention Deficiency exists to the extent necessary to reduce such EU/UK Retention Deficiency to zero. On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing, as applicable, (x) Principal Proceeds which the Collateral Manager has determined (with written notice to the Trustee and the Collateral Administrator) cannot be reinvested in additional Collateral Obligations, (y) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains written confirmation from S&P of its Initial Ratings of the Secured Debt (provided such confirmation is not required if the S&P Effective Date Condition has been satisfied), or (z) Principal Proceeds necessary to reduce any outstanding EU/UK Retention Deficiency to zero (such amount, a “Special Redemption Amount”). In addition, in connection with a redemption pursuant to clause (ii), the Collateral Manager on the Issuer’s behalf may elect to direct a Special Redemption on any Business Day other than a Payment Date as described in Section 7.18 (such date also a “Special Redemption Date” and the applicable amount paid as a redemption thereunder, also a “Special Redemption Amount”). Notice of payments pursuant to this Section 9.6 shall be provided by the Trustee in the name and at the expense of the Issuer not less than three Business Days prior to the applicable Special Redemption Date to each Holder of Debt affected thereby at such Holder’s facsimile number, email address or mailing address in the Notes Register and to the Rating Agency.

Section 9.7 Optional Re-Pricing. (a) On any Business Day after the Non-Call Period, at the written direction of either (i) the Collateral Manager with the consent of the U.S. Retention Sponsor and the EU/UK Retention Holder or (ii) a Majority of the Subordinated Notes with the consent of the Collateral Manager, the U.S. Retention Sponsor and the EU/UK Retention Holder, the Issuer, shall reduce, as applicable, (x) the spread over the Reference Rate with respect to any Class of Floating Rate Debt and/or (y) the fixed rate of interest with respect to any Class of Fixed Rate Debt, in each case, where such Class of Debt constitutes Re-Pricing Eligible Debt (such reduction with respect to any such Class of Debt, a “Re-Pricing” and any Class of Debt to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.7 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Debt other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b) At least 15 Business Days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day fixed by the Collateral Manager or a Majority of the Subordinated Notes, as applicable, for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing to the Trustee (who shall promptly forward a copy of such notice to each Holder of the proposed Re-Priced Class, the Collateral Manager and the Rating Agency) which notice shall:

(i) specify the proposed Re-Pricing Date and the revised spread over the Reference Rate or range of spreads over the Reference Rate to be applied with respect to such Class (the “Re-Pricing Rate”);

(ii) request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(iii) specify the price at which Debt of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to Section 9.7(c), which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date.

(c) In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is 5 Business Days after the date of such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the Trustee (who shall promptly forward a copy of such notice to the consenting Holders of the Re-Priced Class) specifying the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting

Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Debt of the Re-Priced Class held by the non-consenting Holders (each such notice, an “Exercise Notice”) within 5 Business Days after receipt of such notice. In the event the Issuer shall receive Exercise Notices with respect to more than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Debt such Holders indicated an interest in purchasing pursuant to their Exercise Notices. In the event the Issuer shall receive Exercise Notices with respect to less than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, and any excess Debt of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to one or more transferees designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Debt to be effected pursuant to this clause (c) shall be made at the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions hereof. The Holder of any Debt, by its acceptance of an interest in the Debt, agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Debt of a Re-Priced Class held by non-consenting Holders in accordance with this Section 9.7 and, if it is a non-consenting Holder, hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to sell and transfer its Debt in accordance with this Section 9.7 and to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effectuate such sale and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than one Business Day prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Debt of the Re-Priced Class, including the Debt of the Re-Priced Class held by non-consenting Holders.

(d) The Issuer shall not effect any proposed Re-Pricing unless: (i) the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date to decrease (x) the spread over the Reference Rate or (y) the fixed rate of interest, as applicable, for the Re-Priced Class in accordance with Section 8.1; (ii) the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders; (iii) the Rating Agency shall have been notified of such Re-Pricing; (iv) the Issuer has obtained written advice of Dechert LLP or an opinion of nationally-recognized U.S. tax counsel experienced in such matters to the effect that such Re-Pricing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income (including any withholding tax liability under Section 1446 of the Code) other than by operation of Chapter 63 of Subtitle F of the Code or becoming a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (v) in the case of any Re-Pricing directed by a Majority of the Subordinated Notes, the written consent of the Collateral Manager, the U.S. Retention Sponsor and the EU/UK Retention Holder, and in the case of any Re-Pricing directed by the Collateral Manager, the written consent of the U.S. Retention Sponsor and the EU/UK Retention Holder, shall have been obtained; (vi) all expenses of the Issuer and the Trustee, along with the fees of the Re-Pricing Intermediary and fees of counsel, incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of any additional issuance of Subordinated Notes) or shall be adequately provided for by an entity other than the Issuer and (vii) (A) neither the Issuer nor any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will fail to be in compliance with the U.S. Risk Retention Rules as a result of such Re-Pricing, (B) there has been no change in the U.S. Risk Retention Rules that would require any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer to hold more than 5% of the credit risk collateralizing the debt issued in connection with the Re-Pricing and (C) unless it consents to do so, none of the Collateral Manager, the EU/UK Retention Holder, the U.S. Retention Sponsor, any Affiliate of the Collateral Manager or any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will be required to purchase any debt issued in connection with the Re-Pricing. If the Trustee receives written notice from the Issuer that a proposed Re-Pricing is not effectuated by the proposed Re-Pricing Date, the Trustee shall post notice to the Trustee’s website and notify the Holders of the Debt and the Rating Agency that such proposed Re-Pricing was not effectuated.

(e) Any notice of a Re-Pricing may be withdrawn by the Collateral Manager on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer and the Trustee for any reason. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Debt and the Rating Agency.

(f) The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, or the Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary or desirable, obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by such consenting or non-consenting Holder(s). The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may request and rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing.

Section 9.8 Clean-Up Call Redemption. (a) At the written direction of the Collateral Manager delivered to the Issuer and the Trustee not later than 10 Business Days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the proposed Redemption Date specified in such direction, the Debt will be subject to redemption by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Payment Date after the Non-Call Period on which the Collateral Principal Amount is less than 20% of the Target Initial Par Amount.

(b) Upon receipt of notice directing the Issuer to effect a Clean-Up Call Redemption, the Issuer (or, at the written direction of the Issuer, the Trustee on its behalf) will offer the Collateral Manager, the holders of the Subordinated Notes and any other Person identified by the Issuer or the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder or bidders therefor pursuant to the immediately preceding sentence on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price or purchase prices in cash (the “Clean-Up Call Purchase Price”) payable on or prior to the third Business Day immediately preceding the related Redemption Date at least equal to the greater of (1) the sum of (a) the sum of the Redemption Prices of the Secured Debt, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes (without regard to the Administrative Expense Cap), minus (c) all other Assets available for application in accordance with the Priority of Payments on the Redemption Date and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Trustee from the Collateral Manager, prior to such purchase(s), of certification from the Collateral Manager that the sum expected to be so received satisfies clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the applicable holder of Subordinated Notes, the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager. Any sale, assignment and/or transfer pursuant to this Section 9.8(b) shall be carried out in accordance with the restrictions of Section 12.4(a) hereof.

(c) Upon receipt from the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in such direction) and give written notice thereof to the Trustee, the Collateral Manager and the Rating Agency not later than 10 Business Days prior to the proposed Redemption Date.

(d) Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to two Business Days prior to the related scheduled Redemption Date by written notice to the Trustee, the Collateral Manager and the Rating Agency only if amounts equal to the Clean-Up Call Purchase Price are not received in full in immediately available funds by the third Business Day immediately preceding such Redemption Date.

(e) On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price and all other Interest Proceeds and Principal Proceeds available for distribution on such date shall be distributed pursuant to the Priority of Payments (without regard to the Administrative Expense Cap).

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee or the Custodian on its behalf shall segregate and hold all such Money and property received by it for the benefit of the Secured Parties and shall apply it as provided herein. Each Account shall be established and maintained with an Eligible Institution. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. The accounts established by the Trustee or the Custodian on its behalf pursuant to this Article X may include any number of subaccounts deemed necessary for convenience in administering the Assets.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, on or prior to the Closing Date, cause the Trustee to establish at the Custodian two segregated accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Issuer subject to the Lien of this Indenture and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.7(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account or the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or the Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.7(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture, (ii) the net proceeds from the issuance of any additional Debt and (iii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.7(a).

(b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest and Principal Financed Capitalized Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period, from Interest Proceeds only, (x) any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses) and/or (y) to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order; provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2, or to exercise a warrant or right to acquire securities described above on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e) The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f) Subject to Section 12.2(f), the Collateral Manager on behalf of the Issuer may direct the Trustee to withdraw Interest Proceeds or Principal Proceeds from the Collection Account on any Business Day during any Interest Accrual Period in any amount required to acquire a Workout Loan.

(g) The Collateral Manager on behalf of the Issuer may direct the Trustee to transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application as described under Section 7.18.

(h) On or before the second Determination Date after the Closing Date, so long as (1) the Target Initial Par Condition has been satisfied and would be satisfied after such transfer, (2) each Overcollateralization Ratio Test would be satisfied after transferring such amounts and (3) the Collateral Quality Test would be satisfied after transferring such amounts, the Trustee, at the direction of the Collateral Manager, may either (x) transfer Principal Proceeds on deposit in the Collection Account and/or in the Ramp-Up Account into the Collection Account as Interest Proceeds or (y) distribute such amounts directly to the Holders of the Subordinated Notes (without regard to the Priority of Payments) designated by the Collateral Manager (in its sole discretion) on any Business Day after the Effective Date, so long as such distribution would not cause the deferral of interest on any Class of Secured Notes on the immediately succeeding Payment Date on a pro forma basis, as determined by the Collateral Manager in its commercially reasonable judgment; provided that such transfers in the aggregate are not greater than 1.0% of the Target Initial Par Amount (such amounts that may be designated as Interest Proceeds, the “Designated Principal Proceeds”).

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the Lien of this Indenture, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the Lien of this Indenture, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations, Workout Loans, Equity Securities, Specified Equity

Securities and Restructured Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c) Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the Lien of this Indenture, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer hereby directs the Trustee to deposit the amount specified in Section 3.1(k) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b) and Section 7.18(f). Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount. All other amounts on deposit in the Ramp-Up Account will be deemed to represent Principal Proceeds. Upon the occurrence and during the continuance of an Enforcement Event (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Trustee will transfer any remaining amounts from the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds and the Ramp-Up Account will be closed. Any amounts remaining in the Ramp-Up Account on the third Determination Date (excluding any proceeds that will be used to settle binding commitments entered into prior to that date) after giving effect to the Designated Principal Proceeds (if any) shall be deposited into the Collection Account as Principal Proceeds.

(d) Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the Lien of this Indenture, which shall be designated as the Expense Reserve Account. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(k) to the Expense Reserve Account on the Closing Date. On any Business Day from the Closing Date to and including the Determination Date relating to the third Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, (i) to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Debt or (ii) to the Collection Account as Principal Proceeds. By the Determination Date relating to the third Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds (or Principal Proceeds if directed by the Collateral Manager in its sole discretion) and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Permitted Use Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account in the name of the Issuer, subject to the Lien of this Indenture, which shall be designated as the Permitted Use Account. Contributions made as described in Section 10.6 hereof will be deposited into the Permitted Use Account and, if required, transferred to the applicable Account for a Permitted Use designated by the Contributor in such written direction. In addition, amounts designated for deposit into the Permitted Use Account pursuant to the Section 11.1(a)(i) and/or the proceeds of the issuance of Junior Mezzanine Notes or additional Subordinated Notes designated for deposit into the Permitted Use Account will be deposited into the Permitted Use Account and, if required, transferred to the applicable Account at the direction of the Collateral Manager to be applied for a Permitted Use. Amounts on deposit in the Permitted Use Account will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Collateral Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments. Any income earned on amounts deposited in the Permitted Use Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

Section 10.4 The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account (if prior to the Effective Date) and, if necessary, from the Principal Collection Subaccount and deposited in a single, segregated account established (in accordance with this Indenture and the Securities Account Control Agreement) in the name of the Issuer subject to the Lien of this Indenture (the “Revolver Funding Account”). The Issuer hereby directs the Trustee to deposit the amount specified in Section 3.1(k) to the Revolver Funding Account on the Closing Date. Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.7 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. All other amounts held in the Revolver Funding Account will be deemed to represent Principal Proceeds.

The Issuer shall, at all times, maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided, that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5 The Interest Reserve Account. The Issuer will, on or prior to the Closing Date, cause the Trustee to establish a single, segregated non-interest bearing account in the name of the Issuer subject to the lien of this Indenture which will be designated as the “Interest Reserve Account.” The Issuer hereby directs the Trustee to deposit the amount equal to the Interest Reserve Amount into the Interest Reserve Account on the Closing Date. On or before the Determination Date in the first Collection Period, the Collateral Manager may direct that any portion of the Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for such Collection Period; provided that the purchase of Collateral Obligations with such funds shall not cause an EU/UK Retention Deficiency. On the first Payment Date, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in accordance with the Priority of Payments, and the Trustee will close the Interest Reserve Account.

Section 10.6 Contributions. At any time during or after the Reinvestment Period, any Holder of Subordinated Notes (each such person, a “Contributor”) may provide a contribution notice (“Contribution Notice”) to the Issuer (with a copy to the Collateral Manager) and the Trustee, substantially in the form of Exhibit C hereto, and make a subsequent contribution of cash to the Issuer (each, a “Contribution”); provided that, any Contribution that is intended to be applied in order to cause any Overcollateralization Ratio Test to be satisfied shall be in aggregate amount equal to at least $1,000,000 (counting all such Contributions made on the same day as a single Contribution for this purpose). The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion and shall notify the Trustee in writing of any such acceptance. Each accepted Contribution shall be received into the Permitted Use Account and applied by the Collateral Manager on behalf of the Issuer to a Permitted Use as directed by the Contributor at the time such Contribution is made. No Contribution or portion thereof shall be returned to the Contributor at any time (other than by operation of the Priority of Payments) and no additional equity interest in the Issuer shall be issued or other rights against the Issuer shall be credited in favor of the Contributor as a result of such Contribution.

Section 10.7 Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account, the Permitted Use Account and the Interest Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such other maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment or other Eligible Investments of the type described in clause (ii) of the definition of “Eligible Investments” maturing no later than the Business Day immediately preceding the next Payment Date (or such other maturities expressly provided herein), as selected by the Issuer or the Collateral Manager on its behalf. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.

(b) The Trustee agrees to give the Issuer immediate notice if any Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency, the Collateral Administrator and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency, the Collateral Administrator or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.8 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the Obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such

Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor or issuer and Clearing Agencies with respect to such Obligor or issuer.

Section 10.8 Accountings.

(a) Monthly. Not later than the 20th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than January, April, July and October, in each year) and commencing in September 2024, the Issuer shall compile (or cause to be compiled) and give to the Collateral Manager and the Trustee (who shall make available to the Rating Agency, the Initial Purchaser, any other Holder shown on the Registers for any Debt, any beneficial owner of any Debt who has delivered a Beneficial Ownership Certificate to the Trustee and the Investor Information Services by posting such report to its website), a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the sixth Business Day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, based on information provided by the Collateral Manager, and shall be determined as of the close of business on the Monthly Report Determination Date for such calendar month:

(i) Aggregate Principal Balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii) Adjusted Collateral Principal Amount of Collateral Obligations.

(iii) Collateral Principal Amount of Collateral Obligations.

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The number, identity, Bloomberg Loan ID, FIGI, ISIN, Loan/X, CUSIP or security identifier thereof (as applicable);

(C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds) and any unfunded commitment pertaining thereto;

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread (in the case of a Reference Rate Floor Obligation, calculated both with and without regard to the excess of any applicable specified “floor” rate per annum over the Reference Rate in effect for the current Interest Accrual Period), (y) if such Collateral Obligation is a Reference Rate Floor Obligation, the related Reference Rate floor and (z) the identity of any Collateral Obligation that is not a Reference Rate Floor Obligation and for which interest is calculated with respect to any index other than the Reference Rate;

(F) The stated maturity thereof;

(G) [Reserved];

(H) [Reserved];

(I) The country of Domicile;

(J) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by Moody’s), (7) a Permitted Deferrable Obligation, (8) a Fixed Rate Obligation, (9) a Current Pay Obligation, (10) a Discount Obligation, (11) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”, (12) a DIP Collateral Obligation, (13) a First-Lien Last-Out Loan, (14) a Cov-Lite Loan, (15) a Credit Improved Obligation, (16) a Credit Risk Obligation and (17) an S&P Cov-Lite Loan;

(K) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”,

(I) the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II) the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III) the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (i)(A) and (i)(B) of the proviso to the definition of “Discount Obligation;”

(L) The S&P Recovery Rate;

(M) [Reserved];

(N) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P; and

(O) The most recently calculated EBITDA for the related Obligor (as provided by the Collateral Manager to the Trustee).

(v) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) if such Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, a determination as to whether such result satisfies the related test.

(vi) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and

(B) Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).

(vii) The calculation specified in Section 5.1(e).

(viii) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(ix) The identity of each Collateral Obligation with an S&P Rating of “CCC-” or below and, if the CCC Excess is greater than zero, the Market Value of each such Collateral Obligation.

(x) The identity of each Deferring Obligation, the S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xi) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xii) The identity and principal amount of each Workout Loan, Restructured Obligation, and all other Equity Securities held by the Issuer.

(xiii) For each Monthly Report after the S&P CDO Monitor Formula Election Date

(A) The Default Rate Dispersion;

(B) The S&P Weighted Average Rating Factor;

(C) The S&P Obligor Diversity Measure;

(D) The S&P Industry Diversity Measure;

(E) The S&P Regional Diversity Measure; and

(F) The S&P Weighted Average Life.

(xiv) A copy of the notice provided by the Collateral Manager pursuant to Section 12.2(b) hereof setting forth the details of any Trading Plan (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan (which details shall be reported by providing a copy of the notice from the Collateral Manager on a dedicated page of the Monthly Report)).

(xv) The identity of each Collateral Obligation subject to a Maturity Amendment during the related calendar month and the details of any such Maturity Amendment (which details shall be reported on a dedicated page of the Monthly Report) and confirmation that not more than 5.0% of the Collateral Principal Amount consists of Collateral Obligations subject to a Credit Amendment that does not meet the requirement described in Section 7.20(a) (as provided by the Collateral Manager to the Trustee).

(xvi) With respect to the EU/UK Retention Interests: (A) confirmation that the Collateral Administrator has received written confirmation from the EU/UK Retention Holder that (x) the Depositor and it (via its 100% ownership of all of the equity interests in the Depositor) continues to hold the EU/UK Retention Interest and (y) it has not sold, hedged or otherwise mitigated its credit risk under or associated with the EU/UK Retention Interest or the underlying portfolio of Collateral Obligations, except to the extent permitted in accordance with the EU/UK Risk Retention Requirements; (B) as calculated by the Collateral Manager, the calculation of 5% of the EU/UK Retention Basis Amount as of the most recent Determination Date for the purposes of the Collateral Manager’s determination of whether an EU/UK Retention Deficiency has occurred; and (C) confirmation from the Collateral Manager as to whether, since the last Monthly Report Determination Date, an actual or potential EU/UK Retention Deficiency has prohibited the Collateral Manager from reinvesting in any Collateral Obligations.

(xvii) The balance of all Eligible Investments and cash in each of the Accounts.

(xviii) The name of the financial institution that holds each Account and the applicable ratings by the Rating Agency required under Section 10.1 for such institution.

(xix) On a dedicated page of the Monthly Report, the amount of any Contributions received by the Issuer pursuant to Section 10.6 since the previous Monthly Report Determination Date.

(xx) Such other information as the Rating Agency or the Collateral Manager may reasonably request and as may be reasonably available to the Collateral Administrator at no undue burden or expense.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination (as provided by the Collateral Manager to the Collateral Administrator).

Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify the Rating Agency), the Collateral Administrator and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.10 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render (or cause to be rendered) an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, to the Collateral Manager and the Trustee (who shall make available such Distribution Report to the Initial Purchaser, the Rating Agency, any Holder shown on the Registers, any beneficial owner of any Debt who has delivered a Beneficial Ownership Certificate to the Trustee and the Investor Information Services by posting such report to its website) not later than the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.8(a);

(ii) (a) the Aggregate Outstanding Amount of the Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Debt of such Class, (b) the amount of principal payments to be made on the Secured Debt of each Class on the next Payment Date, the amount of any Deferred Interest on the Deferrable Debt and the Aggregate Outstanding Amount of the Secured Debt of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Debt of such Secured Debt and (c) the amount of distributions, if any, to be made on the Subordinated Notes on the next Payment Date;

(iii) the Interest Rate and accrued interest for each applicable Class of Debt for such Payment Date;

(iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period;

(B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(vi) for each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance;

(vii) a schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Distribution Report, and the ending balance for the Determination Date preceding the current Payment Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments;

(viii) purchases, prepayments, and sales:

(A) the identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the Determination Date immediately preceding the last Distribution Report and (Y) each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale; and

(B) the identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the Determination Date immediately preceding the last Distribution Report; and

(ix) such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c) Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Debt for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.8 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.8 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in any Debt shall contain, or be accompanied by, the following notices:

The Debt may be beneficially owned only by Persons that are (a) other than with respect to the Subordinated Notes, Qualified Purchasers that are not “U.S. persons” (as defined in Regulation S) and are purchasing their beneficial interest outside of the United States in reliance on Regulation S, (b) both (i) Qualified Institutional Buyers or, solely in the case of Notes issued as Certificated Notes, Institutional Accredited Investors and (ii) Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser) or (c) solely in the case of Subordinated Notes issued as Certificated Notes, other Accredited Investors that are Knowledgeable Employees with respect to the Issuer. The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11 hereof.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Debt; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Debt that is permitted by the terms hereof to acquire such holder’s Debt and that agrees to keep such information confidential in accordance with the terms hereof.

(f) Initial Purchaser Information. The Issuer and the Initial Purchaser, or any successor to either of the Initial Purchaser, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Debt and to the Collateral Manager.

(g) Distribution of Reports. The Trustee will make the Monthly Report and the Distribution Report available via its website. The Trustee’s website shall initially be located at https://pivot.usbank.com. The Trustee may change the way such statements are distributed. As a condition to access to the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.9 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 hereof (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.4(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom; provided, further, that, for purposes of this Section 10.9 and Sections 12.1 and 12.2, Issuer Order shall mean to include the delivery to the Trustee, by email or otherwise in writing, of a confirmation of trade, trade ticket, instruction to post or to commit to the trade or similar language by the Collateral Manager, and shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of such Sections and Article XII of this Indenture.

(b) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there is no Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.9(a), (b) or (c) shall be released from the lien of this Indenture.

(g) Any amounts paid from the Payment Account to the holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.10 Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee, the Collateral Administrator and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee and the Collateral Administrator of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.

(b) On or before the 31st of December of each year, commencing in 2025, the Issuer shall cause to be delivered to the Trustee a statement from a firm of Independent certified public accountants for the Distribution Reports prepared in the prior year (i) indicating that the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the

Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Debt as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.10, the determination by such firm of Independent public accountants shall be conclusive.

(c) Upon the written request of the Trustee, or any holder of a Subordinated Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.10(a) to provide any holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

(d) Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however that the Trustee and the Collateral Administrator shall be authorized, and are hereby directed (and shall have no liability or responsibility), to execute any acknowledgement, access letter or other agreement with the Independent accountants required for the Trustee or the Collateral Administrator to receive any of the reports or instructions provided for herein, which acknowledgement, access letter or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent accountants are sufficient for the Issuer’s purposes, (ii) releases by each of the Trustee and the Collateral Administrator (on behalf of itself and/or the Holders) of claims against the accountants and acknowledgment of any other limitations of liability in favor of the accountants and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or the Collateral Administrator reasonably determines adversely affects it. In addition, the Trustee shall not be required to forward or otherwise disclose to the Holders any report or statement received by Independent accountants appointed pursuant to this Section 10.10. In the event a Holder wishes to request any such report or statement, it must do so directly from such accountants. Upon request, the Trustee shall provide to the requesting Holder the contact information for such accountants. The Trustee shall not have any liability to any Holder relating to such accountant’s report or statement or the unavailability thereof. Notwithstanding any provision in this Indenture to the contrary, the Trustee and the Collateral Administrator shall have no liability or responsibility for taking any action, or omitting to take any action, if such action or omission is in accordance with this Section 10.10, it being understood and agreed that the Trustee and/or the Collateral Administrator, as the case may be, will deliver such acknowledgement, agreement or access letter in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, or shall have any obligation in respect of, the validity or correctness of such procedures.

Section 10.11 Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with such additional information as it may from time to time reasonably request, and the Issuer shall notify the Rating Agency of any Specified Amendment, which notice of a Specified Amendment shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any. The Rating Agency may, at its option, re-determine the credit estimate of any such Collateral Obligation which is subject to a Specified Amendment.

Section 10.12 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration and the Trustee shall be entitled to all of its rights, protections, immunities and indemnities as provided herein.

Section 10.13 Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a) Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Debtholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note (such Note, a “Restricted Note”) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) solely in the case of Notes issued as Certificated Notes, an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”), or (z) except for with respect to the ERISA Restricted Notes, a non-U.S. person acquiring such notes in an offshore transaction (as defined in Regulation S under the Securities Act) in reliance on the exemption from registration provided by Regulation S under the Securities Act; (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI/non-U.S. person (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denominations of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Notes may only be transferred to another Qualified Purchaser and QIB/IAI/non-U.S. person (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in, a Restricted Note who is determined not to have been a Qualified Purchaser at the time of acquisition of such Restricted Note, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Note (or any interest therein) to a Person that is either (x) except for with respect to the Subordinated Notes, a Qualified Purchaser acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S, or (y) a Qualified Purchaser who is a QIB (or, solely in the case of a Note issued as a Certificated Note, an IAI), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Restricted Note, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Restricted Note, or beneficial interest therein held by such holder or beneficial owner.”

(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Notes Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) ”Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) ”Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless such Payment Date is the Stated Maturity or an Enforcement Event has occurred and is continuing and other than as provided in Section 11.1(a)(iv) on any Redemption Date (other than a Redemption Date that is also a Payment Date), (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i) On each Payment Date, unless such Payment Date is the Stated Maturity or an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption, Clean-Up Call Redemption or Tax Redemption);

(B) to the payment to the Collateral Manager of (i) any accrued and unpaid Senior Collateral Management Fee due on such Payment Date (including any interest accrued on any Senior Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Senior Management Fee, if any, that has not been previously waived by the Collateral Manager, and (ii) any Cumulative Deferred Senior Management Fee requested to be paid at the option of the Collateral Manager, that has not been previously waived by the Collateral Manager; provided that, to the extent Interest Proceeds are needed to satisfy any of the Coverage Tests (calculated on a pro forma basis after giving effect to all payments pursuant to this subclause (ii)), such Interest Proceeds shall not be used to pay such portion of the Cumulative Deferred Senior Management Fee requested to be paid pursuant to this subclause (ii);

(C) to the payment, on a pro rata basis based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class A-1 Notes, the Class A-2 Notes and the Class A-F Notes, until such amounts have been paid in full;

(D) to the payment, on a pro rata basis based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class B-1 Notes, the Class B-2 Notes and the Class B-F Notes, until such amounts have been paid in full;

(E) if either of the Class A/B Coverage Tests (except, in the case of the Interest Coverage Test, on any date of determination prior to the Interest Coverage Effective Date) is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F) to the payment of any (1) first, on a pro rata basis based on amounts due, accrued and unpaid interest (excluding Deferred Interest but including interest accrued thereon) on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes and (2) second, on a pro rata basis based on amounts due, Deferred Interest on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes, until such amounts have been paid in full;

(G) if either of the Class C Coverage Tests (except, in the case of the Interest Coverage Test, on any date of determination prior to the Interest Coverage Effective Date) is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H) (x) with respect to any Payment Date prior to the Effective Date, amounts available for distribution pursuant to this clause (H) will be deposited into the Collection Account as Interest Proceeds, to be applied on the next Payment Date for application in accordance with Section 11.1(a)(i) and (y) if, with respect to any Payment Date following the Effective Date, an S&P Rating Confirmation Failure has occurred and is continuing, amounts available for distribution pursuant to this clause (H) for one or both of the following alternatives, as directed by the Collateral Manager: (1) for application in accordance with the Debt Payment Sequence on such Payment Date or (2) for application as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in each case in an amount sufficient to either (I) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Rating or (II) in the case of an S&P Rating Confirmation Failure, following the designation of an S&P CDO Monitor Formula Election Date, cause the S&P CDO Monitor Test to be satisfied;

(I) to the payment to the Collateral Manager of (i) any accrued and unpaid Subordinate Collateral Management Fee due on such Payment Date (including any interest accrued on any Subordinate Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Subordinate Management Fee, if any, that has not been previously waived by the Collateral Manager and (ii) any Cumulative Deferred Subordinate Management Fee requested to be paid at the option of the Collateral Manager, that has not been previously waived by the Collateral Manager;

(J) to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any expenses related to a Re-Pricing or a Refinancing;

(K) to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable;

(L) at the sole discretion of the Collateral Manager, to the payment of any Administrative Excess Amount to the Permitted Use Account;

(M) until the Target Return has been achieved, any remaining Interest Proceeds to be paid to the holders of the Subordinated Notes; and

(N) if the Target Return has been achieved (on or prior to such Payment Date), (1) 80% of the remaining Interest Proceeds to the Holders of the Subordinated Notes and (2) 20% of the remaining proceeds to the Collateral Manager in respect of the Collateral Manager Incentive Fee.

(ii) On each Payment Date, unless such Payment Date is the Stated Maturity or an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority:

(A) to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B) to pay the amounts referred to in clause (E) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A/B Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C) if the principal amounts of the Class A Notes and the Class B Notes have been paid in full on a pro forma basis after giving effect to any payments made through this clause (C), to pay the amounts referred to in clause (F) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(D) to pay the amounts referred to in clause (G) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class C Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (D);

(E) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (H) of Section 11.1(a)(i), S&P has not yet confirmed its Initial Ratings of the Secured Debt pursuant to Section 7.18(e) (unless the S&P Effective Date Condition has been satisfied), amounts available for distribution pursuant to this clause (E) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to satisfy the S&P Rating Condition;

(F) if such Payment Date is a Redemption Date (except in connection with a Refinancing in part but not in whole), to make payments in accordance with the Debt Payment Sequence, to redeem each Class of Debt being redeemed on such Redemption Date;

(G) if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption pursuant to (1) clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, or (2) clause (iii) of the first sentence of Section 9.6, to make payments in an amount necessary to reduce the outstanding EU/UK Retention Deficiency to zero, in each such case in accordance with the Debt Payment Sequence;

(H) during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(I) after the Reinvestment Period, to make payments in accordance with the Debt Payment Sequence;

(J) to pay the amounts referred to in clause (I) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(K) after the Reinvestment Period, to pay the amounts referred to in clause (J) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(L) after the Reinvestment Period, to pay any Cumulative Deferred Senior Management Fee or Cumulative Deferred Subordinate Management Fee to the extent not already paid or previously waived by the Collateral Manager;

(M) to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable;

(N) until the Target Return has been achieved, any remaining Principal Proceeds to be paid to the holders of the Subordinated Notes; and

(O) if the Target Return has been achieved (on or prior to such Payment Date), (1) 80% of the remaining Principal Proceeds to the Holders of the Subordinated Notes and (2) 20% of the remaining proceeds to the Collateral Manager in respect of the Collateral Manager Incentive Fee.

Notwithstanding anything to the contrary in clause (A) of Section 11.1(a)(ii), if the Issuer is prohibited under subclause (ii) of clause (B) of Section 11.1(a)(i) from using Interest Proceeds on a Payment Date to pay a portion of the Cumulative Deferred Senior Management Fee requested to be paid on such Payment Date pursuant to such subclause (ii), the Issuer may not use Principal Proceeds to pay such portion of the Cumulative Deferred Senior Management Fee.

On the Stated Maturity of the Debt, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Debt, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

(iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on (x) the Stated Maturity of the Debt or (y) if the maturity of the Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (such occurrence under clause (y), an “Enforcement Event”), pursuant to Section 5.7, distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Trustee in the following order of priority (the “Special Priority of Payments”):

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided that following the commencement of the sale of Assets pursuant to Section 5.5 or solely in connection with a redemption of all Classes, or with respect to any payments on the Stated Maturity, the Administrative Expense Cap shall be disregarded;

(B) only in the case of an Enforcement Event, to the Revolver Funding Account as directed by the Collateral Manager in an amount necessary to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations;

(C) to the payment of the Aggregate Senior Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Senior Management Fee, to the extent not already paid;

(D) to the payment, on a pro rata basis based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class A-1 Notes, the Class A-2 Notes and the Class A-F Notes;

(E) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class A-1 Notes, (y) principal of the Class A-2 Notes, and (z) principal of the Class A-F Notes, until such amounts have been paid in full;

(F) to the payment, on a pro rata basis based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class B-1 Notes, the Class B-2 Notes and the Class B-F Notes;

(G) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class B-1 Notes, (y) principal of the Class B-2 Notes, and (z) principal of the Class B-F Notes, until such amounts have been paid in full;

(H) to the payment of any (1) first, on a pro rata basis based on amounts due, accrued and unpaid interest (excluding Deferred Interest but including interest accrued thereon) on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes and (2) second, on a pro rata basis based on amounts due, Deferred Interest on (a) the Class C-1 Notes, (b) the Class C-2 Notes and (c) the Class C-F Notes, until such amounts have been paid in full;

(I) to the payment, pro rata based on their respective Aggregate Outstanding Amounts, of (x) principal of the Class C-1 Notes, (y) principal of the Class C-2 Notes, and (z) principal of the Class C-F Notes, until such amounts have been paid in full;

(J) to the payment of the Aggregate Subordinate Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Subordinate Management Fee, to the extent not already paid;

(K) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(L) to the payment of any Cumulative Deferred Senior Management Fees or Cumulative Deferred Subordinate Management Fees to the extent not already paid;

(M) to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable;

(N) until the Target Return has been achieved, any remaining proceeds and distributions to be paid to the holders of the Subordinated Notes; and

(O) if the Target Return has been achieved (on or prior to such Payment Date), (1) 80% of the remaining proceeds and distributions to the Holders of the Subordinated Notes and (2) 20% of the remaining proceeds and distributions to the Collateral Manager in respect of the Collateral Manager Incentive Fee; provided that, on the Payment Date on which the Target Return is achieved, the Collateral Manager Incentive Fee shall only be payable from Interest Proceeds and Principal Proceeds in excess of the Interest Proceeds and Principal Proceeds necessary to cause the Target Return to be achieved.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(iv) On any Redemption Date (other than any Redemption Date that is also a Payment Date) in connection with a Refinancing in part but not in whole, Refinancing Proceeds and Partial Refinancing Interest Proceeds will be distributed in the following order of priority (the “Priority of Partial Refinancing Proceeds”):

(A) to pay the Redemption Price (without duplication of any payments received by the Holders of the Debt being redeemed pursuant to Section 11.1(a)(i) or the Special Priority of Payments) of the Debt being redeemed in accordance with the Debt Payment Sequence;

(B) to pay Administrative Expenses related to the Refinancing; and

(C) any remaining Refinancing Proceeds will be deposited in the Interest Collection Subaccount as Interest Proceeds or the Principal Collection Subaccount as Principal Proceeds, as directed by the Collateral Manager.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order

(which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d) The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to irrevocably waive or defer all or any portion of the Collateral Management Fees or Aggregate Collateral Management Fees payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(b) of the Collateral Management Agreement. Any election to waive or defer the Collateral Management Fees or the Aggregate Collateral Management Fees may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time. Any such Collateral Management Fee, once waived or deferred, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished. The Collateral Manager shall agree on the Closing Date to waive all Collateral Management Fees payable to it for so long as HPS Corporate Lending Fund is the Collateral Manager.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL

COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.4, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager (which may be deemed satisfied by delivery of an Issuer Order or other instruction, trade ticket or direction), such sale meets the requirements of any one of paragraphs (a) through (i) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest and Principal Financed Capitalized Interest received in respect of such sale.

(a) Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time.

(b) Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation at any time.

(c) Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time. With respect to each Defaulted Obligation that remained a Defaulted Obligation for a continuous period of three years after becoming a Defaulted Obligation and has not been sold or terminated during such three year period, the Market Value and the Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d) Equity Securities. The Collateral Manager, on behalf of the Issuer, may direct the Trustee to sell any Equity Security at any time and shall use its commercially reasonable efforts to effect the sale of any Equity Security within 45 days after receipt, regardless of price, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or contractual restriction, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law or such contract.

(e) Optional Redemption or Clean-Up Call Redemption. After the Trustee has received notice in accordance with this Indenture of an Optional Redemption of the Secured Debt in accordance with Section 9.2 or a Clean-Up Call Redemption in accordance with Section 9.8, if necessary to effect such Optional Redemption or Clean-Up Call Redemption, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g) Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation (other than a Credit Risk Obligation, Credit Improved Obligation, Defaulted Obligation or Equity Security) at any time other than during a Restricted Trading Period if after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 30% of the Collateral Principal Amount as of the Determination Date immediately preceding the first day of such 12 calendar month period (or as of the Closing Date, as the case may be); provided that for purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of Collateral Obligations so sold shall be reduced to the extent of any purchases of (or irrevocable commitments to purchase) Collateral Obligations of the same Obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 Business Days after such sale, so long as such sale of a Collateral Obligation was entered into with the intention of purchasing such Collateral Obligations of the same Obligor.

(h) Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (vii) of the definition of “Collateral Obligation”, within 18 months after the failure of such Collateral Obligation to meet such criteria or (ii) no longer meets the criteria described in clause (vi) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet such criteria, unless such sale is prohibited by applicable law or contractual restriction, in which case such Margin Stock shall be sold as soon as such sale is permitted by applicable law or such contract.

(i) Material Covenant Defaults; Maturity Amendments. The Collateral Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that (i) has a Material Covenant Default or (ii) becomes subject to a proposed Maturity Amendment; provided the Collateral Manager either would not be permitted to, or would not elect to recommend that the Issuer, enter into such Maturity Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement.

(j) Stated Maturity. The Collateral Manager shall direct the Trustee pursuant to commercially reasonable arrangements to sell any Collateral Obligation in order to repay the Debt at its Stated Maturity.

(k) Repurchase Limit. At all times, (i) the Aggregate Principal Balance related to all Collateral Obligations acquired pursuant to the Master Transfer Agreement that have been sold to the EU/UK Retention Holder or its Affiliates pursuant to clauses (a), (b), (c) and (g) above may not exceed an amount equal to 20% of the Net Purchased Loan Balance and (ii) the Aggregate Principal Balance related to all Collateral Obligations acquired pursuant to the Master Transfer Agreement that have been sold to the EU/UK Retention Holder pursuant to clauses (c) above may not exceed an amount equal to 10% of the Net Purchased Loan Balance. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit.”

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, pursuant to an Issuer Order or trade ticket delivered by an Officer of the Collateral Manager on behalf of the Issuer (which shall be deemed to constitute a certification that any related conditions have been satisfied), subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, proceeds of additional debt issued pursuant to Section 2.13 and 3.2, amounts on deposit in the Ramp-Up Account, Principal Financed Accrued Interest and Principal Financed Capitalized Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any such amounts on behalf of the Issuer; provided that in accordance with Section 12.2(d), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a) Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (ii), (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (the “Investment Criteria”):

(i) such obligation is a Collateral Obligation;

(ii) if the commitment to make such purchase occurs on or after the Effective Date (or in the case of the Interest Coverage Tests, on or after the Interest Coverage Effective Date), each Coverage Test will be satisfied, or if not satisfied, will be maintained or improved;

(iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(v) the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period;

(vi) [reserved];

(vii) such purchase would not cause an EU/UK Retention Deficiency; and

(viii) after giving effect to the settlement of such purchase, the EU/UK Retention Holder will have, itself or through related entities, directly or indirectly been involved in the original agreements which created over 50% (measured by total nominal amount) of the Collateral Obligations that are owned by the Issuer (in the manner described in the last paragraph under “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Origination of Collateral Obligations” in the Offering Circular).

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation.

Notwithstanding anything in this Indenture to the contrary, as a condition to any purchase of an additional Collateral Obligation, if the aggregate balance in the Principal Collection Subaccount after giving effect to (i) all expected debits and credits in connection with such purchase and all other sales and purchases (as applicable) previously or simultaneously committed to but which have not settled and (ii) without duplication of amounts in the preceding clause (i), anticipated receipts of Principal Proceeds, is a negative amount, the absolute value of such amounts may not be greater than 5.0% of the Collateral Principal Amount as of the Measurement Date immediately preceding the trade date for such purchase.

(b) Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion and with prior notice to the Trustee and the Collateral Administrator, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified as such in such notice by the Collateral Manager at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (i) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (ii) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 7.5% of the Collateral Principal Amount as of the first day of the Trading Plan Period; (iii) so long as the Investment Criteria are satisfied upon the expiry of the Trading Plan Period, the failure of any term or assumption shall not be deemed a failure of such Trading Plan, (iv) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, notice will be given to the Rating Agency, (v) no day during any Trading Plan Period relating to a Trading Plan may be a Determination Date; and (vi) no Trading Plan may result in the acquisition of a group of Collateral Obligations if the difference between the shortest Average Life of any Collateral Obligation in such group and the longest Average Life of any Collateral Obligation in such group is greater than three years, provided further that the Collateral Manager may modify any Trading Plan during the related Trading Plan Period (with notice to the Trustee and the Collateral Administrator), and such modification will not be deemed to constitute a failure of such Trading Plan so long as such Trading Plan is otherwise in compliance. Notice of any Trading Plan from the Collateral Manager shall include the details of such Trading Plan (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan). The Collateral Manager will provide notice to the Trustee and the Collateral

Administrator promptly after a Trading Plan is executed, and the Trustee will post such notice on the Trustee’s website, and the Trustee will report the details of any such Trading Plan provided by the Collateral Manager (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan) by a providing a copy of the notice from the Collateral Manager on a dedicated page of the Monthly Report pursuant to Section 10.8(a) hereof.

(c) Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee a Responsible Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.4. The Trustee hereby agrees to post any notice received from the Collateral Manager of any Trading Plan entered into by the Issuer and provided to the Trustee by the Collateral Manager pursuant to Section 12.2(b) on the Trustee’s website.

(d) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

(e) Reserved.

(f) Workout Loans and Restructured Obligations. Notwithstanding anything in this Indenture to the contrary, at any time, the Collateral Manager may direct the Trustee to apply Interest Proceeds, Principal Proceeds or amounts designated for a Permitted Use to acquire a Workout Loan or a Restructured Obligation; provided, that (i) Interest Proceeds may not be used to acquire Workout Loans or Restructured Obligations (a) if such use would likely result, in the Collateral Manager’s reasonable discretion, in a deferral of the payment of interest on the Debt on the next succeeding Payment Date and (b) unless all Coverage Tests are satisfied and (ii) Principal Proceeds may not be used to acquire Workout Loans or Restructured Obligations unless the Workout Loan/Restructured Obligation Payment Condition is satisfied in connection therewith; provided further, that only Interest Proceeds or amounts designated for a Permitted Use may be used to acquire a Specified Equity Security. Notwithstanding anything in this Indenture to the contrary, the purchase of a Workout Loan or a Restructured Obligation is not required to satisfy the Investment Criteria.

(g) Specified Equity Securities. The Collateral Manager may direct the Trustee to apply amounts designated for a Permitted Use to acquire a Specified Equity Security.

Section 12.3 Reserved.

Section 12.4 Conditions Applicable to All Sale and Purchase Transactions. (a)Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(h); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of an Issuer Order, trade ticket or other instruction in respect thereof.

(c) Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) with the consent of Debtholders evidencing at least (i) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Debt and (ii) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Debt and (2) of which the Rating Agency and the Trustee have been notified.

(d) Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation without the consent of a Majority of the Controlling Class.

Section 12.5 Hedging. The Issuer will not enter into any hedging transaction or derivatives (each, a “Hedge Agreement”) without (a) first obtaining an Opinion of Counsel that (i) such action will not cause the Issuer to be deemed a “covered fund” under the Volcker Rule and (ii) such hedging or derivatives transaction will not require the Collateral Manager or the Trustee to register as a “commodity pool operator” with the Commodity Futures Trading Commission with respect to the Issuer, (b) first obtaining a certification from the Collateral Manager that (i) the written terms of the derivative directly relate to the Collateral Obligations and the Debt and (ii) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Debt and (c) satisfaction of the S&P Rating Condition.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination. (a) Anything in this Indenture or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitute a Junior Class agree for the benefit of the Holders of the Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments.

(b) The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full. If any holder causes the filing of a petition in bankruptcy or winding-up against the Issuer prior to the expiration of the period specified in the previous sentence, any claim that such holder has against the Issuer (including under all Secured Debt of any Class held by such holders) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each holder of any Secured Debt (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until each Secured Debt held by each holder (and each claim of each other secured creditor of the Issuer) that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). This agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the foregoing. The Issuer may obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by such Holder(s).

(c) The foregoing restrictions are a material inducement for each Holder and beneficial owner of the Debt to acquire the Debt and for the Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer) and the other applicable Transaction Documents and are an essential term of this Indenture. Any Holder or beneficial owner of Debt or either of the Issuer may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy law or similar laws.

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or of the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Each of the Bank and U.S. Bank National Association (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to any Transaction Document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person elects to give the Bank or U.S. Bank National Association email or facsimile instructions (or instructions by a similar electronic method) and the Bank or U.S. Bank National Association in its discretion elects to act upon such instructions, the Bank’s or U.S. Bank National Association’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. The Bank and U.S. Bank National Association shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s and U.S. Bank National Association’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank and U.S. Bank National Association, including without limitation the risk of the Bank and U.S. Bank National Association acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Debt instruments held by any Person, and the date of such Person’s holding the same, shall be proved by the Registers, as applicable.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Debt instrument issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt instrument.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Debt are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Debt so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Debt. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner.

Section 14.3 Notices, etc. to Certain Parties. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Debtholders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Trustee and Collateral Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form to the Trustee, addressed to it at the Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by a Responsible Officer or Officer (as applicable) of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Bank (in any capacity hereunder) will be deemed effective only upon receipt thereof by a Trust Officer of the Bank in such capacity;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Issuer addressed to it at c/o HPS Corporate Lending Fund, 40 West 57th Street, New York, NY 10019, Attention: General Counsel, email: legal-review@hpspartners.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Manager addressed to it at HPS Corporate Lending Fund, 40 West 57th Street, New York, NY 10019, Attention: General Counsel, email: legal-review@hpspartners.com;

(iv) the Initial Purchaser, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, addressed to it at SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, Attention: Asset Backed Products, email: SG-CLO-NOTICES@sgcib.com, or at any other address subsequently furnished in writing to the Issuer and the Trustee;

(v) S&P, (unless otherwise herein expressly provided) if submitted by email to CDO_Surveillance@spglobal.com; provided that (x) in respect to any request to S&P for confirmation of its Initial Rating pursuant to Section 7.18, such request must be submitted by email to CDOEffectiveDatePortfolios@spglobal.com; (y) in respect of any application for, or the provision of information pursuant to Sections 7.14(b) and 10.11 or information with respect to any material event described in the definition of S&P Rating in connection with, a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com and (z) in respect to any request to S&P for S&P CDO Monitor cases, such request must be sent to CDOMonitor@spglobal.com; and

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to Euronext Dublin) may be provided by providing access to a website containing such information.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event:

(a) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the applicable Register not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice;

(b) [reserved]; and

(c) such notice shall be in the English language.

Any such notices shall be deemed to have been given on the date of such mailing, transmission or posting, as applicable.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. In lieu of the foregoing, notices for Holders may also be posted to the Trustee’s website.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Debtholder status.

Neither the failure to mail or otherwise deliver any notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Debt and (to the extent provided herein) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Reserved.

Section 14.10 GOVERNING LAW. THIS INDENTURE AND EACH DEBT INSTRUMENT, AND ANY MATTER ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS INDENTURE OR ANY DEBT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this Section 14.12.

Section 14.13 Counterparts. This Indenture and the Debt may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Any signature (including, without limitation, any facsimile or electronic transmission, including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Indenture, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Indenture. Each party hereto represents and warrants to the other parties hereto that (i) it has the corporate or other applicable entity capacity and authority to execute this Indenture (and any other documents to be delivered in connection therewith) through electronic means, (ii) any electronic signatures of such party appearing on this Indenture (or such other documents) shall be treated in the same way as handwritten signatures for the purposes of validity, enforceability and admissibility of this Indenture (or any such other document) and (iii) the execution of this Indenture (or any such other document) by such party through such electronic means is not restricted by, and does not contravene, such party’s constitutive documents or applicable law. Any document electronically signed in a manner consistent with the foregoing provisions shall be valid so long as it is delivered by a Responsible Officer or Officer (as applicable) of the executing Person or by any person reasonably understood to be acting on behalf of such Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Debt will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt or any security of the Issuer in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or security or any part thereof; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (vii) the Rating Agency or any NRSRO (subject to Section 14.16); (viii) any other Person with the consent of the Issuer and the Collateral Manager; (ix) any other disclosure that is permitted under this Indenture or the Collateral Administration Agreement or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt, this Indenture or (E) in the Trustee’s or the Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or the other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (v), (vi) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. Each Holder or beneficial owner of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (v), (vi) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee shall not be required or authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner such Holder or beneficial owner will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of Debt, by its acceptance of such Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(e)).

(b) For the purposes of this Section 14.15, (A) ”Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Debt by or on behalf of the Issuer, the Collateral Manager or any of their respective affiliates in connection with and relating to the Issuer, the EU/UK Retention Holder, the Depositor, the Collateral Manager or any of their respective affiliates or the transactions contemplated by or otherwise pursuant to this Indenture and the other Transaction Documents (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer, the Collateral Manager or any of their respective affiliates, as applicable, or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty or a contractual duty to the Issuer, the Collateral Manager or any of their respective affiliates, as applicable; or (iv) is allowed to be treated as non-confidential with the prior written consent of the Issuer; and (B) ”Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports or the disclosure of which would be prohibited by applicable law or the Underlying Documents relating to such Obligor’s Collateral Obligation.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or Governmental Authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder and under the Collateral Administration Agreement or the other Transaction Documents.

Section 14.16 17g-5 Information. (a) The Issuer shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by its or its agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Issuer or other parties on its behalf, including the Trustee and the Collateral Manager, provide to the Rating Agency for the purposes of determining the Initial Ratings of the Secured Debt or undertaking credit rating surveillance of the Debt (the “17g-5 Information”); provided, that no party other than the Issuer, the Trustee or the Collateral Manager may provide information to the Rating Agency on the Issuer’s behalf without the prior written consent of the Collateral Manager. At all times while any Secured Debt is rated by the Rating Agency or any other NRSRO, the Issuer shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to post 17g-5 Information it receives from the Issuer, the Trustee or the Collateral Manager to the 17g-5 Website in accordance with the Collateral Administration Agreement. All information to be posted shall be provided to the Information Agent in an electronic format readable and uploadable (e.g., that is not locked or corrupted) by e-mail to HLENDCLO20242@usbank.com and specifying “HLEND CLO 2024-2, LLC” and labeled for delivery to the Rating Agency.

(b) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, the Rating Agency in writing in accordance with its obligations under this Indenture, the Collateral Administration Agreement or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisers), shall promptly deliver such information or communication to the Information Agent for posting to the 17g-5 Website.

(c) To the extent any of the Issuer, the Trustee or the Collateral Manager are engaged in oral communications with the Rating Agency for the purposes of determining the Initial Ratings of the Secured Debt or undertaking credit rating surveillance of the Debt, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly posted to the 17g-5 Website or (y) summarized in writing and the summary to be promptly posted to the 17g-5 Website.

(d) All information to be made available to the Rating Agency pursuant to Section 14.3(a) shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Trustee, the Collateral Administrator or the Collateral Manager shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e) Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt, with the Rating Agency or any of its officers, directors or employees.

(f) The Information Agent (except to the extent expressly provided herein and in the Collateral Administration Agreement) and the Trustee shall not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Information Agent or the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(g) The Information Agent and the Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. The Information Agent and the Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h) Notwithstanding anything herein to the contrary, the maintenance by NetRoadshow, Inc. of the 17g-5 Website shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto. The maintenance by the Trustee of the Trustee’s website will not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c) Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Debtholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Debtholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii) The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) The Issuer hereby agrees that the Issuer shall not enter into any agreement amending, modifying or terminating the Collateral Management Agreement except in accordance with the terms of the Collateral Management Agreement.

(v) Except as otherwise set forth herein and therein (including pursuant to Section 8 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Debt issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period then in effect plus one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(g) The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

HLEND CLO 2024-2, LLC, as Issuer

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

Schedule 1

MOODY’S INDUSTRY CLASSIFICATION GROUP LIST

CORP – Aerospace & Defense	1
CORP – Automotive	2
CORP – Banking, Finance, Insurance & Real Estate	3
CORP – Beverage, Food & Tobacco	4
CORP – Capital Equipment	5
CORP – Chemicals, Plastics, & Rubber	6
CORP – Construction & Building	7
CORP – Consumer goods: Durable	8
CORP – Consumer goods: Non–durable	9
CORP – Containers, Packaging & Glass	10
CORP – Energy: Electricity	11
CORP – Energy: Oil & Gas	12
CORP – Environmental Industries	13
CORP – Forest Products & Paper	14
CORP – Healthcare & Pharmaceuticals	15
CORP – High Tech Industries	16
CORP – Hotel, Gaming & Leisure	17
CORP – Media: Advertising, Printing & Publishing	18
CORP – Media: Broadcasting & Subscription	19
CORP – Media: Diversified & Production	20
CORP – Metals & Mining	21
CORP – Retail	22
CORP – Services: Business	23
CORP – Services: Consumer	24
CORP – Sovereign & Public Finance	25
CORP – Telecommunications	26
CORP – Transportation: Cargo	27
CORP – Transportation: Consumer	28
CORP – Utilities: Electric	29
CORP – Utilities: Oil & Gas	30
CORP – Utilities: Water	31
CORP – Wholesale	32

Schedule 2

S&P Industry Classifications

Asset Type Code	Asset Type Description	Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services	6020000	Healthcare Equipment & Supplies
1030000	Oil, Gas & Consumable Fuels	6030000	Healthcare Providers & Services
1033403	Mortgage Real Estate Investment Trusts (REITs)	6110000	Biotechnology
2020000	Chemicals	6120000	Pharmaceuticals
2030000	Construction Materials	7011000	Banks
2040000	Containers & Packaging	7110000	Financial Services
2050000	Metals & Mining	7120000	Consumer Finance
2060000	Paper & Forest Products	7130000	Capital Markets
3020000	Aerospace & Defense	7210000	Insurance
3030000	Building Products	7310000	Real Estate Management & Development
3040000	Construction & Engineering	7311000	Diversified REITs
3050000	Electrical Equipment	8030000	IT Services
3060000	Industrial Conglomerates	8040000	Software
3070000	Machinery	8110000	Communications Equipment
3080000	Trading Companies & Distributors	8120000	Technology Hardware, Storage & Peripherals
3110000	Commercial Services & Supplies	8130000	Electronic Equipment, Instruments & Components
3210000	Air Freight & Logistics	8210000	Semiconductors & Semiconductor Equipment
3220000	Passenger Airlines	9020000	Diversified Telecommunication Services
3230000	Marine transportation	9030000	Wireless Telecommunication Services
3240000	Ground transportation	9520000	Electric Utilities
3250000	Transportation Infrastructure	9530000	Gas Utilities
4011000	Automobile Components	9540000	Multi-Utilities
4020000	Automobiles	9550000	Water Utilities
4110000	Household Durables	9551701	Diversified Consumer Services
4120000	Leisure Products	9551702	Independent Power and Renewable Electricity Producers
4130000	Textiles, Apparel & Luxury Goods	9551727	Life Sciences Tools & Services
4210000	Hotels, Restaurants & Leisure	9551729	Health care Technology
4300001	Entertainment	9612010	Professional Services
4300002	Interactive Media and Services	9622292	Residential REITs
4310000	Media	9622294	Industrial REITs
4410000	Distributors	9622295	Hotel and resort REITs
4430000	Broadline Retail	9622296	Office REITs
4440000	Specialty Retail	9622297	Health care REITs
5020000	Consumer staples distribution and retail	9622298	Retail REITs
5110000	Beverages	9622299	Specialized REITs
5120000	Food Products	1000-1099	Reserved
5130000	Tobacco

5210000	Household Products
5220000	Personal Care Products

Asset Type Code	Asset Type Description
PF1	Project finance: Industrial Equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: public finance and real estate
PF7	Project finance: telecommunications
PF8	Project finance: transport

Schedule 3

[RESERVED]

Schedule 4

MOODY’S RATING DEFINITIONS

ASSIGNED MOODY’S RATING

The publicly available rating, unpublished monitored rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised; provided that, so long as the Issuer (or the Collateral Manager on its behalf) applies for a new estimated rating, or renewal of an estimated rating, in a timely manner and provides the information required to obtain such estimate or renewal, as applicable, then pending receipt of such estimate or renewal, as applicable, (A) in the case of a request for a new estimated rating, (i) for a period of 90 days, such debt obligation will have a Moody’s Rating of “B3” for purposes of this definition if the Collateral Manager certifies to the Trustee that the Collateral Manager believes that such estimated rating will be at least “B3”; provided that, for any such determination made on or after the Effective Date, this clause (i) shall not apply (and such debt obligation shall have a Moody’s Rating determined pursuant to clause (ii) below) to the extent that such debt obligation causes more than 15% of the Collateral Principal Amount to be comprised of Collateral Obligations with Moody’s Ratings determined under this clause (i) on such date of determination, or (ii) otherwise, such debt obligation will have a Moody’s Rating of “Caa3” or (B) in the case of a request for a renewal of an estimated rating following a material deterioration in the creditworthiness of the Obligor or a specified amendment, the Issuer will continue using the previous estimated rating assigned by Moody’s until such time as (x) Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation and (y) the criteria specified in clause (A) in connection with an annual request for a renewal of an estimated rating becomes applicable in respect of such debt obligation.

MOODY’S DEFAULT PROBABILITY RATING

With respect to any Collateral Obligation (other than a DIP Collateral Obligation), as of any date of determination, the rating determined in accordance with the following methodology:

(a) if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family);

(b) if not determined pursuant to clause (a) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation, as selected by the Collateral Manager in its sole discretion;

(c) if not determined pursuant to clause (a) or (b) above, if the Obligor of such Collateral Obligation has one or more senior secured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory below the Assigned Moody’s Rating on any such obligation, as selected by the Collateral Manager in its sole discretion;

(d) if not determined pursuant to clause (a), (b) or (c) above, but a rating or rating estimate has been assigned to such Collateral Obligation by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or rating estimate; and

(e) if not determined pursuant to clause (a), (b), (c) or (d) above, the Moody’s Derived Rating;

provided, that any Moody’s Default Probability Rating determined on the basis of an estimated rating pursuant to clause (d) above that has not been renewed by Moody’s on or before the 12-month anniversary of its issuance or prior renewal will be deemed to be (x) for a period of 90 days, one subcategory below the previous estimated rating and (y) thereafter, “Caa3”, in each case pending receipt of such rating; provided further, that the Moody’s Default Probability Rating with respect to any DIP Collateral Obligation will be the higher of (A) the rating assigned by clause (iii) of the definition of “Moody’s Derived Rating” and (B) if such DIP Collateral Obligation is newly issued and the Collateral Manager expects a new Moody’s Default Probability Rating within 90 days, the Moody’s Default Probability Rating of such Collateral Obligation until such Moody’s Default Probability Rating is obtained will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the Moody’s Default Probability Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such Moody’s Default Probability Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “Caa3”.

MOODY’S RATING

With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a) With respect to a Collateral Obligation that has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(b) With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan (if not determined pursuant to clause (a) above), if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family), then the Moody’s rating that is one subcategory higher than such corporate family rating (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family);

(c) With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above,

(i) if the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion; and

(ii) if the Obligor has one or more senior secured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation (or, if such Collateral Obligation is not a Moody’s Senior Secured Loan, then the Assigned Moody’s Rating that is two subcategories lower than the Moody’s public rating on any such senior secured obligation) as selected by the Collateral Manager in its sole discretion;

(d) With respect to a Collateral Obligation that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b) or (c) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family), then the Moody’s rating that is one subcategory lower than such corporate family rating (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family);

(e) With respect to a Collateral Obligation that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b), (c) or (d) above, if the Obligor of such Collateral Obligation has one or more subordinated obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(f) With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b), (c), (d) or (e) above, the Moody’s Derived Rating; and

(g) With respect to any Collateral Obligation that is a DIP Collateral Obligation, if such Moody’s Rating has been withdrawn and a new Moody’s Rating has not been issued, the Moody’s Rating of such Collateral Obligation will be the Moody’s Rating applicable to such Collateral Obligation prior to such withdrawal (provided that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects a Moody’s credit rating within 90 days, the Moody’s Rating of such Collateral Obligation until such credit rating is obtained from Moody’s will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the Moody’s Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such Moody’s Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “Caa3”);

provided that, for purposes of the determination of the Moody’s Rating, if (1) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an Moody’s rating of “D”, “LD” or “Ca” or lower from Moody’s or had an Moody’s rating that was withdrawn by Moody’s and (2) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an Moody’s rating of “D” or “LD” or lower from Moody’s (or, in the case of any withdrawal, continues to have no Moody’s rating), the Moody’s Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “Caa3”, so long as Moody’s has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11.

MOODY’S DERIVED RATING

With respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot be determined pursuant to the respective definitions thereof, such Moody’s Rating and Moody’s Default Probability Rating will be determined as set forth below:

(i) (A) if such Collateral Obligation is publicly rated by S&P:

Type of Collateral Obligation	S&P rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P rating
Not Structured Finance Obligation	> “BBB-”	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Obligation	< “BB+”	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(B) if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be determined by further adjusting the rating of such parallel security (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)) by the number of rating sub-categories according to the table below:

Obligation Category of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	-1
Unsecured obligation	0
Subordinated obligation	+1

(C) if such Collateral Obligation is not rated by S&P but there is a public issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation, then such issuer credit rating will at the election of the Collateral Manager be determined in accordance with subclause (i)(B) (for such purposes, treating such public issuer credit rating as if it were a rating of a parallel security); provided that if such Collateral Obligation has an S&P rating, the Moody’s Derived Rating shall be determined pursuant to clauses (A), (B) or (C) of this clause (i) with respect to the higher of the S&P rating unless otherwise determined by the Collateral Manager; or

(D) if such Collateral Obligation is a DIP Collateral Obligation, no Moody’s Rating or Moody’s Default Probability Rating may be determined based on a rating by S&P or any other rating agency;

(ii) if such Collateral Obligation is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s or S&P, and if Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Derived Rating for purposes of clause (d) of the definition of “Moody’s Rating” and “Moody’s Default Probability Rating” (as applicable) of such Collateral Obligation will be (1) ”B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (ii) does not exceed 5% of the Collateral Principal Amount of all Collateral Obligations or (2) otherwise, “Caa3”;

(iii) with respect to any DIP Collateral Obligation, (x) the Moody’s Default Probability Rating of such Collateral Obligation will be the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s and (y) the Moody’s Rating of such Collateral Obligation will be the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s; provided, however, if such facility rating has been withdrawn by Moody’s and a new facility rating has not been issued by Moody’s, the facility rating of such DIP Collateral Obligation will be the facility rating from Moody’s applicable to such DIP Collateral Obligation prior to such withdrawal; or

(iv) if not determined pursuant to clauses (i) through (iii) above, “Caa3.”

MOODY’S SENIOR SECURED LOAN

(a) A loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii) is secured by a valid first priority perfected security interest or lien that is not a first priority in, to or on specified collateral securing the Obligor’s obligations under the loan; and

(iii) the value of the collateral securing the loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and

(b) the loan is not:

(i) a DIP Collateral Obligation; or

(ii) a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

Schedule 5

[RESERVED]

Schedule 6

S&P Recovery Rate Tables

Section 1 S&P Recovery Rate.

(a)	(i)If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation will be determined as follows:

S&P Recovery Rating of a Collateral Obligation	Initial Liability Rating
	Range from Published Reports*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%
1	95	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%
1	90	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%
2	85	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%
2	80	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%
2	75	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%
2	70	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%
3	65	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%
3	60	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%
3	55	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%
3	50	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%
4	45	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%
4	40	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%
4	35	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%
4	30	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%
5	25	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%
5	20	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%
5	15	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%
5	10	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%
6	5	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%
6	0	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%

*	From S&P’s published reports. If a recovery range is not available for a given loan with a recovery rating of ‘1’ through ‘6’; the lower range for the applicable recovery rating should be assumed.

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured debt instrument and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation and has an S&P Recovery Rating (a “Senior Debt Instrument”), the S&P Recovery Rate for such Collateral Obligation will be determined as follows:

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated debt instrument and (y) the issuer of such Collateral Obligation has issued another debt instrument that is a Senior Debt Instrument, the S&P Recovery Rate for such Collateral Obligation will be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	-%	-%	-%	-%	-%	-%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b)	[reserved]

(c)

If a recovery rate cannot be determined using clause (a) and the Collateral Obligation is secured solely or primarily by common stock, other equity interests and goodwill, then the recovery rate will be determined using the table following clause (d) as if such Collateral Obligation were an Unsecured Loan.

(d)	If a recovery rate cannot be determined using clause (a) or (c), the recovery rate will be determined using the following table.

Recovery rates for obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (S&P Cov-Lite Loans) and Senior Secured Bonds*
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Unsecured Loans, Second Lien Loans, senior unsecured bonds and First Lien Last Out Loans**
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A:  Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Group B:  Brazil, Czech Republic, Mexico, Poland and South Africa.

Group C:  Dubai International Financial Center, Greece, India, Indonesia, Kazakhstan, Romania, Russia, Turkey, Ukraine, United Arab Emirates and Vietnam. (Note: countries that do not have a jurisdictional ranking assessment are assumed to have the recovery rates of Group C countries.)

*

Solely for the purpose of determining the S&P Recovery Rate for such obligation, no obligation will constitute a “Senior Secured Loan”, a “S&P Cov-Lite Loan” or a “Senior Secured Bond” unless such obligation (a) is secured (solely or primarily) by a valid first priority security interest in collateral, (b) in the Collateral Manager’s commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such obligation’s purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal balance of all debt senior or pari passu to such obligation and (ii) the outstanding principal balance of such obligation, which value may be derived from, among other things, the enterprise value (but may not be based solely on equity or goodwill) of the issuer of such obligation and (c) is not secured solely or primarily by common stock or other equity interests; provided that this clause (c) shall not apply to any obligation that has been issued by a parent entity that is secured solely or primarily by the common stock or other equity interests of one or more direct or indirect subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties); provided that the terms of this footnote may be amended or revised at any time by a written agreement of the Issuer, the Collateral Manager (with notice to the Trustee and without the consent of any holder of any Debt), subject to satisfaction of the S&P Rating Condition, in order to conform to S&P then current criteria for such obligations.

**

First Lien Last Out Loans and Second Lien Loans with, in the aggregate, an aggregate principal balance in excess of 15% of the Collateral Principal Amount will use the “Subordinated Loans” Priority Category for the purpose of determining their S&P Recovery Rate.

Section 2. S&P CDO Monitor

Weighted Average S&P Recovery Rate

Any percentage between 40.00% and 65.00% (in increments of 0.01%) selected by the Collateral Manager.

Weighted Average Floating Spread

Any spread between 2.00% and 6.00% (in increments of 0.01%) selected by the Collateral Manager.

Schedule 7

S&P CDO Monitor Formula Definitions

As used for purposes of the S&P CDO Monitor Test, the following terms have the meanings set forth below:

“S&P CDO Monitor Adjusted BDR” means, with respect to the Highest Ranking Class, the threshold value for the S&P CDO Monitor Test, calculated as a percentage by adjusting the S&P CDO Monitor BDR for changes in the Principal Balance of the Collateral Obligations relative to the Target Initial Par Amount as follows:

BDR * (OP / NP) + (NP - OP) /(NP * (1 – WARR)), where

Term	Meaning
BDR	S&P CDO Monitor BDR

OP	Target Initial Par Amount

NP	the sum of the Aggregate Principal Balance of the Collateral Obligations with an S&P Rating of “CCC-” or higher, PP, any decrease in the Aggregate Outstanding Amount of the Highest Ranking Class, and the sum of the lower of S&P Recovery Amount or the Market Value of each obligation with an S&P Rating below “CCC-”

WARR	S&P Weighted Average Recovery Rate

PP	the sum of the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds

“S&P CDO Monitor BDR” means the value calculated using the following formula relating to the Issuer’s portfolio:

S&P CDO Monitor BDR = C0 + (C1 * Weighted Average Floating Spread) + (C2 * S&P Weighted Average Recovery Rate), where C0 = 0.199531, C1 = 2.872437 and C2 = 1.096163. C0, C1 and C2 will not change unless S&P provides an updated S&P CDO Monitor Input File at the request of the Collateral Manager following the Closing Date.

“S&P CDO Monitor Input File” means a file containing the formula relating to the Issuer’s portfolio used to calculate the S&P CDO Monitor BDR.

“S&P CDO Monitor SDR” means the percentage derived from the following equation:

0.247621+(SPWARF/9162.65)–(SPDRD/16757.2)–(ODM/7677.8)–(IDM/2177.56)–(RDM/34.0948)+(WAL/27.3896), where

Term	Meaning
SPWARF	S&P Weighted Average Rating Factor
SPDRD	S&P Default Rate Dispersion
ODM	S&P Obligor Diversity Measure
IDM	S&P Industry Diversity Measure
RDM	S&P Regional Diversity Measure
WAL	S&P Weighted Average Life

“S&P Default Rate Dispersion” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, (A) the sum of the product of (i) the Principal Balance of each such Collateral Obligation and (ii) the absolute value of (x) the S&P Global Ratings’ Rating Factor minus (y) the S&P Weighted Average Rating Factor divided by (B) the Aggregate Principal Balance for all such Collateral Obligations.

“S&P Effective Date Adjustments” means, in connection with determining whether the S&P CDO Monitor Test is satisfied in connection with the Effective Date if an S&P CDO Monitor Formula Election Date has occurred, the following adjustments shall apply: (i) in calculating the Weighted Average Floating Spread, the Aggregate Funded Spread will be calculated without giving effect to the proviso of the definition thereof and (ii) in calculating the S&P CDO Monitor Adjusted BDR, the Collateral Principal Amount will exclude amounts available pursuant to Section 10.2(h) permitted to be designated as Interest Proceeds prior to the second Determination Date.

“S&P Global Ratings’ Rating Factor” means, with respect to each Collateral Obligation, the rating factor determined by the S&P Rating set forth in the below table:

S&P Rating	S&P Global Ratings’ rating factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92

BB	1,233.63
BB-	1,565.44
B+	1,982.00
B	2,859.50
B-	3,610.11
CCC+	4,641.40
CCC	5,293.00
CCC-	5,751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

“S&P Industry Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P Industry Classification Group in the portfolio, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the S&P Industry Classification Groups in the portfolio, squaring the result for each industry, then taking the reciprocal of the sum of these squares.

“S&P Obligor Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from each obligor and its affiliates, then dividing each such Aggregate Principal Balance by the Aggregate Principal Balance of Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the obligors in the portfolio, then squaring the result for each obligor, then taking the reciprocal of the sum of these squares.

“S&P Regional Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P region set forth in Table 1 below, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all S&P regions in the portfolio, squaring the result for each region, then taking the reciprocal of the sum of these squares.

“S&P Weighted Average Life” means, on any date of determination, a number calculated by determining the number of years between the current date and the maturity date of each Collateral Obligation (with an S&P Rating of “CCC-” or higher), multiplying each Collateral Obligation’s Principal Balance by its number of years, summing the results of all Collateral Obligations in the portfolio, and dividing such amount by the Aggregate Principal Balance of all Collateral Obligations (with an S&P Rating of “CCC-” or higher).

“S&P Weighted Average Rating Factor” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, (i) the sum of the product of (x) the principal balance of each such Collateral Obligation and (y) the S&P Global Ratings’ Rating Factor divided by (ii) the Aggregate Principal Balance for all such Collateral Obligations.

“S&P Weighted Average Recovery Rate” means, as of any date of determination, with respect to the Highest Ranking Class, the number, expressed as a percentage, obtained by:

(i) summing the products obtained by multiplying:

(A) the Principal Balance of each Collateral Obligation (excluding Defaulted Obligations), by

(B) its corresponding S&P Recovery Rate;

(ii) dividing such sum by the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations), and

(iii) rounding to the nearest tenth of a percent.

Table 1

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Sub-Saharan	267	Botswana
12	Africa: Sub-Saharan	266	Lesotho
12	Africa: Sub-Saharan	230	Mauritius
12	Africa: Sub-Saharan	264	Namibia
12	Africa: Sub-Saharan	248	Seychelles
12	Africa: Sub-Saharan	27	South Africa
12	Africa: Sub-Saharan	290	St. Helena
12	Africa: Sub-Saharan	268	Swaziland
13	Africa: Sub-Saharan	244	Angola
13	Africa: Sub-Saharan	226	Burkina Faso
13	Africa: Sub-Saharan	257	Burundi
13	Africa: Sub-Saharan	225	Cote d’Ivoire
13	Africa: Sub-Saharan	240	Equatorial Guinea
13	Africa: Sub-Saharan	241	Gabonese Republic
13	Africa: Sub-Saharan	220	Gambia
13	Africa: Sub-Saharan	233	Ghana
13	Africa: Sub-Saharan	224	Guinea
13	Africa: Sub-Saharan	245	Guinea-Bissau
13	Africa: Sub-Saharan	231	Liberia
13	Africa: Sub-Saharan	261	Madagascar
13	Africa: Sub-Saharan	265	Malawi
13	Africa: Sub-Saharan	223	Mali
13	Africa: Sub-Saharan	222	Mauritania
13	Africa: Sub-Saharan	258	Mozambique
13	Africa: Sub-Saharan	227	Niger

Region Code	Region Name	Country Code	Country Name
13	Africa: Sub-Saharan	234	Nigeria
13	Africa: Sub-Saharan	250	Rwanda
13	Africa: Sub-Saharan	239	Sao Tome & Principe
13	Africa: Sub-Saharan	221	Senegal
13	Africa: Sub-Saharan	232	Sierra Leone
13	Africa: Sub-Saharan	255	Tanzania/Zanzibar
13	Africa: Sub-Saharan	228	Togo
13	Africa: Sub-Saharan	256	Uganda
13	Africa: Sub-Saharan	260	Zambia
13	Africa: Sub-Saharan	263	Zimbabwe
13	Africa: Sub-Saharan	229	Benin
13	Africa: Sub-Saharan	237	Cameroon
13	Africa: Sub-Saharan	238	Cape Verde Islands
13	Africa: Sub-Saharan	236	Central African Republic
13	Africa: Sub-Saharan	235	Chad
13	Africa: Sub-Saharan	269	Comoros
13	Africa: Sub-Saharan	242	Congo-Brazzaville
13	Africa: Sub-Saharan	243	Congo-Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba
2	Americas: Other Central and Caribbean	599	Curacao

Region Code	Region Name	Country Code	Country Name
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan
6	Asia: Other South	960	Maldives
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia-Pacific: Australia and New Zealand	61	Australia
105	Asia-Pacific: Australia and New Zealand	682	Cook Islands
105	Asia-Pacific: Australia and New Zealand	64	New Zealand
9	Asia-Pacific: Islands	679	Fiji
9	Asia-Pacific: Islands	689	French Polynesia
9	Asia-Pacific: Islands	686	Kiribati
9	Asia-Pacific: Islands	691	Micronesia
9	Asia-Pacific: Islands	674	Nauru
9	Asia-Pacific: Islands	687	New Caledonia
9	Asia-Pacific: Islands	680	Palau
9	Asia-Pacific: Islands	675	Papua New Guinea
9	Asia-Pacific: Islands	685	Samoa
9	Asia-Pacific: Islands	677	Solomon Islands
9	Asia-Pacific: Islands	676	Tonga
9	Asia-Pacific: Islands	688	Tuvalu
9	Asia-Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina

Region Code	Region Name	Country Code	Country Name
16	Europe: Eastern	359	Bulgaria
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland
102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt

Region Code	Region Name	Country Code	Country Name
11	Middle East: MENA	972	Israel
11	Middle East: MENA	962	Jordan
11	Middle East: MENA	961	Lebanon
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya